As filed with the Securities and Exchange Commission on August 3, 2006

REGISTRATION NO. 333-135370

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AEP TEXAS CENTRAL TRANSITION FUNDING II LLC

(Exact name of Issuing Entity as specified in its charter)

DELAWARE	76-0830689
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

539 NORTH CARANCAHUA STREET, SUITE 1700

CORPUS CHRISTI, TEXAS 78478

(361) 881-5398

(Address, including zip code, and telephone number, including area code, of Issuing Entity’s principal executive offices)

AEP TEXAS CENTRAL COMPANY

(Exact name of Sponsor as specified in its charter)

TEXAS	74-0550600
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 RIVERSIDE PLAZA

COLUMBUS, OHIO 43215

(614) 716-1000

(Address, including zip code, and telephone number, including area code, of Sponsor’s principal executive offices)

STEPHAN T. HAYNES

1 RIVERSIDE PLAZA, 28TH FLOOR

COLUMBUS, OHIO 43215

(614) 716-2852

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

KEVIN J. HOCHBERG, ESQ.	ROBERT J. REGER, JR., ESQ.
SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET	THELEN, REID & PRIEST LLP 875 THIRD AVENUE
CHICAGO, ILLINOIS 60603 (312) 853-7000	NEW YORK, NEW YORK 10022 (212) 603-2000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐             .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐             .

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Senior Secured Transition Bonds	$1,000,000	100%	$1,000,000(1)	$107.00(2)

(1)	Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee.
(2)	A registration fee of $107.00 was previously paid with the filling of this Registration Statement on June 27, 2006.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus supplement and the prospectus is not complete and may be changed. The transition bonds may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement, Dated                         , 2006

PROSPECTUS SUPPLEMENT

(To Prospectus dated                         , 2006)

$[            ]

AEP Texas Central Transition Funding II LLC

Issuing Entity

AEP Texas Central Company

Seller, Initial Servicer and Sponsor

Senior Secured Transition Bonds, Series A

Tranche	Expected Average Life (Years)	Initial Principal Balance	Scheduled Final Payment Date	Final Maturity Date	Interest Rate
A-1
A-2
A-3
A-4
A-5

The total price to the public is $            . The total amount of the underwriting discounts and commissions is $            . The total amount of proceeds to the Issuing Entity before deduction of expenses (estimated to be $            ) is $            .

Investing in the Senior Secured Transition Bonds, Series A involves risks. Please read “Risk Factors” on page 12 of the accompanying prospectus.

AEP Texas Central Transition Funding II LLC is issuing $[            ] of Senior Secured Transition Bonds, Series A, referred to herein as the Bonds, in multiple tranches. The Bonds are senior secured obligations of the Issuing Entity and will be supported by transition charges paid by all retail electric customers in AEP Texas Central Company’s service territory as discussed herein. Transition charges are required to be adjusted annually, and semi-annually as necessary, to ensure the expected recovery of amounts sufficient to timely provide all scheduled payments of principal, interest and other required amounts and charges in connection with the Bonds. Each Bond will be entitled to interest on [January 1] and [July 1] of each year. The first scheduled payment date is [July 1, 2007.] There currently is no secondary market for the Bonds, and we cannot assure you that one will develop.

The Bonds represent obligations only of the Issuing Entity, AEP Texas Central Transition Funding II LLC, and do not represent obligations of the sponsor or any of its affiliates other than us. The Bonds are secured only by the assets of the Issuing Entity, consisting principally of the transition property and funds on deposit in the collection account for the Bonds and related subaccounts. The subaccounts consist of a capital subaccount, which will be funded at closing, a general subaccount, into which the servicer will deposit all transition charge collections, and an excess funds subaccount. Please read “The Bonds—The Transition Property”, “—The Collateral” and “Credit Enhancement” in this prospectus supplement. The transition property includes the right to impose, collect and receive from retail electric customers, including the State of Texas and other governmental entities, through a transition charge, amounts sufficient to make payments on the Bonds, as described further in this prospectus supplement and the accompanying prospectus. The Bonds are not a debt or obligation of the State of Texas, the Public Utility Commission of Texas or any other governmental agency or instrumentality and are not a charge on the full faith and credit or the taxing power of the State of Texas or any governmental agency or instrumentality. However, the State of Texas and other governmental entities, as retail electric customers, will be obligated to pay transition charges securing the Bonds. Only in their capacity as retail electric customers will the State of Texas or any political subdivision, agency, authority or instrumentality of the State of Texas, or any other entity, be obligated to provide funds for the payment of the Bonds.

The Public Utility Commission of Texas guaranteed that it will take specific actions pursuant to its irrevocable financing order, dated June 21, 2006, as expressly authorized by the utility restructuring provisions of the Public Utility Regulatory Act to ensure that expected transition charge revenues are sufficient to pay on a timely basis scheduled principal and interest on the Bonds. The Public Utility Commission of Texas’ obligations relating to the Bonds, including the specific actions that it has guaranteed to take, are direct, explicit, irrevocable and unconditional upon issuance of the Bonds, and are legally enforceable against the Public Utility Commission of Texas, a United States public sector entity.

All matters relating to the structuring and pricing of the Bonds have been considered jointly by AEP Texas Central Company and the Public Utility Commission of Texas, acting through its financial advisor. The financial advisor to the Public Utility Commission of Texas is

Saber Partners, LLC

Additional information is contained in the accompanying prospectus. You should read this prospectus supplement and the accompanying prospectus carefully before you decide to invest in the Bonds. This prospectus supplement may not be used to offer or sell the Bonds unless accompanied by the prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The underwriters expect to deliver the Bonds through the book-entry facilities of The Depository Trust Company against payment in immediately available funds on or about                         , 2006.

[Underwriters]

The date of this prospectus supplement is                         , 2006

PROSPECTUS SUPPLEMENT

i

READING THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This prospectus supplement and the accompanying prospectus provide information about us, the Bonds and AEP Texas Central Company, or TCC, the sponsor and servicer of the Bonds. This prospectus supplement describes the specific terms of the Bonds. The accompanying prospectus describes terms that apply to all series of transition bonds we may issue, including the Bonds offered hereby.

References in this prospectus supplement and the accompanying prospectus to the term we, us, or the Issuing Entity mean AEP Texas Central Transition Funding II LLC, the entity which will issue the Bonds. References to TCC, the seller or the sponsor mean AEP Texas Central Company. References to the servicer mean TCC and any successor servicer under the servicing agreement referred to in this prospectus supplement and the accompanying prospectus. References to AEP mean American Electric Power Company, Inc., the parent company of TCC. Unless the context otherwise requires, the term customer or retail customer means a retail end user of electricity and related services provided by a retail electric provider via the transmission and distribution system of an electric utility such as TCC. We also refer to the Public Utility Commission of Texas as the Texas commission or the PUCT. You can find a glossary of some of the other defined terms we use in this prospectus supplement and the accompanying prospectus on page 96 of the accompanying prospectus.

We have included cross-references to sections in this prospectus supplement and the accompanying prospectus where you can find further related discussions.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor any underwriter, agent, dealer, salesperson, the Texas commission or TCC has authorized anyone else to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell the Bonds in any jurisdiction where the offer or sale is not permitted. The information in this prospectus supplement is current only as of the date of this prospectus supplement.

SUMMARY OF TERMS

The following section is only a summary of selected information and does not provide you with all the information you will need to make your investment decision. There is more detailed information in this prospectus supplement and in the accompanying prospectus. To understand all of the terms of the offering of the Bonds, carefully read this entire document and the accompanying prospectus.

Securities offered:	$[ ] Senior Secured Transition Bonds, Series A, scheduled to pay principal semi-annually and sequentially in accordance with the expected sinking fund schedule.

Issuing Entity and Capital Structure:	AEP Texas Central Transition Funding II LLC is a special purpose bankruptcy-remote Delaware limited liability company. AEP Texas Central Company is our sole member and owns all of our equity interests. We have no commercial operations. We were formed solely to purchase and own transition property, to issue transition bonds and to perform activities incidental thereto. Please read “AEP Texas Central Transition Funding II LLC, the Issuing Entity” in the accompanying prospectus.

In addition to the transition property, we will be capitalized with an upfront deposit of 0.5% of the Bonds’ initial principal amount (to be held in the capital subaccount) and will have an excess funds subaccount to retain, until the next payment date, any amounts collected and remaining after all payments on the Bonds have been timely made.

We are responsible to the State of Texas and the Texas commission. Specifically, pursuant to the financing order of the Texas commission relating to the Bonds:

•     our organizational documents and transaction documents prohibit us from engaging in any activities other than acquiring transition property, issuing transition bonds and performing other activities as specifically authorized by the financing order,

•     we must respond to representatives of the Texas commission throughout the process of offering the Bonds, with the financing order directing the Texas commission’s financial advisor to advise the Texas commission of any proposal that does not comply in any material respect with the criteria established in the financing order; and

• all required true-up adjustments must be filed by the servicer on our behalf.

We have also agreed that certain reports will be submitted to the Texas commission by us or on our behalf.

Our address:	1539 N. Carancahua Street Suite 1700 Corpus Christi, Texas 78401

Our telephone number:	(361) 881-5398

Our Managers:	The following is a list of our managers as of the date of this prospectus supplement:

	Name	Age	Background

	Stephen P. Smith	45	Vice president, treasurer and director of TCC, senior vice president and treasurer of AEP, and senior vice president-corporate accounting, planning and strategy, treasurer and director of American Electric Power Service Corporation, a subsidiary of AEP (the Service Corporation). Joined the Service Corporation in 2003 as senior vice president-corporate accounting, planning and strategy, and became treasurer of the Service Corporation and certain other AEP System companies in 2003. From November 2000 to January 2003 was president and chief operating officer-corporate services for NiSource. Mr. Smith is a director of Natural Resource Partners L.P., and a vice president and director of certain other AEP System companies.

	Stephan T. Haynes	45	Assistant treasurer of TCC and vice president and assistant treasurer of the Service Corporation since May 2004. From January 2002 to April 2004 served as vice president-market risk oversight of the Service Corporation. From July 1998 to December 2001 served as managing director-risk oversight of the Service Corporation.

	Pamela Sutton-Hall	39	Managing director, corporate finance, of the Service Corporation since April 2002. An attorney at the law firm of Simpson Thacher & Bartlett, New York, New York, prior to joining the Service Corporation.

Required ratings:	Aaa/AAA/AAA by Moody’s, S&P and Fitch, respectively. Please read “Ratings for the Bonds” in this prospectus supplement.

The Seller, Sponsor and Servicer of the transition property:	TCC, a Texas corporation, is a State of Texas fully regulated electric utility providing transmission and distribution service in southern Texas. At December 31, 2005, TCC provided transmission and distribution service to approximately 729,000 metered retail customers covering a service territory of approximately 44,000 square miles. TCC is an operating subsidiary of AEP, a public utility holding company based in Columbus, Ohio. The Bonds do not constitute a debt, liability or other legal obligation of TCC or AEP. TCC, acting as the initial servicer, and any successor or assignee servicer, will service the transition property securing the Bonds under a servicing agreement with us. Please read “The Seller, Initial Servicer and Sponsor” and “The Servicing Agreement” in the accompanying prospectus.

TCC’s address:	1 Riverside Plaza, Columbus, Ohio 43215

TCC’s telephone number:	(614) 716-1000

Texas commission financial advisor:	Saber Partners, LLC (co-equal decision maker with us). Certain financial advisory services, including any activities that may be considered activities of a broker dealer, will be assigned to Saber Capital Partners, LLC, a wholly-owned subsidiary of Saber Partners, LLC.

Use of proceeds:	Paid to TCC to retire debt or equity. We may not use the net proceeds from the sale of the Bonds for general corporate purposes or commercial purposes. Please read “Use of Proceeds” in the accompanying prospectus.

Bond structure:	Sinking fund bond; tranche [ ] [ years], [ ] [ years], [ ] [ years], [ ] [ years] and [ ] [ years] are scheduled to pay principal semi-annually and sequentially. Please read the Expected Amortization Schedule.

Trustee:	The Bank of New York, a New York banking corporation.

Trustee’s experience:	The Bank of New York will act as trustee under the indenture. The Bank of New York has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of stranded assets. The Bank of New York is one of the largest corporate trust providers of trust services on securitization transactions. On April 8, 2006, The Bank of New York Company, Inc. entered into a definitive agreement with JPMorgan Chase to acquire its corporate trust business as JPMorgan Chase acquires The Bank of New York’s retail and middle-market businesses. The transaction has been approved by each company’s board of directors and is expected to be completed late in the third quarter or during the fourth quarter of 2006, subject to regulatory approvals. Please read “Description of the Transition Bonds—The Trustee” in the attached prospectus for a description of the indenture trustee’s duties and responsibilities under the indenture.

Average life profile:	Stable. There is no prepayment risk. Extension risk is possible but is expected to be statistically insignificant. Please read “Weighted Average Life Sensitivity” in this prospectus supplement and “Weighted Average Life and Yield Considerations for the Transition Bonds” in the accompanying prospectus.

Optional redemption:	None. Non-call for the life of the Bonds.

Minimum denomination:	$100,000, or integral multiples of $1,000 in excess thereof, except for one bond of each tranche which may be of a smaller denomination.

Credit/security:	Pursuant to the financing order issued by the Texas commission, the irrevocable right to impose, collect and receive a nonbypassable consumption-based transition charge from all retail electric customers (approximately 729,000 customers), including the State of Texas and other governmental entities, in TCC’s service territory. Transition charges are set and adjusted to collect amounts equal to payments of principal, interest and other required amounts and charges on a timely basis. Please read “PUCT Guaranteed True-Up Mechanism for Payment of Scheduled Principal and Interest” in this prospectus supplement, as well as the chart entitled “Parties to the Transaction and Responsibilities”, “The Restructuring Act” and “Description of the Transition Property—Creation of Transition Property; Financing Order” in the accompanying prospectus.

The transition property securing the Bonds is not a pool of receivables. It consists of all of TCC’s rights and interests under the financing order transferred to us in connection with the issuance of the Bonds, including the irrevocable right to impose, collect and receive nonbypassable transition charges and the right to implement the true-up mechanism. Transition property is a present property right created by the Restructuring Act and the financing order and is protected by the state pledge in the Restructuring Act described below.

The Bonds are secured only by our assets, consisting principally of the transition property relating to the Bonds and funds on deposit in the collection account for the Bonds and related subaccounts. The subaccounts consist of a capital subaccount, which will be funded at closing in the amount of 0.5% of the initial aggregate principal amount of the Bonds, a general subaccount, into which the servicer will deposit all transition charge collections, and an excess funds subaccount, into which we will transfer any amounts collected and remaining on a payment date after all payments to bondholders and other parties have been made. Amounts on deposit in each of these subaccounts will be available to make payments on the Bonds on each payment date. For a description of the transition property, please read “The Bonds—The Transition Property” in this prospectus supplement.

State pledge:	The State of Texas has pledged in the Restructuring Act that it will not take or permit any action that would impair the value of the transition property, or reduce, alter or impair the transition charges until the Bonds are fully repaid or discharged, other than specified true-up adjustments to correct any overcollections or undercollections. No voter initiative or referendum process exists in Texas. Please read “The Restructuring Act—TCC and Other Utilities May Securitize Qualified Costs” in the accompanying prospectus.

PUCT guaranteed true-up mechanism for payment of scheduled principal and interest:

The Restructuring Act and the irrevocable financing order together guarantee that transition charges on all retail electric customers will be reviewed and adjusted annually, and, if necessary, semi-annually, to ensure the expected recovery of amounts sufficient to provide timely payment of scheduled principal and interest on the Bonds. Pursuant to the financing order, adjustments other than the annual adjustments may be made generally not more than once in any six-month period (or quarterly in the fourteenth and fifteenth years). In the financing order, the Texas commission guaranteed that it would act pursuant to the financing order as expressly authorized by the Restructuring Act to ensure that expected transition charge revenues are sufficient to timely pay scheduled principal and interest on the Bonds.

There is no “cap” on the level of transition charges that may be imposed on retail electric customers, including the State of Texas and other governmental entities, to timely pay scheduled principal and interest on the Bonds.

The financing order provides that the true-up mechanism and all other obligations of the State of Texas and the Texas commission set forth in the financing order are direct, explicit, irrevocable and unconditional upon issuance of the Bonds, and are legally enforceable against the State of Texas and the Texas commission, a United States public entity. Please read “The Restructuring Act—TCC's and other Utilities May Securitize Qualified Costs” and “The Servicing Agreement—The PUCT Guaranteed Transition Charge Adjustment Process” in the accompanying prospectus.

Nonbypassable transition charges:	The PUCT guaranteed right from the government of the State of Texas to collect transition charges from all existing and future retail electric customers located within TCC’s service territory, subject to certain limitations specified in the Restructuring Act, even if those customers elect to purchase electricity from another supplier or choose to operate new on-site generation or if the utility goes out of business and its service area is acquired by another utility or is municipalized. Please read “Risk Factors—Other Risks Associated with an Investment in the Transition Bonds—Technological Change Might Make Alternative Energy Sources More Attractive in the Future” in the accompanying prospectus. The transition charges are applied to retail electric customers individually and are adjusted and reallocated among all customers as necessary under the PUCT guaranteed true-up mechanism. Please read “The Transition Charges” in this prospectus supplement and “TCC’s Financing Order” and “The Servicing Agreement—The PUCT Guaranteed Transition Charge Adjustment Process” in the accompanying prospectus.

Initial transition charge as a percentage of customer’s total electricity bill:	The initial transition charge would represent approximately % of the total bill received by a 1000 kWh residential customer of the largest retail electric provider in TCC’s service territory as of , 2006.

Priority of Distributions:	On each payment date for the Bonds, the trustee will allocate or pay all amounts on deposit in the general subaccount of the collection account in the following order of priority:

1. payment of a pro rata portion of the trustee’s fees, expenses and any outstanding indemnity amounts not to exceed $ per annum,

2. payment of the servicing fee relating to the Bonds, plus any unpaid servicing fees from prior payment dates,

3. payment of a pro rata portion of the administration fee, and a pro rata portion of the fees of our independent managers,

4.      payment of a pro rata portion of all of our other ordinary periodic operating expenses relating to the Bonds, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the servicer under the servicing agreement,

5. payment of the interest then due on the Bonds, including any past-due interest,

6. payment of the principal then required to be paid on the Bonds as a result of acceleration upon an event of default or at final maturity,

7. payment of the principal then scheduled to be paid on the Bonds in accordance with the expected sinking fund schedule, including any previously unpaid scheduled principal,

8.      payment of a pro rata portion of any of our remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents, including all remaining indemnity amounts owed to the trustee,

9. replenishment of any amounts drawn from the capital subaccount,

10.    if there is a positive balance after making the foregoing allocations, so long as no event of default has occurred and is continuing, release to us of an amount not to exceed the lesser of any remaining balance and the investment earnings on amounts in the capital subaccount,

11. allocation of the remainder, if any, to the excess funds subaccount, and

12.    after the Bonds have been paid in full and discharged, the balance, together with all amounts in the capital subaccount and the excess funds subaccount, to us free and clear of the lien of the indenture.

Amounts in items 1, 3, 4 and 8 will be allocated among different series based on their respective outstanding amounts. Please read “Credit Enhancement—How Funds in the Collection Account will be Allocated” in this prospectus supplement. The annual servicing fee for the Bonds payable to TCC or any affiliate thereof while it is acting as servicer shall not at any time exceed 0.05% of the original principal amount of the Bonds. The annual servicing fee for the Bonds payable to any other servicer not affiliated with TCC shall not at any time exceed 0.6% of the original principal amount of the Bonds unless such higher rate is approved by the Texas Commission.

20% risk weighting:

If held by financial institutions subject to regulation in countries (other than the United States) that have adopted the 1988 International Convergence of Capital Measurement and Capital Standards of the Basel Committee on Banking Supervision (as amended, the Basel Accord), the Bonds may attract the same risk weighting as “claims on” or “claims guaranteed by” non-central government bodies within the United States, which are accorded a 20% risk weighting.

We understand the United Kingdom’s Financial Services Authority has issued “individual guidance” letters to one or more investors that an investment in Texas transition bonds issued under the Restructuring Act can be accorded a 20% risk weighting, which is similar to the risk weighting assigned to U. S. Agency corporate securities (FNMA, FHLMC, etc.).

However, we cannot assure you that the Bonds will attract a 20% risk weighting treatment under any national law, regulation or policy implementing the Basel Accord. Investors should consult their regulators before making any investment. Please read “Risk Weighting of the Bonds Under Certain International Capital Guidelines” in this prospectus supplement and “Risk Weighting Under Certain International Capital Guidelines” in the accompanying prospectus.

Enhanced continuing disclosure and dedicated website (surveillance):

A dedicated web site will be established for the Bonds. In addition, the indenture under which the Bonds will be issued requires all of the periodic reports that the Issuing Entity files with the SEC, the principal transaction documents and other information concerning the transition charges and security relating to the Bonds to be posted on the website associated with the Issuing Entity’s parent, currently located at www.aep.com.

Furthermore, even if it would otherwise be permitted to suspend such filings, so long as any Bonds are outstanding, the Issuing Entity also will continue filing periodic reports under the Securities Exchange Act of 1934 and the rules, regulations or orders of the SEC. Consequently, information will continue to be publicly available and accessible to bondholders through the SEC or through the dedicated web site.

Tax treatment:	Fully taxable; treated as debt for U.S. federal income tax purposes. Please read “Material U.S. Federal Income Tax Consequences” in the accompanying prospectus.

ERISA eligible:	Yes; please read “ERISA Considerations” in the accompanying prospectus.

Payment dates and interest accrual:	Semi-annually, [January 1] and [July 1]. Interest will be calculated on a 30/360 basis. The first scheduled payment date is [July 1, 2007].

Expected settlement:	[ , 2006], settling flat. DTC, Clearstream and Euroclear.

Relationship to the Series 2002-1 transition bonds:	In February 2002, AEP Texas Central Transition Funding, LLC, or TCC Funding I, a special purpose, wholly owned subsidiary of TCC, issued $797,334,897 of Series 2002-1 transition bonds in accordance with a financing order issued by the Texas commission on March 27, 2000. TCC currently acts as servicer with respect to the Series 2002-1 transition bonds. TCC Funding I will have no obligations under the Bonds, and we will have no obligations under the Series 2002-1 transition bonds. The security pledged to secure the Bonds will be separate from the security that is securing the Series 2002-1 transition bonds or that would secure any other series of transition bonds. The outstanding Series 2002-1 transition bonds are currently rated Aaa/AAA/AAA by Moody’s, S&P and Fitch, respectively. Please read “Relationship to the Series 2002-1 Transition Bonds” in the accompanying prospectus.

Risk factors:	You should consider carefully the risk factors beginning on page 12 of the accompanying prospectus before you invest in the Bonds.

THE BONDS

We will issue the Bonds and secure their payment under an indenture that we will enter into with The Bank of New York, as trustee, referred to in this prospectus supplement and the accompanying prospectus as the trustee. We will issue the Bonds in minimum denominations of $100,000 and in integral multiples of $1,000, except that we may issue one bond in each tranche in a smaller denomination. The initial principal balance, scheduled final payment date, final maturity date and interest rate for each tranche of the Bonds are stated in the table below.

Tranche	Expected Average Life (Years)	Initial Principal Balance	Scheduled Final Payment Date	Final Maturity Date	Interest Rate

The scheduled final payment date for each tranche of the Bonds is the date when the outstanding principal balance of that tranche will be reduced to zero if we make payments according to the expected amortization schedule for that tranche. The final maturity date for each tranche of Bonds is the date when we are required to pay the entire remaining unpaid principal balance, if any, of all outstanding Bonds of that tranche. The failure to pay principal of any tranche of Bonds by the final maturity date for that tranche is an event of default, but the failure to pay principal of any tranche of Bonds by the respective scheduled final payment date will not be an event of default. Please read “Description of the Transition Bonds — Interest and Principal on the Transition Bonds” and “— Events of Default; Rights Upon Event of Default” in the accompanying prospectus.

The Collateral

The Bonds will be secured under the indenture by all of our assets relating to the Bonds. The principal asset pledged will be the transition property relating to the Bonds, which is a present property right created under the Restructuring Act enacted by the Texas legislature in June 1999 by the financing order issued by the Texas commission on June 21, 2006, referred to in this prospectus supplement as the financing order. The collateral also consists of:

•	our rights under the sale agreement pursuant to which we will acquire the transition property, under the administration agreement and under all bills of sale delivered by TCC pursuant to the sale agreement,

•	our rights under the PUCT guaranteed true-up mechanism,

•	our rights under the servicing agreement and any subservicing, agency, intercreditor or collection agreements executed in connection with the servicing agreement,

•	the collection account for the Bonds and all subaccounts of the collection account,

•	our rights in all deposits, guarantees, surety bonds, letters of credit and other forms of credit support provided by or on behalf of retail electric providers pursuant to any financing order or tariff,

•	all of our other property related to the Bonds, other than any cash released to us by the trustee on any payment date from earnings on the capital subaccount,

•	all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, and

•	all payments on or under and all proceeds in respect of any or all of the foregoing.

The Transition Property

In general terms, all of the rights and interests of TCC that relate to the Bonds under the financing order, upon transfer to us pursuant to the sale agreement, are referred to in this prospectus supplement as the transition property. The transition property includes the right to impose, collect and receive, through the applicable transition charges payable by retail electric customers within TCC’s service territory which, subject to certain limitations specified in the Restructuring Act, continue to consume electricity that is delivered through the distribution system or produced in new on-site generation, including the State of Texas and other governmental entities, an amount sufficient to pay principal and interest and to make other deposits in connection with the Bonds. During the twelve months ended December 31, 2005, approximately 23% of TCC’s total deliveries were to industrial customers, approximately 38% were to commercial customers and approximately 39% were to residential customers, with the State of Texas and other federal, state and local governmental entities comprising approximately 6% of TCC’s total revenues. Except in their capacity as retail electric customers, neither the State of Texas nor any political subdivision, agency, authority or instrumentality of the State of Texas, nor any other entity, will be obligated to provide funds for the payment of the Bonds.

The transition property is not a receivable, and the principal collateral securing the Bonds is not a pool of receivables. Transition charges authorized in the financing order that relate to the Bonds are irrevocable and not subject to reduction, impairment, or adjustment by further action of the Texas commission, except for annual and interim true-up adjustments to correct overcollections or undercollections and to provide the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the Bonds. Please read “Credit Enhancement—PUCT Guaranteed True-Up Mechanism for Payment of Scheduled Principal and Interest” in this prospectus supplement. All revenues and collections resulting from transition charges provided for in the financing order that relate to the Bonds are part of the transition property. TCC’s qualified costs authorized in the financing order approving the issuance of the Bonds include the sum of (i) $1,696.6 million in stranded costs, regulatory assets, and carrying costs on the stranded costs through September 1, 2006, and (ii) up-front qualified costs, which TCC currently estimates to be $22.8 million, plus or minus (iii) carrying costs for the number of days, as applicable, either greater than or less than assumed in the $1,696.6 million calculation.

The transition property relating to the Bonds and other transition property that may be transferred to us in connection with one or more separate financing orders providing for separate series of transition bonds are described in more detail under “The Sale Agreement—Sale and Assignment of the Transition Property” in the accompanying prospectus.

We will purchase the transition property from TCC to support the issuance of $[            ] in principal amount of the Bonds. The servicer will bill and collect transition charges allocable to the Bonds from “retail electric providers”, which are entities certified under state law that provide electricity and related services to retail electric customers within TCC’s service territory, and will remit the collections to the trustee. The retail electric providers will in turn bill and collect the transition charges from retail electric customers in TCC’s service territory. Each retail electric provider will include the transition charges in its bill to its retail electric customers but is not required to show the transition charges as a separate line item or footnote. However, each retail electric provider will be required to provide annual written notice to its customers that transition charges have been included in the customers’ bills.

Each retail electric provider will be required to pay the transition charges on or before the 35th day after it receives the bill from the servicer, less an agreed allowance for expected uncollectible amounts, whether or not the retail electric provider has collected all amounts owed to it by its retail electric customers. Prior to the date on which the retail electric provider remits the transition charges to the servicer, the transition charges may be commingled with the retail electric provider’s other funds. Please read “Risk Factors—Risks Associated With Potential Bankruptcy Proceedings of Retail Electric Providers” and “Retail Electric Providers”.

The servicer will have only limited rights to collect the transition charges directly from retail electric customers if a retail electric provider does not remit such payments to the servicer but will have certain rights against the retail electric provider. Please read “Retail Electric Providers” in the accompanying prospectus. For information on how electric service to retail electric customers may be terminated, please read “Risk Factors—Servicing Risks—Limits on rights to terminate service might make it more difficult to collect the transition charges” in the accompanying prospectus. Because the amount of transition charge collections will depend largely on the amount of electricity consumed by customers within TCC’s service territory, the amount of collections may vary substantially from year to year. Please read “The Seller, Initial Servicer and Sponsor” in the accompanying prospectus.

Under the Restructuring Act and the indenture, the trustee or the holders of the Bonds have the right to foreclose or otherwise enforce the lien on the transition property. However, in the event of foreclosure, there is likely to be a limited market, if any, for the transition property. Therefore, foreclosure might not be a realistic or practical remedy. Please read “Risk Factors—Risks Associated with the Unusual Nature of the Transition

Property—Foreclosure of the trustee’s lien on the transition property for a series of transition bonds might not be practical, and acceleration of the transition bonds of such series before maturity might have little practical effect” in the accompanying prospectus.

Financing Order

On June 21, 2006, the Texas commission issued the financing order relating to the Bonds to TCC. The financing order authorizes TCC to securitize and cause to be issued transition bonds in one or more series in the aggregate principal amount of approximately $1,719.4 million, consisting of: (i) $1,696.6 million in stranded costs, regulatory assets, and carrying costs on the stranded costs through September 1, 2006, and (ii) up-front qualified costs, which TCC currently estimates to be $22.8 million, plus or minus (iii) carrying costs for the number of days, as applicable, either greater than or less than assumed in the $1,696.6 million calculation. The amount actually securitized is subject to adjustment in the issuance advice letter to be provided by TCC to the Texas commission prior to issuance of the Bonds to reflect updated upfront qualified costs and carrying costs. The financing order also authorizes transition charges in amounts sufficient to recover the principal and interest on the Bonds plus an additional amount of ongoing qualified costs. Our ability to recover certain of our ongoing costs through transition charges is subject to caps imposed by the financing order. The Texas commission guaranteed that it will take specific actions pursuant to the irrevocable financing order as expressly authorized by the Restructuring Act to ensure that expected transition charge revenues are sufficient to timely pay scheduled principal and interest on the Bonds. The financing order provides that the true-up mechanism and all other obligations of the State of Texas and the Texas commission set forth in the financing order are direct, explicit, irrevocable and unconditional upon issuance of the Bonds, and are legally enforceable against the State of Texas and the Texas commission. Please read “TCC’s Financing Order” in the accompanying prospectus.

Payment and Record Dates and Payment Sources

Beginning [July 1, 2007], we will make payments on the Bonds semi-annually on [January 1] and [July 1] of each year, or, if that day is not a business day, the following business day (each, a payment date). So long as the Bonds are in book-entry form, on each payment date, we will make interest and principal payments to the persons who are the holders of record as of the business day immediately prior to that payment date, which is referred to as the “record date”. If we issue certificated transition bonds to beneficial owners of the Bonds, the record date will be the last business day of the calendar month immediately preceding the payment date. On each payment date, we will pay amounts on outstanding Bonds from amounts available in the collection account and the related subaccounts held by the trustee in the priority set forth under “How Funds in the Collection Account Will Be Allocated” in this prospectus supplement. These available amounts, which will include amounts collected by the servicer for us with respect to the transition charges, are described in greater detail under “Security for the Transition Bonds —Allocation; Payments” and “The Servicing Agreement —Remittances to Collection Account” in the accompanying prospectus.

Principal Payments

On each payment date, we will pay principal of the Bonds to the bondholders equal to the sum, without duplication, of:

•	the unpaid principal amount of any Bond whose final maturity date is on that payment date, plus

•	the unpaid principal amount of any Bond upon acceleration following an event of default relating to the Bonds, plus

•	any overdue payments of principal, plus

•	any unpaid and previously scheduled payments of principal, plus

•	the principal scheduled to be paid on any Bond on that payment date,

but only to the extent funds are available in the collection account after payment of certain of our fees and expenses and after payment of interest as described below under “—Interest Payments”. To the extent funds are so available, we will make scheduled payments of principal of the Bonds in the following order:

1.	to the holders of the tranche A-1 Bonds, until the principal balance of that tranche has been reduced to zero,

2.	to the holders of the tranche A-2 Bonds, until the principal balance of that tranche has been reduced to zero,

3.	to the holders of the tranche A-3 Bonds, until the principal balance of that tranche has been reduced to zero,

4.	to the holders of the tranche A-4 Bonds, until the principal balance of that tranche has been reduced to zero,

5.	to the holders of the tranche A-5 Bonds, until the principal balance of that tranche has been reduced to zero,

However, we will not pay principal of any tranche of Bonds on any payment date if making the payment would reduce the principal balance of that tranche to an amount lower than the amount specified in the expected amortization schedule below for that tranche on that payment date. Any excess funds remaining in the collection account after payment of principal, interest, applicable fees and expenses and payments to the applicable subaccounts of the collection account will be retained in the excess funds subaccount until applied on a subsequent payment date. The entire unpaid principal balance of each tranche of the Bonds will be due and payable on the final maturity date for the tranche.

If an event of default under the indenture has occurred and is continuing, the trustee or the holders of a majority in principal amount of the transition bonds of each affected series then outstanding may declare the unpaid principal balance of the transition bonds of each such affected series, together with accrued interest thereon, to be due and payable. However, the nature of our business will result in payment of principal upon an acceleration of the Bonds being made as funds become available. Please read “Risk Factors—Risks Associated With the Unusual Nature of the Transition Property—Foreclosure of the trustee’s lien on the transition property for a series of transition bonds might not be practical, and acceleration of the transition bonds of such series before maturity might have little practical effect” and “—You may experience material payment delays or incur a loss on your investment in the transition bonds because the source of funds for payment is limited” in the accompanying prospectus. If there is a shortfall in the amounts available to make principal payments on transition bonds of a series that are due and payable, including upon an acceleration following an event of default, the trustee will distribute principal from the collection account for that series pro rata to each tranche of transition bonds of that series based on the principal amount then due and payable on the payment date; and if there is a shortfall in the remaining amounts available to make principal payments on transition bonds of a series that are scheduled to be paid, the trustee will distribute principal from the collection account for that series pro rata to each tranche of transition bonds of that series based on the principal amount then scheduled to be paid on the payment date.

The expected amortization schedule below sets forth the principal balance that is scheduled to remain outstanding on each payment date for each tranche of the Bonds from the issuance date to the scheduled final payment date. Similarly, the expected sinking fund schedule below sets forth the corresponding principal payment that is scheduled to be made on each payment date for each tranche of the Bonds from the issuance date to the scheduled final payment date.

Expected Amortization Schedule

Outstanding Principal Balance Per Tranche

Semi-Annual Payment Date	Tranche A-1 Balance	Tranche A-2 Balance	Tranche A-3 Balance	Tranche A-4 Balance	Tranche A-5 Balance
Issuance Date
7/1/2007
1/1/2008
7/1/2008
1/1/2009
7/1/2009
1/1/2010
7/1/2010
1/1/2011
7/1/2011
1/1/2012
7/1/2012
1/1/2013
7/1/2013
1/1/2014
7/1/2014
1/1/2015
7/1/2015
1/1/2016
7/1/2016
1/1/2017
7/1/2017
1/1/2018
7/1/2018
1/1/2019
7/1/2019
1/1/2020
7/1/2020

On each payment date, the trustee will make principal payments to the extent the principal balance of each tranche of the Bonds exceeds the amount indicated for that payment date in the table above and to the extent of funds available in the collection account after payment of certain of our fees and expenses and after payment of interest.

Expected Sinking Fund Schedule

Semi-Annual Payment Date	Tranche A-1 Balance	Tranche A-2 Balance	Tranche A-3 Balance	Tranche A-4 Balance	Tranche A-5 Balance
Tranche Size
7/1/2007
1/1/2008
7/1/2008
1/1/2009
7/1/2009
1/1/2010
7/1/2010
1/1/2011
7/1/2011
1/1/2012
7/1/2012
1/1/2013
7/1/2013
1/1/2014
7/1/2014
1/1/2015
7/1/2015
1/1/2016
7/1/2016
1/1/2017
7/1/2017
1/1/2018
7/1/2018
1/1/2019
7/1/2019
1/1/2020
7/1/2020
Total Payments	$	$	$	$	$

We cannot assure you that the principal balance of any tranche of the Bonds will be reduced at the rate indicated in the table above. The actual reduction in tranche principal balances may occur more slowly. The actual reduction in tranche principal balances will not occur more quickly than indicated in the above table, except in the case of acceleration due to an event of default under the indenture. The Bonds will not be in default if principal is not paid as specified in the schedule above unless the principal of any tranche is not paid in full on or before the final maturity date of that tranche.

Weighted Average Life Sensitivity

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of the security has been repaid to the investor. The rate of principal payments on each tranche of Bonds, the aggregate amount of each interest payment on each tranche of Bonds and the actual final payment date of each tranche of Bonds will depend on the timing of the servicer’s receipt of transition charges from retail electric providers. Please read “Weighted Average Life and Yield Considerations for the Transition Bonds” in the accompanying prospectus for further information. Changes in the expected weighted average lives of the tranches of the Bonds in relation to variances in actual energy consumption levels (retail electric sales) from forecast levels are shown below. Severe stress cases on electricity consumption result in insignificant changes (approximately                      [weeks/months]), if any, in the weighted average lives of each tranche.

Tranche	Expected Weighted Avg. Life (“WAL”) (yrs)	[-__%] (_._ Standard Deviations from Mean)		[-__%] (_._ Standard Deviations from Mean)
		WAL (yrs)	Change (days)	WAL (yrs)	Change (days)

Assumptions

In preparing the above table under “—Weighted Average Life Sensitivity”, we have assumed, among other things, that:

•	the forecast error stays constant over the life of the Bonds;

•	the servicer makes timely and accurate filings to true-up the transition charges semi-annually and quarterly in the fourteenth and fifteenth years; and

•	retail electric providers remit all transition charges 35 days after such charges are billed.

There can be no assurance that the weighted average lives of the various tranches of the Bonds will be as shown in the above table.

Fees and Expenses

As set forth in the table below, the Issuing Entity is obligated to pay fees to the servicer, the trustee, its independent managers and TCC as administrator. The following tables illustrate this arrangement.

Recipient	Source of Payment	Fees and Expenses Payable

Servicer	Transition charge collections and investment earnings.	$ per annum (so long as servicer is TCC or an affiliate)

Trustee	Transition charge collections and investment earnings.	No fees; reasonable expenses only

Independent Managers	Transition charge collections and investment earnings.	$5,000 per annum plus reasonable expenses

Administration Fee	Transition charge collections and investment earnings.	$100,000 per annum

The annual servicing fee payable to any servicer not affiliated with TCC shall not at any time exceed $             unless such higher rate is approved by the Texas Commission.

Distribution Following Acceleration

Upon an acceleration of the maturity of the Bonds, the total outstanding principal balance of and interest accrued on the Bonds will be payable, without priority of interest over principal or principal over interest and without regard to tranche. Although principal will be due and payable upon acceleration, the nature of our business will result in principal being paid as funds become available. Please read “Risk Factors—Risks Associated with the Unusual Nature of the Transition Property—Foreclosure of the trustee’s lien on the transition property for a series of transition bonds might not be practical” and “—You may experience material payment delays or incur a loss on your investment in the transition bonds because the source of funds for payment is limited” in the accompanying prospectus.

Interest Payments

Holders of transition bonds in each tranche of Bonds will receive interest at the rate for that tranche as set forth in the table on page S-8.

Interest on each tranche of Bonds will accrue from and including the date of issuance to but excluding the first payment date, and thereafter from and including the previous payment date to but excluding the applicable payment date until the Bonds have been paid in full, at the interest rate indicated in the table on page S-8. Each of those periods is referred to as an “interest accrual period”. On each payment date, we will pay interest on each tranche of the Bonds equal to the following amounts:

•	if there has been a payment default, any interest payable but unpaid on any prior payment date, together with interest on such unpaid interest, if any, and

•	accrued interest on the principal balance of each tranche of the Bonds as of the close of business on the preceding payment date, or the date of the original issuance of the Bonds, after giving effect to all payments of principal made on the preceding payment date, if any.

We will pay interest on the Bonds before we pay principal on the Bonds. Please read “Description of the Transition Bonds—Interest and Principal on the Transition Bonds” in the accompanying prospectus. If there is a shortfall in the amounts available in the collection account to make interest payments on the Bonds, the trustee will distribute interest pro rata to each tranche of Bonds based on the amount of interest payable on each such outstanding tranche. Please read “Credit Enhancement—Collection Account and Subaccounts” in this prospectus supplement. We will calculate interest on tranches of the Bonds on the basis of a 360-day year of twelve 30-day months.

Optional Redemption

We may not voluntarily redeem any tranche of the Bonds prior to the scheduled final payment date for such tranche.

CREDIT ENHANCEMENT

Credit enhancement for the Bonds is intended to protect you against losses or delays in scheduled payments on your Bonds. Please read “Risk Factors—You may experience material payment delays or incur a loss on your investment in the transition bonds because the source of funds for payment is limited” in the accompanying prospectus.

PUCT Guaranteed True-Up Mechanism for Payment of Scheduled Principal and Interest

The Restructuring Act mandates and the irrevocable financing order guarantees that transition charges on all retail electric customers, including the State of Texas and other governmental entities, will be reviewed and adjusted at least annually to ensure the expected recovery of amounts sufficient to provide timely payment of scheduled principal and interest on the Bonds. Additionally, transition charges are required to be adjusted semi-annually under the servicing agreement if necessary to ensure the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the Bonds. In the irrevocable financing order, the Texas commission guaranteed that it would take specific action pursuant to the financing order as expressly authorized by the Restructuring Act.

There is no “cap” on the level of transition charges that may be imposed on consumers of electricity, including the State of Texas and other governmental entities, to timely pay scheduled principal and interest on the Bonds.

The financing order provides that the true-up mechanism and all other obligations of the State of Texas and the Texas commission set forth in the financing order are direct, explicit, irrevocable and unconditional upon issuance of the Bonds, and are legally enforceable against the State of Texas and the Texas commission. Please read “The Transition Charges” below and “TCC’s Financing Order” and “The Servicing Agreement—The PUCT Guaranteed Transition Charge Adjustment Process” in the accompanying prospectus.

Collection Account and Subaccounts

The trustee will establish a collection account for the Bonds to hold the capital contribution from TCC and collected transition charges periodically remitted to the trustee by the servicer. The collection account will consist of various subaccounts, including the following:

•	the general subaccount,

•	the excess funds subaccount, and

•	the capital subaccount.

For administrative purposes, the subaccounts may be established as separate accounts which will be recognized individually as subaccounts and collectively as the collection account. Withdrawals from and deposits to these subaccounts will be made as described below in this prospectus supplement and under “Security for the Transition Bonds—Description of Indenture Accounts” and “—How Funds in the Collection Account will be Allocated” in the accompanying prospectus.

The General Subaccount. The trustee will deposit collected transition charges remitted to it by the servicer with respect to the Bonds into the general subaccount. On each payment date, the trustee will allocate amounts in the general subaccount as described under “—How Funds in the Collection Account Will Be Allocated” below.

The Excess Funds Subaccount. The excess funds subaccount will be funded with collected transition charges and earnings on amounts in the collection account, other than earnings on amounts allocated to the capital subaccount, in excess of the amount necessary to pay on any payment date:

•	fees and expenses, including any indemnity payments, of the trustee, our independent managers, the servicer and the administrator and other fees, expenses, costs and charges,

•	principal and interest payments on the Bonds required to be paid or scheduled to be paid on that payment date, and

•	any amount required to replenish any amounts drawn from the capital subaccount.

The periodic adjustments of the transition charges will be calculated to eliminate any amounts held in the excess funds subaccount. These adjustments generally will occur annually but will occur semi-annually if the servicer forecasts that transition charge collections during the next semi-annual payment period will be insufficient to make all scheduled payments of principal, interest and other amounts in respect of the transition bonds and to replenish the capital subaccount to its required level. Under additional limited circumstances, these adjustments may occur more frequently, but not more frequently than every six months during the first thirteen years the transition charges are collected in respect of the Bonds and every three months during the fourteenth and fifteenth years.

If amounts available in the general subaccount are not sufficient to pay the fees and expenses due on any payment date, to make required or scheduled payments to the bondholders and to replenish any amounts drawn from the capital subaccount, the trustee will first draw on any amounts in the excess funds subaccount to make those payments.

The Capital Subaccount. On the date we issue the Bonds, TCC will deposit [            ] into the capital subaccount as a capital contribution to us, which is equal to 0.5% of the initial outstanding principal balance of the Bonds. The capital contribution has been set at a level sufficient to obtain the ratings on the Bonds described below under “Ratings for the Bonds”. If amounts available in the general subaccount and the excess funds subaccount are not sufficient to make required or scheduled payments to the bondholders and to pay the fees and expenses specified in the indenture due on any payment date, the trustee will draw on amounts in the capital subaccount to make those payments.

How Funds in the Collection Account Will Be Allocated

Amounts remitted by the servicer to the trustee with respect to the Bonds, including any indemnity amounts and all investment earnings on amounts in the subaccounts in the collection account, will be deposited into the general subaccount of the collection account.

On each payment date, the trustee will allocate or pay all amounts on deposit in the general subaccount of the collection account for the Bonds in the following priority:

1.	payment of a pro rata portion, based upon the respective outstanding amount of the Bonds and all other series of transition bonds, of the trustee’s fees, expenses and any outstanding indemnity amounts, not to exceed $ per annum;

2.	payment of the servicing fee relating to the Bonds, plus any unpaid servicing fees from prior payment dates,

3.	payment of a pro rata portion, based upon the respective outstanding amount of the Bonds and all other series of transition bonds, of the administration fee and of the fees of our independent managers, each as described in the table on page S-14 in each case with any unpaid administration or management fees from prior payment dates,

4.	payment of a pro rata portion, based upon the respective outstanding amount of the Bonds and all other series of transition bonds, of all of our other ordinary periodic operating expenses, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the servicer under the servicing agreement,

5.	payment of the interest then due on the Bonds, including any past-due interest,

6.	payment of principal then required to be paid on the Bonds as a result of acceleration upon an event of default or at final maturity,

7.	payment of principal then scheduled to be paid on the Bonds, including any previously unpaid scheduled principal,

8.	payment of a pro rata portion, based upon the respective outstanding amount of the Bonds and all other series of transition bonds, of any of our remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents, including all remaining indemnity amounts owed to the trustee,

9	replenishment of any amounts drawn from the capital subaccount for the Bonds,

10.	if there is a positive balance after making the foregoing allocations, so long as no event of default has occurred and is continuing, release to us of an amount not to exceed the lesser of any remaining balance and the investment earnings on amounts in the capital subaccount for the Bonds,

11.	allocation of the remainder, if any, to the excess funds subaccount, and

12.	after the Bonds have been paid in full and discharged, the balance, together with all amounts in the capital subaccount and the excess funds subaccount, to us free and clear of the lien of the indenture.

The amounts paid during any calendar year in respect of the trustee’s fees and expenses in clause 1, the servicing fee in clause 2, the administration and independent managers’ fees in clause 3, the ordinary periodic operating expenses in clause 4 and the remaining periodic expenses in clause 8 may not exceed in the aggregate the amounts approved in the issuance advice letter (for so long as TCC is the servicer), unless the Texas commission approves a different aggregate amount of such payments. Please read “Risk Factors—Other Risks Associated with an Investment in the Transition Bonds—We may incur expenses in excess of caps on such expenses provided in the financing order” in the accompanying prospectus.

If, on any payment date, funds in the general subaccount are insufficient to make the allocations or payments contemplated by clauses 1 through 9 of the first paragraph of this subsection, the trustee will draw from amounts on deposit in the following subaccounts in the following order up to the amount of the shortfall:

1.	from the excess funds subaccount for allocations and payments contemplated in clauses 1 through 9, and

2.	from the capital subaccount for allocations and payments contemplated in clauses 1 through 8.

If, on any payment date, available collections of transition charges allocable to the Bonds, together with available amounts in the related subaccounts, are not sufficient to pay interest due on all outstanding Bonds on that payment date, amounts available will be allocated pro rata based on the amount of interest payable on each tranche of the Bonds. If, on any payment date, remaining collections of transition charges allocable to the Bonds, together with available amounts in the subaccounts, are not sufficient to pay principal due and payable on all outstanding Bonds on that payment date, amounts available will be allocated pro rata based on the principal amount of each tranche then due and payable. If, on any payment date, remaining collections of transition charges allocable to the Bonds, together with available amounts in the subaccounts, are not sufficient to pay principal scheduled to be paid on all outstanding Bonds, amounts available will be allocated sequentially to each tranche then scheduled to be paid on the payment date. If the trustee uses amounts on deposit in the capital subaccount to pay those amounts or make those transfers, as the case may be, subsequent adjustments to the related transition charges will take into account, among other things, the need to replenish those amounts.

Retail Electric Provider Deposits and Other Credit Support

Each retail electric provider in TCC’s service territory is obligated to collect and remit transition charges to the servicer as described under “Retail Electric Providers” in the accompanying prospectus. The financing order provides that each retail electric provider that does not maintain a long-term, unsecured credit rating of not less than “BBB-” and “Baa3” (or the equivalent) from S&P and Moody’s, respectively, must provide:

•	a cash deposit of two months’ maximum expected transition charge collections,

•	an affiliate guarantee, surety bond or letter of credit from an entity with a long-term, unsecured credit rating of not less than “BBB-” and “Baa3” (or the equivalent) from S&P and Moody’s, respectively, providing for payment of such amount of transition charge collections in the event that the retail electric provider defaults in its payment obligations, or

•	a combination of any of the foregoing.

A retail electric provider that does not have or maintain the requisite credit rating may select which alternate form of deposit, credit support or combination thereof it will utilize. There are currently 101 REPs certified by the Texas commission to furnish electricity and other retail services to retail customers in TCC’s service territory. During the twelve months ended December, 2005, TCC delivered 21,921 million kilowatt-hours (kWh) of electric energy to metered retail customers in its service territory. Of that amount, approximately 7,380 million kWh, or 33.66%, were delivered to retail customers served by one REP, 3,145 million kWh, or 14.35%, to retail customers served by another REP, 1,410 million kWh, or 6.43%, to retail customers served by a third REP, and the remaining 9,986 million kWh, or 45.56%, to retail customers served by the 98 remaining REPs or to retail customers directly billed by TCC in connection with new on-site generation. In addition, during this period, TCC collected transition charges in respect of the Series 2002-1 transition bonds from retail customers who, after May 1, 1999, switched to municipally owned utilities or electric cooperatives with multiply-certificated service territories with TCC. These retail customers consumed 337,456 kWh, or 0.00153% of the total electric energy delivered by TCC to retail end-use customers in TCC’s service territory.

Retail electric provider cash deposits will be held by the trustee, maintained in a segregated account, and invested in short-term high quality investments, as permitted by the rating agencies rating the Bonds. If a retail electric provider defaults in making a payment of transition charges to the servicer and does not remedy the default within a 10 calendar-day grace period, the amounts on deposit or available from other credit support (up to an amount of the lesser of the payment default of the retail electric provider or the amount of the deposit or other credit support amount) will be used to make payments in respect of the Bonds. Please read “Retail Electric Providers—Credit Practices, Policies and Procedures of the Retail Electric Providers—Rating, Deposit and Related Requirements”, “—Remedies Upon Default” and “Risk Factors—Risks Associated With Potential Bankruptcy Proceedings of Retail Electric Providers” in the accompanying prospectus.

THE TRANSITION CHARGES

TCC will be the initial servicer of the Bonds. Beginning on the date we issue the Bonds, the initial transition charges listed in the table below will be imposed on retail electric customers in each transition charge customer class at the applicable rate for the class determined pursuant to the financing order. These transition charges may be adjusted annually, or more frequently under certain circumstances, by the servicer in accordance with its filings with the Texas commission. Please read “Description of the Transition Property—Creation of Transition Property; Financing Order” in the accompanying prospectus.

Initial Transition Charges

Transition Charge Customer Class	Initial Transition Charge Rate

Residential
Commercial and Small Industrial – Energy
Municipal and Cotton Gin
Commercial and Small Industrial – Demand
Large Industrial – Firm
Standby – Non-Firm
Large Industrial – Non-Firm
Standby – Non-Firm

Please read “Description of the Transition Property—Creation of Transition Property; Financing Order” and “—Transition Charge Retail Customer Classes” in the accompanying prospectus.

UNDERWRITING THE BONDS

Subject to the terms and conditions in the underwriting agreement among us, TCC and the underwriters, for whom [                                                     ] [is acting as the representative] [are acting as representatives], we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the principal amount of the Bonds listed opposite each underwriter’s name below:

Underwriter	Tranche A-1	Tranche A-2	Tranche A-3	Tranche A-4	Tranche A-5
	$	$	$	$	$

Total	$	$	$	$	$

Under the underwriting agreement, the underwriters will take and pay for all of the Bonds we offer, if any is taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The Underwriters’ Sales Price for the Bonds

The Bonds sold by the underwriters to the public will be initially offered at the prices to the public set forth on the cover of this prospectus supplement. The underwriters propose initially to offer the Bonds to dealers at such prices, less a selling concession not to exceed the percentage listed below for each tranche. The underwriters may allow, and dealers may reallow, a discount not to exceed the percentage listed below for each tranche.

	Selling Concession	Reallowance Discount
Tranche A-1
Tranche A-2
Tranche A-3
Tranche A-4
Tranche A-5

After the initial public offering, the public offering prices, selling concessions and reallowance discounts may change.

No Assurance as to Resale Price or Resale Liquidity for the Bonds

The Bonds are a new issue of securities with no established trading market. They will not be listed on any securities exchange. The underwriters have advised us that they intend to make a market in the Bonds, but they are not obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market will develop for the Bonds.

Various Types of Underwriter Transactions That May Affect the Price of the Bonds

The underwriters may engage in overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Bonds in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment transactions involve syndicate sales in excess of the offering size, which create a syndicate short position. Stabilizing transactions are bids to purchase the Bonds, which are permitted, so long as the stabilizing bids do not exceed a specific maximum price. Syndicate covering transactions involve purchases of the Bonds in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Bonds originally sold by the syndicate member are purchased in a syndicate covering transaction. These overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Bonds to be higher than they would otherwise be. Neither we, TCC, the trustee, our managers nor any of the underwriters represent that the underwriters will engage in any of these transactions or that these transactions, if commenced, will not be discontinued without notice at any time.

Certain of the underwriters and their affiliates have in the past provided, and may in the future from time to time provide, investment banking and general financing and banking services to TCC and its affiliates for which they have in the past received, and in the future may receive, customary fees. In addition, each underwriter may from time to time take positions in the Bonds.

We estimate that our share of the total expenses of the offering will be $[            ].

We and TCC have agreed to indemnify the underwriters against some liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Bonds, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters, including the validity of the Bonds and other conditions contained in the underwriting agreement, such as receipt of ratings confirmations, officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject offers in whole or in part.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

In the opinion of Sidley Austin LLP, counsel to us and to TCC, interest paid on the Bonds generally will be taxable to a U.S. bondholder as ordinary interest income at the time it accrues or is received in accordance with the U.S. bondholder’s method of accounting for U.S. federal income tax purposes. Sidley Austin LLP has also issued an opinion, based on Revenue Procedure 2005-62, 2005-37 IRB, that, for federal income tax purposes (1) we will not be treated as a taxable entity separate and apart from TCC, our sole member, and (2) the Bonds will constitute indebtedness of TCC. Each beneficial owner of a Bond, by acquiring a beneficial interest, agrees to treat such Bond as indebtedness of our sole member secured by the collateral for federal (and, to the extent applicable, state) income tax purposes unless otherwise required by appropriate taxing authorities. Please read “Material U.S. Federal Income Tax Consequences” in the accompanying prospectus.

RISK WEIGHTING OF THE BONDS UNDER CERTAIN INTERNATIONAL CAPITAL GUIDELINES

If held by financial institutions subject to regulation in countries other than the United States that have adopted the Basel Accord, the Bonds may attract the same risk weighting as “claims on” or “claims guaranteed by” non-central government bodies within those countries, which are accorded a 20% risk weighting. We understand the United Kingdom’s Financial Services Authority has issued “individual guidance” letters to one or more investors that an investment in Texas transition bonds issued under the Restructuring Act can be accorded a 20% risk weighting, which is similar to the risk weighting assigned to U. S. Agency corporate securities (FNMA, FHLMC, etc.) and that this determination is based in part on the following factors, which are also present in our transaction:

•	the issuance of transition bonds has been set up by the State of Texas under the Restructuring Act to finance the transition to a deregulated electricity market in the State of Texas;

•	under the Restructuring Act and the financing order, TCC is authorized to establish us as a special purpose entity, responsible to the State of Texas and the Texas commission, to issue transition bonds;

•	we are not owned by the Texas commission or the State of Texas;

•	transition bonds are payable through transition charges, which are a financial charge on ratepayers (i.e., retail electric customers who, with certain exceptions, continue to use electricity in TCC’s service territory even if these customers elect to purchase electricity from another supplier or choose to operate new on-site generation);

•	the amount of transition charges in respect of each series of transition bonds will be set by the Texas commission at a level designed to ensure repayment of that series of transition bonds;

•	should ratepayers not pay transition charges, then there is a true-up mechanism which allows us to recalculate the transition charges such that those ratepayers who do pay will make up the difference; this increase has to be approved by the Texas commission and the State of Texas, as long as it consumes electricity, is one of these ratepayers and therefore would be a payer of last resort;

•	the Texas commission guaranteed that it will take action to ensure that the true-up mechanism is used;

•	pursuant to the Restructuring Act, the State of Texas pledges not to take any action that would impair the value of the transition property, which includes our right to impose, collect and receive transition charges and the operation of the true-up mechanism;

•	the trustee has a first priority lien on transition property and associated transition charge payments;

•	transition charges are directly and expressly linked to payments of principal and interest on transition bonds;

•	the obligation of ratepayers (including the State of Texas and local governments) to pay transition charges is unaffected by:

•	the entity from which they purchase electricity,

•	the quality of electricity service provided, so that ratepayers cannot refuse to pay transition charges because of poor service, or

•	other ratepayers finding some entitlement not to pay or initiating court actions, including actions against the State of Texas, over the transition charges.

However, we cannot assure you that the Bonds would attract a 20% risk weighting under any national law, regulation or policy implementing the Basel Accord.

Before acquiring any Bonds, prospective investors that are banks or bank holding companies, particularly those that are organized under the laws of any country other than the United States or of any state, territory or other political subdivision of the United States, and prospective investors that are U.S. branches and agencies of foreign banks, should consult all applicable laws, regulations and policies, as well as appropriate regulatory bodies and legal counsel, to confirm that an investment in the Bonds is permissible and in compliance with any applicable investment or other limits.

Please read “The Restructuring Act—TCC and Other Utilities May Securitize Qualified Costs”, “— PUCT Guaranteed True-Ups” and “ —PUCT Guaranteed True-Ups; Entire Private Sector Default”, along with “TCC's Financing Order” and “Description of the Transition Property — Tariff” in the accompanying prospectus for more information on certain of the points noted above.

RATINGS FOR THE BONDS

It is a condition of any underwriter’s obligation to purchase the Bonds that each tranche of the Bonds be rated “AAA” by S&P, “AAA” by Fitch and “Aaa” by Moody’s.

A security rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the rating agency. Each rating should be evaluated independently of any other rating. No person is obligated to maintain its rating on the Bonds, and accordingly, we cannot assure you that a rating assigned to any tranche of the Bonds upon initial issuance will not be revised or withdrawn by a rating agency at any time thereafter. If a rating of any tranche of the Bonds is revised or withdrawn, the liquidity of that tranche may be adversely affected. In general, ratings address credit risk and do not represent any assessment of the likelihood of any particular level of principal payments on the Bonds other than payment in full of each tranche of the Bonds by the applicable final maturity date, as well as the timely payment of interest.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and current reports and other information with the SEC. We are incorporating by reference [the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the Bonds, excluding any information that is furnished to, and not filed with, the SEC. Please read “Where You Can Find More Information” in the accompanying prospectus.

[List any quarterly reports or 8-K filings filed prior to date of prospectus supplement.]

LEGAL PROCEEDINGS

There are no legal or governmental proceedings pending against us, the sponsor, seller, indenture trustee, or servicer, or of which any property of the foregoing is subject, that is material to the holders of the Bonds.

LEGAL MATTERS

Certain legal matters relating to the Bonds, including certain U.S. federal income tax matters, will be passed on by Sidley Austin LLP, counsel to TCC and the Issuing Entity, by Richards, Layton & Finger, special Delaware counsel to the Issuing Entity, by Clark, Thomas & Winters, a Professional Corporation, Austin, Texas, regulatory counsel to TCC, by Bracewell & Giuliani LLP, Austin, Texas, Texas counsel to TCC and the Issuing Entity, and by Thelen, Reid & Priest LLP, New York, New York, counsel to the underwriters.

OFFERING RESTRICTIONS IN CERTAIN JURISDICTIONS

NOTICE TO RESIDENTS OF SINGAPORE

THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS HAVE NOT BEEN AND WILL NOT BE REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE UNDER THE SECURITIES AND FUTURES ACT (CHAPTER 289 OF SINGAPORE) (THE “SFA”). ACCORDINGLY, EACH UNDERWRITER REPRESENTS, WARRANTS AND AGREES THAT IT HAS NOT OFFERED OR SOLD ANY BONDS OR CAUSED THE BONDS TO BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, AND WILL NOT OFFER OR SELL ANY BONDS OR CAUSE THE BONDS TO BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, AND HAS NOT CIRCULATED OR DISTRIBUTED, NOR WILL IT CIRCULATE OR DISTRIBUTE THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS OR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF BONDS, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON, OR ANY PERSON PURSUANT TO SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

EACH UNDERWRITER FURTHER REPRESENTS, WARRANTS AND AGREES TO NOTIFY (WHETHER THROUGH THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS OR OTHERWISE) EACH OF THE FOLLOWING RELEVANT PERSONS SPECIFIED IN SECTION 275 OF THE SFA WHICH HAS SUBSCRIBED OR PURCHASED BONDS FROM OR THROUGH THAT UNDERWRITER, NAMELY A PERSON WHICH IS:

•	A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR

•	A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR.

•	THAT BONDS OF THAT CORPORATION OR THE BENEFICIARIES' RIGHTS AND INTEREST IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE BONDS UNDER SECTION 275 OF THE SFA EXCEPT:

•	TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON, OR ANY PERSON PURSUANT TO SECTION 275 OF THE SFA;

•	WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; OR

•	BY OPERATION OF LAW.

THE PROSPECTUS RELATING TO THE BONDS (“PROSPECTUS”) WILL, PRIOR TO ANY SALE OF SECURITIES PURSUANT TO THE PROVISIONS OF SECTION 106D OF THE COMPANIES ACT (CAP.50), BE LODGED, PURSUANT TO SAID SECTION 106D, WITH THE REGISTRAR OF COMPANIES IN SINGAPORE, WHICH WILL TAKE NO RESPONSIBILITY FOR ITS CONTENTS. HOWEVER, NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE PROSPECTUS HAS BEEN AND NOR WILL THEY BE REGISTERED AS A PROSPECTUS WITH THE REGISTRAR OF COMPANIES IN SINGAPORE. ACCORDINGLY, THE BONDS MAY NOT BE OFFERED, AND NEITHER THIS PROSPECTUS SUPPLEMENT NOR ANY OTHER OFFERING DOCUMENT OR MATERIAL RELATING TO THE BONDS MAY BE CIRCULATED OR DISTRIBUTED, DIRECTLY OR INDIRECTLY, TO THE PUBLIC OR ANY MEMBER OF THE PUBLIC IN SINGAPORE OTHER THAN TO INSTITUTIONAL INVESTORS OR OTHER PERSONS OF THE KIND SPECIFIED IN SECTION 106C AND SECTION 106D OF THE COMPANIES ACT OR ANY OTHER APPLICABLE EXEMPTION INVOKED UNDER DIVISION 5A OF PART IV OF THE COMPANIES ACT. THE FIRST SALE OF SECURITIES ACQUIRED UNDER A SECTION 106C OR SECTION 106D EXEMPTION IS SUBJECT TO THE PROVISIONS OF SECTION 106E OF THE COMPANIES ACT.

NOTICE TO RESIDENTS OF THE PEOPLE'S REPUBLIC OF CHINA

THE BONDS HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES LAW OF THE PEOPLE'S REPUBLIC OF CHINA (AS THE SAME MAY BE AMENDED FROM TIME TO TIME) AND ARE NOT TO BE OFFERED OR SOLD TO PERSONS WITHIN THE PEOPLE'S REPUBLIC OF CHINA (EXCLUDING THE HONG KONG AND MACAU SPECIAL ADMINISTRATIVE REGIONS) UNLESS PERMITTED BY THE LAWS OF THE PEOPLE'S REPUBLIC OF CHINA.

NOTICE TO RESIDENTS OF JAPAN

THE BONDS HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES AND EXCHANGE LAW OF JAPAN (THE “SEL”), AND THE BONDS MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (INCLUDING JAPANESE CORPORATIONS) OR TO OTHERS FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO ANY RESIDENT OF JAPAN, EXCEPT THAT THE OFFER AND SALE OF THE BONDS IN JAPAN MAY BE MADE ONLY THROUGH PRIVATE PLACEMENT SALE IN JAPAN IN ACCORDANCE WITH AN EXEMPTION AVAILABLE UNDER THE SEL AND WITH ALL OTHER APPLICABLE LAWS AND REGULATIONS OF JAPAN. IN THIS PARAGRAPH, “A RESIDENT/RESIDENTS OF JAPAN” SHALL HAVE THE MEANING AS DEFINED UNDER THE FOREIGN EXCHANGE AND TRADE LAW OF JAPAN.

NOTICE TO RESIDENTS OF HONG KONG

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

•	IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY BONDS OTHER THAN (A) TO PERSONS WHOSE ORDINARY BUSINESS IS TO BUY OR SELL BONDS, WHETHER AS PRINCIPAL OR AGENT, OR TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) OF HONG KONG AND ANY RULES MADE UNDER THAT ORDINANCE; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES ORDINANCE (CAP. 32) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THAT ORDINANCE; AND

•	IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE BONDS, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO BONDS WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) OF HONG KONG AND ANY RULES MADE UNDER THAT ORDINANCE.

NOTICE TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA

IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH A “RELEVANT MEMBER STATE”), EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE (THE “RELEVANT IMPLEMENTATION DATE”) IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE BONDS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE EXCEPT THAT IT MAY, WITH EFFECT FROM AND INCLUDING THE RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF BONDS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE: (A) IN THE PERIOD BEGINNING ON THE DATE OF PUBLICATION OF A PROSPECTUS IN RELATION TO THE BONDS, WHICH HAS BEEN APPROVED BY THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE OR, WHERE APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND NOTIFIED TO THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE PROSPECTUS DIRECTIVE, AND ENDING ON THE DATE WHICH IS 12 MONTHS AFTER THE DATE OF SUCH PUBLICATION; (B) AT ANY TIME TO LEGAL ENTITIES WHICH ARE AUTHORIZED OR REGULATED TO OPERATE IN THE FINANCIAL MARKETS OR, IF NOT SO AUTHORIZED OR REGULATED, WHOSE CORPORATE PURPOSE IS SOLELY TO INVEST IN SECURITIES; (C) AT ANY TIME TO ANY LEGAL ENTITY WHICH HAS TWO OR MORE OF (I) AN AVERAGE OF AT LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR;(II) A TOTAL BALANCE SHEET OF MORE THAN EUR43,000,000 AND (III) AN ANNUAL NET TURNOVER OF MORE THAN EUR50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS; OR (D) AT ANY TIME IN ANY OTHER CIRCUMSTANCES WHICH DO NOT REQUIRE THE PUBLICATION BY THE ISSUER OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE. FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION AN “OFFER OF THE BONDS TO THE PUBLIC” IN RELATION TO ANY BONDS IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE BONDS TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE BONDS, AS THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT MEMBER STATE AND THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN EACH RELEVANT MEMBER STATE.

NOTICE TO RESIDENTS OF UNITED KINGDOM

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT (I) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT OF 2000 (“FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE BONDS IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO US OR TCC AND (II) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE BONDS IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO RESIDENTS OF ITALY

THE OFFERING OF THE BONDS IN ITALY HAS NOT BEEN REGISTERED WITH THE COMMISSIONE NAZIONALE PER LA SOCIETÀ E LA BORSA (“CONSOB”) PURSUANT TO ITALIAN SECURITIES LEGISLATION AND, ACCORDINGLY, THE BONDS CANNOT BE OFFERED, SOLD OR DELIVERED IN THE REPUBLIC OF ITALY (“ITALY”) NOR MAY ANY COPY OF THIS PROSPECTUS OR ANY OTHER DOCUMENT RELATING TO THE BONDS BE DISTRIBUTED IN ITALY OTHER THAN (A) TO PROFESSIONAL INVESTORS (OPERATORI QUALIFICATI) AS DEFINED IN ARTICLE 31, SECOND PARAGRAPH, OF CONSOB REGULATION NO.11522 OF 1 JULY, 1998 AS SUBSEQUENTLY AMENDED OR (B) IN CIRCUMSTANCES WHICH ARE EXEMPTED FROM THE RULES ON SOLICITATION OF INVESTMENTS PURSUANT TO ARTICLE 100 OF THE LEGISLATIVE DECREE NO. 58 OF 24TH FEBRUARY, 1998, AS AMENDED, ITS IMPLEMENTING CONSOB REGULATIONS AND ARTICLE 33, FIRST PARAGRAPH OF CONSOB REGULATION NO 11971 OF 14TH MAY, 1999, AS AMENDED. ANY OFFER, SALE OR DELIVERY OF THE BONDS OR DISTRIBUTION OF COPIES OF THIS PROSPECTUS OR ANY OTHER DOCUMENT RELATING TO THE BONDS IN ITALY MUST BE MADE (A) BY AN INVESTMENT FIRM, BANK OR INTERMEDIARY PERMITTED TO CONDUCT SUCH ACTIVITIES IN ITALY IN ACCORDANCE WITH LEGISLATIVE DECREE NO.58 OF 24 FEBRUARY 1998 (THE “FINANCIAL SERVICES ACT”) AND LEGISLATIVE DECREE NO.385 OF 1 SEPTEMBER 1993 (THE “BANKING ACT”); (B) IN COMPLIANCE WITH ARTICLE 129 OF THE BANKING ACT AND THE IMPLEMENTING GUIDELINES OF THE BANK OF ITALY AND (C) IN COMPLIANCE WITH ANY OTHER APPLICABLE LAWS AND REGULATIONS AND OTHER POSSIBLE REQUIREMENTS OR LIMITATIONS WHICH MAY BE IMPOSED BY ITALIAN AUTHORITIES. THE BONDS CANNOT BE OFFERED, SOLD OR DELIVERED ON A RETAIL BASIS, EITHER IN THE PRIMARY OR IN THE SECONDARY MARKET, TO ANY INDIVIDUALS RESIDING IN ITALY.

NOTICE TO RESIDENTS OF IRELAND

EACH OF THE ISSUER AND THE UNDERWRITERS HAS REPRESENTED, WARRANTED AND UNDERTAKEN THAT: (A) IT WILL NOT SELL BONDS OTHERWISE THAN IN CONFORMITY WITH THE PROVISIONS OF THE INVESTMENT INTERMEDIARIES ACT, 1995 OF IRELAND, AS AMENDED, INCLUDING, WITHOUT LIMITATION, SECTIONS 9 AND 23 (INCLUDING ADVERTISING RESTRICTIONS MADE THEREUNDER) THEREOF AND THE CODES OF CONDUCT MADE UNDER SECTION 37 THEREOF OR, IN THE CASE OF AN UNDERWRITER ACTING WITHIN THE TERMS OF AN AUTHORIZATION TO DO SO FOR THE PURPOSES OF EU COUNSEL DIRECTIVE (93/22/EC OF 10TH MAY, 1993, AS AMENDED OR EXTENDED) IT HAS COMPLIED WITH ANY CODES OF CONDUCT MADE UNDER THE INVESTMENT INTERMEDIARIES ACT, 1995 OF IRELAND, AS AMENDED, OR, IN THE CASE OF A CREDIT INSTITUTION EXERCISING ITS RIGHTS UNDER THE BANKING CONSOLIDATION DIRECTIVE (2000/12/EC OF 20TH MARCH, 2000) IN CONFORMITY WITH THE CODES OF CONDUCT OR PRACTICE MADE UNDER SECTION 117(1) OF THE CENTRAL BANK ACT, 1989, OF IRELAND, AS AMENDED; (B) IN CONNECTION WITH OFFERS OR SALES OF BONDS, IT HAS ONLY ISSUED OR PASSED ON, AND WILL ONLY ISSUE OR PASS ON, IN IRELAND, ANY DOCUMENT RECEIVED BY IT IN CONNECTION WITH THE ISSUE OF SUCH BONDS TO PERSONS WHO ARE PERSONS TO WHOM THE DOCUMENTS MAY OTHERWISE LAWFULLY BE ISSUED OR PASSED ON; AND (C) IN RESPECT OF A LOCAL OFFER (WITHIN THE MEANING OF SECTION 38(1) OF THE INVESTMENT FUNDS, COMPANIES AND MISCELLANEOUS PROVISIONS ACT 2005 OF IRELAND) OF BONDS IN IRELAND, IT HAS COMPLIED AND WILL COMPLY WITH SECTION 49 OF INVESTMENT FUNDS, COMPANIES AND MISCELLANEOUS PROVISIONS ACT 2005 OF IRELAND.

NOTICE TO RESIDENTS OF THE NETHERLANDS

THE BONDS MAY NOT BE OFFERED, SOLD, TRANSFERRED OR DELIVERED, WHETHER DIRECTLY OR INDIRECTLY, TO ANY INDIVIDUAL OR LEGAL ENTITY IN THE NETHERLANDS OTHER THAN TO INDIVIDUALS WHO, OR LEGAL ENTITIES WHICH, IN THE COURSE OF THEIR OCCUPATION OR BUSINESS, DEAL OR INVEST IN SECURITIES (AS SET OUT IN SECTION 1 OF THE REGULATION OF 9 OCTOBER 1990 IN IMPLEMENTATION OF SECTION 14 OF THE ACT ON THE SUPERVISION OF INVESTMENT INSTITUTIONS).

NOTICE TO RESIDENTS OF SWEDEN

THIS PROSPECTUS IS FOR THE INTENDED RECIPIENT ONLY AND MAY NOT IN ANY WAY BE FORWARDED TO ANY OTHER PERSON OR TO THE PUBLIC IN SWEDEN. ACCORDINGLY, EACH UNDERWRITER

HAS REPRESENTED, WARRANTED AND AGREED THAT IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL THE BONDS IN SWEDEN IN A MANNER THAT WOULD REQUIRE THE REGISTRATION OF A PROSPECTUS BY THE SWEDISH FINANCIAL SUPERVISORY AUTHORITY ACCORDING TO THE FINANCIAL INSTRUMENTS TRADING ACT.

NOTICE TO RESIDENTS OF PORTUGAL

THE BONDS HAVE NOT BEEN REGISTERED WITH THE PORTUGUESE EXCHANGE COMMISSION AND THEREFORE THE BOND OFFERING IS NOT DIRECTED TO PORTUGUESE RESIDENT INVESTORS AND THE BONDS MAY NOT BE OFFERED OR SOLD TO THE PUBLIC IN PORTUGAL OR UNDER CIRCUMSTANCES WHICH ARE DEEMED TO BE A PUBLIC OFFER UNDER THE PORTUGUESE SECURITIES CODE. IN ADDITION, THE PROSPECTUS SUPPLEMENT, THE PROSPECTUS AND ANY OTHER OFFERING MATERIALS MAY NOT BE AND ARE ONLY BEING PUBLICLY DISTRIBUTED IN THE ABOVE NOTED JURISDICTIONS WHERE LAWFUL AND NO PUBLICITY OR MARKETING ACTIVITIES RELATED TO THE BOND OFFERING MAY BE AND IS NOT BEING CONDUCTED IN PORTUGAL.

The information in this prospectus is not complete and may be changed. The transition bonds may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Dated                         , 2006

PROSPECTUS

AEP Texas Central Transition Funding II LLC

Issuing Entity

Senior Secured Transition Bonds

Issuable in Series

AEP Texas Central Company

Seller, Initial Servicer and Sponsor

You should carefully consider the Risk Factors beginning on page 12 of this prospectus before you invest in the transition bonds.

We may issue from time to time one or more series of the transition bonds as described in this prospectus. Each series of transition bonds may have one or more tranches. The transition bonds represent only our obligations and are backed only by our assets. AEP Texas Central Company and its affiliates, other than us, are not liable for any payments on the transition bonds. The transition bonds are not a debt or obligation of the State of Texas, the Public Utility Commission of Texas or any other governmental agency or instrumentality and are not a charge on the full faith and credit or the taxing power of the State of Texas or any governmental agency or instrumentality. However, the State of Texas and other governmental entities, as retail electric customers, will be obligated to pay transition charges securing the transition bonds. Except in their capacity as retail electric customers, neither the State of Texas nor any political subdivision, agency, authority or instrumentality of the State of Texas, nor any other public or private entity, will be obligated to provide funds for the payment of the transition bonds.

We are a special purpose entity and own no property other than the collateral described in this prospectus. The collateral is the sole source of payment for the transition bonds.

We may offer and sell the transition bonds by use of this prospectus. We will provide the specific terms of any offerings in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in the transition bonds. This prospectus may not be used to offer and sell the transition bonds unless accompanied by a prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is                         , 2006.

READING THIS PROSPECTUS AND THE ACCOMPANYING SUPPLEMENT	1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION	1

PROSPECTUS SUMMARY	3
Summary of the Transition Bonds	3
Parties to Transaction and Responsibilities	6
Flow of Funds	6
The Collateral	7
The Transition Property	7
Interest Payments	8
Principal Payments and Record Dates and Payment Sources	8
Priority of Distributions	9
Credit Enhancement	9
State Pledge	10
Optional Redemption	10
Scheduled Final Payment Dates and Final Maturity Dates	10
Ratings for the Transition Bonds	11
Reports to Transition Bondholders	11
Servicing Compensation	11
Federal Income Tax Status	11
ERISA Considerations	11

RISK FACTORS	12
You may experience material payment delays or incur a loss on your investment in the transition bonds because the source of funds for payment is limited	12

RISKS ASSOCIATED WITH POTENTIAL JUDICIAL, LEGISLATIVE OR REGULATORY ACTIONS	12
We are not obligated to indemnify you for changes in law	12
Future judicial action could reduce the value of your investment in the transition bonds	12
The federal government might attempt to preempt the Restructuring Act without full compensation	13
Future state legislative action might attempt to reduce the value of your investment in the transition bonds	13
The Texas commission might attempt to take actions that could reduce the value of your investment in the transition bonds	13

SERVICING RISKS	14
Inaccurate consumption forecasting or unanticipated delinquencies or charge-offs might reduce scheduled payments on the transition bonds	14
Your investment in the transition bonds depends on TCC or its successor or assignee, acting as servicer of the transition property	14
If we replace TCC as the servicer, we may experience difficulties finding and using a replacement servicer	14
It might be difficult to collect transition charges from retail electric providers	15
It may be difficult to collect transition charges from other parties who bill retail customers	15
Competitive metering services might result in unexpected problems in receiving accurate metering data	15
Changes to billing and collection practices might reduce the value of your investment in the transition bonds	16
Limits on rights to terminate service might make it more difficult to collect the transition charges	16
Future adjustments to transition charges by customer class might result in insufficient collections	16

RISKS ASSOCIATED WITH THE UNUSUAL NATURE OF THE TRANSITION PROPERTY	17
We will not receive transition charges for any series of transition bonds in respect of electric service provided more than 15 years from the date of issuance of that series of transition bonds	17

i

Foreclosure of the trustee’s lien on the transition property for a series of transition bonds might not be practical, and acceleration of the transition bonds of such series before maturity might have little practical effect	17

RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS OF THE SELLER OR THE SERVICER	17
The servicer will commingle the transition charges with other revenues it collects, which might obstruct access to the transition charges in case of the servicer’s bankruptcy and reduce the value of your investment in the transition bonds	17
The bankruptcy of TCC or any successor seller might result in losses or delays in payments on the transition bonds	18
The sale of the transition property might be construed as a financing and not a sale in a case of TCC’s bankruptcy which might delay or limit payments on the transition bonds	19
If the servicer enters bankruptcy proceedings, the collections of the transition charges held by the servicer as of the date of bankruptcy might constitute preferences, which means these funds might be unavailable to pay amounts owing on the transition bonds	19
Claims against TCC or any successor seller might be limited in the event of a bankruptcy of the seller	19
The bankruptcy of TCC or any successor seller might limit the remedies available to the trustee	20

RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS OF RETAIL ELECTRIC PROVIDERS	20
Retail electric providers may commingle the transition charges with other revenues they collect. This may cause losses on or reduce the value of your investment in the transition bonds in the event a retail electric provider enters bankruptcy proceedings	20
If a retail electric provider enters bankruptcy proceedings, any cash deposit of the retail electric provider held by the trustee might not be available to cover amounts owed by the retail electric provider	20
If a retail electric provider enters bankruptcy proceedings, transition charge payments made by that retail electric provider to the servicer might constitute preferences, and the servicer may be required to return such funds to the bankruptcy estate of the retail electric provider	21

OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE TRANSITION BONDS	21
We may incur expenses in excess of caps on such expenses provided in the financing order	21
TCC’s indemnification obligations under the sale and servicing agreements are limited and might not be sufficient to protect your investment in the transition bonds	21
TCC’s ratings might affect the market value of the transition bonds	22
Technological change might make alternative energy sources more attractive in the future	22
The absence of a secondary market for a series of transition bonds might limit your ability to resell your transition bonds of such series	22
You might receive principal payments for a series of transition bonds later than you expect	22
We may issue additional series of transition bonds	22

THE RESTRUCTURING ACT	22
The Restructuring Act’s General Effect on the Electric Utility Industry in Texas	22
Recovery of Stranded Costs and Regulatory Assets for TCC and Other Texas Utilities	24
TCC and Other Utilities May Securitize Qualified Costs	25

TCC’S FINANCING ORDER	28
TCC’s Stranded Cost Order	28
TCC's Securitization Proceeding and Financing Order	28
Collection of Transition Charges	29
Issuance Advice Letter	29
Tariff	30
PUCT Guaranteed True-Ups	30
PUCT Guaranteed True-Ups—Credit Risk	31
PUCT Guaranteed True-Ups: Entire Private Sector Default	31
Allocation	31
Adjustments to Allocation of Transition Charges	31

USE OF PROCEEDS	45

RELATIONSHIP TO THE SERIES 2002-1 TRANSITION BONDS	46
TCC’s Prior Securitization	46
Intercreditor Agreement	46

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	88
General	88
Taxation of the Issuing Entity and Characterization of the Transition Bonds	89
Tax Consequences To U.S. Holders	89
Tax Consequences to Non-U.S. Holders	89
Backup Withholding	90

ERISA CONSIDERATIONS	90
General	90
Regulation of Assets Included in a Plan	91
Prohibited Transaction Exemptions	92
Consultation with Counsel	92

PLAN OF DISTRIBUTION	92

RISK WEIGHTING UNDER CERTAIN INTERNATIONAL CAPITAL GUIDELINES	93

RATINGS FOR THE TRANSITION BONDS	94

WHERE YOU CAN FIND MORE INFORMATION	94

LEGAL MATTERS	95

GLOSSARY OF DEFINED TERMS	96

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READING THIS PROSPECTUS AND THE ACCOMPANYING SUPPLEMENT

This prospectus is part of a registration statement we have filed with the SEC using a “shelf” registration process. By using this process, we may offer the transition bonds in one or more offerings. This prospectus provides you with a general description of the transition bonds we may offer. Each time we offer transition bonds, we will provide a supplement to this prospectus. The prospectus supplement will describe the specific terms of the offering. The prospectus supplement may also contain information that supplements the information contained in this prospectus, and you should rely on the supplementary information in that prospectus supplement. Please read carefully this prospectus, the prospectus supplement and the information, if any, contained in the documents we refer to in this prospectus under the heading “Where You Can Find More Information”.

References in this prospectus and the prospectus supplement to the terms we, us, or the issuing entity mean AEP Texas Central Transition Funding II LLC. References to TCC, the seller or the sponsor refer to AEP Texas Central Company. References to the servicer refer to TCC and any successor servicer under the servicing agreement referred to in this prospectus. Unless the context otherwise requires, the term customer or retail customer means a retail end user of electricity and related services provided by a retail electric provider via the transmission and distribution system of an electric utility such as TCC, and retail electric customer means a retail customer within TCC’s service territory. References to the Texas commission or PUCT refer to the Public Utility Commission of Texas. References to REPs refer to retail electric providers as defined in the glossary. You can find a glossary of some of the other defined terms we use in this prospectus on page 96 of this prospectus.

We have included cross-references to sections in this prospectus where you can find further related discussions. You can also find key topics in the table of contents on the preceding pages. Check the table of contents to locate these sections.

You should rely only on the information contained or incorporated by reference in this prospectus and the prospectus supplement. We have not authorized anyone else to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the transition bonds in any jurisdiction where the offer or sale is not permitted. The information in this prospectus is current only as of the date of this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Some statements contained in this prospectus and the prospectus supplement concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are not historical facts, including statements in the documents that are incorporated by reference as discussed in this prospectus under the heading “Where You Can Find More Information”, are forward-looking statements within the meaning of the federal securities laws. Actual results may differ materially from those expressed or implied by these statements. In some cases, you can identify our forward-looking statements by the words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “forecast”, “goal”, “intend”, “may”, “objective”, “plan”, “potential”, “predict”, “projection”, “should”, “will”, or other similar words.

We have based our forward-looking statements on our management’s belief, expectations and assumptions based on information available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.

The following are some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking statements:

•	state and federal legislative and regulatory actions or developments, including deregulation, re-regulation and restructuring of the electric utility industry, and changes in, or changes in application of, laws or regulations applicable to other aspects of our business;

•	non-payment of transition charges due to financial distress of retail electric providers;

•	the accuracy of the servicer’s estimates of market demand and prices for energy;

•	the accuracy of the servicer’s estimates of industrial, commercial and residential growth in TCC’s service territory;

•	changes in market demand and demographic patterns;

•	weather variations and other natural phenomena affecting retail electric customer energy usage in TCC’s service territory;

•	the operating performance of TCC’s facilities and the facilities of third-party suppliers of electric energy in TCC’s service territory;

•	the accuracy of the servicer’s forecast of electrical consumption or the payment of transition charges;

•	the reliability of the systems, procedures and other infrastructure necessary to operate the retail electric business in TCC’s service territory, including the systems owned and operated by the independent system operator in the Electric Reliability Council of Texas, Inc.;

•	national or regional economic conditions affecting retail electric customer energy usage in TCC’s service territory;

•	acts of war or terrorism or other catastrophic events affecting retail electric customer energy usage in TCC’s service territory; and

•	other factors we discuss in this prospectus, any prospectus supplement and any of our SEC filings.

You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward-looking statement.

PROSPECTUS SUMMARY

This summary contains a brief description of the transition bonds and applies to all series of transition bonds we may offer by use of this prospectus. You may find information relating to a specific series of transition bonds in the prospectus supplement relating to that series. You will find a more detailed description of the terms of the offering of the transition bonds following this summary.

You should carefully consider the Risk Factors beginning on page 12 of this prospectus before you invest in the transition bonds.

Summary of the Transition Bonds

The issuing entity:	AEP Texas Transition Funding II LLC, a direct, wholly owned subsidiary of TCC and a limited liability company formed under Delaware law. We were formed solely to purchase and own transition property, to issue one or more series of transition bonds secured by transition property and to perform any activity incidental thereto.

We are responsible to the State of Texas and the Texas commission. Specifically, pursuant to the financing order of the Texas commission relating to the initial series of transition bonds,

•     our organizational documents and transaction documents for the initial series of transition bonds prohibit us from engaging in any activities other than acquiring transition property, issuing transition bonds and performing other activities as specifically authorized by that financing order,

•     we must respond to representatives of the Texas commission throughout the process of offering the initial series of transition bonds, with the financing order directing the Texas commission’s financial advisor to advise the Commission of any proposal that does not comply in any material respect with the criteria established in the financing order, and

• the servicer will file periodic adjustments to transition charges with the Texas commission on our behalf.

We have also agreed that certain reports concerning transition charge collections will be provided to the Texas commission.

Subsequent financing orders relating to additional series of transition bonds may impose additional or different requirements. Please read “TCC’s Financing Order—TCC’s Securitization Proceeding and Financing Order”.

Our address:	539 N. Carancahua St., Suite 1700, Corpus Christi, Texas, 78478

Our telephone number:	(361) 881-5398

Seller, Initial Servicer and Sponsor:	AEP Texas Central Company, a fully regulated utility organized under Texas law. TCC is engaged in the transmission and distribution of electric energy in a 44,000 square mile area in southern Texas. As of December 31, 2005, TCC provided service to approximately 729,000 metered retail customers in this area. TCC is an operating subsidiary of American Electric Power Company, Inc., referred to as AEP, a public utility holding company based in Columbus, Ohio. AEP is one of the largest electric utilities in the United States, delivering electricity to more than 5 million customers in 11 states, and is among the nation's largest generator of electricity, owning more than 36,000 megawatts of generating capacity in the United States. Neither TCC nor AEP is an obligor of the transition bonds.

TCC’s address:	1 Riverside Plaza, Columbus, Ohio 43215-2373

TCC’s phone number:	(614) 716-1000

The servicer of the transition property:	TCC, acting as the initial servicer, and any successor servicer, referred to in this prospectus as the servicer, will service the transition property under a servicing agreement with us. TCC currently services under a separate servicing agreement other transition property securing transition bonds issued by AEP Texas Central Transition Funding LLC, also a wholly-owned subsidiary of TCC, referred to as TCC Funding I. Please read “Relationship to the Series 2002-1 Transition Bonds”.

The trustee:	The trustee for each series of transition bonds will be named in the applicable prospectus supplement.

Transaction overview:	The Restructuring Act’s mandate to transition to a competitive electric market created stranded investment and other balances for electric utilities within the State of Texas. The Restructuring Act permits electric utilities to recover certain of these stranded investments and other balances through the issuance of transition bonds pursuant to and supported by an irrevocable financing order issued by the Texas commission. The Restructuring Act also permits the Texas commission to impose an irrevocable nonbypassable transition charge on all retail customers, including the State of Texas and other governmental entities, within a utility’s certificated service territory as it existed on May 1, 1999, for payment of the transition bonds, subject to only limited exceptions. We refer to this area in this prospectus and the prospectus supplement, with regard to TCC, as TCC’s service territory. The amount and terms for collections of these transition charges are governed by one or more financing orders issued to an electric utility by the Texas commission. The Restructuring Act permits an electric utility to transfer its rights and interests under a financing order, including the right to impose, collect and receive transition charges, to a special purpose entity formed by the electric utility to issue debt securities secured by the right to receive revenues arising from the transition charges. The electric utility’s right to receive the transition charges, all revenues and collections resulting from the transition charges and its other rights and interests under a financing order, upon transfer to the issuing entity, constitute transition property. Under the Restructuring Act, transition property does not come into existence until an electric utility first transfers to an assignee or pledges in connection with the issuance of transition bonds its rights under a related financing order. However, for convenience of reference in this prospectus and the prospectus supplement, the transfer of TCC’s rights under such a financing order is sometimes referred to as the sale or purchase of transition property. References in this prospectus to a financing order, unless the context indicates otherwise, mean the financing order issued by the Texas commission on June 21, 2006 which is further described below. Please read “TCC’s Financing Order”. Any subsequent financing order relating to a separate series of transition bonds will be described in the applicable prospectus supplement.

On June 21, 2006, the Texas commission issued its financing order to TCC authorizing the issuance of transition bonds in the aggregate principal amount of approximately $1,719.4 million, consisting of: (i) $1,696.6 million in stranded costs, regulatory assets, and carrying costs on the stranded costs through September 1, 2006, and (ii) up-front qualified costs, which TCC currently estimates to be $22.8 million. To the extent the transition bonds are issued on a date other than September 1, 2006, the financing order requires TCC to adjust the carrying costs for the difference in the number of days either greater than or less than assumed in the calculation based on the projected issuance date of September 1, 2006, and provides that the amount securitized shall be adjusted upwards or downwards, as applicable, based on such difference. The financing order further requires TCC to update the up-front qualified costs in the issuance advice letter to reflect the amount actually securitized and other more current information. The qualified costs authorized in the financing order, which we refer to in this prospectus and any applicable prospectus supplement as qualified costs, include TCC’s stranded cost balance, certain costs of issuing, supporting and servicing the transition bonds and certain costs of retiring and refunding TCC’s existing debt and equity securities in connection with the issuance of the transition bonds. The Texas commission guaranteed that it will take specific actions pursuant to the irrevocable financing order as expressly authorized by the Restructuring Act to ensure that expected transition charge revenues are sufficient to timely pay scheduled principal and interest on the applicable series of transition bonds.

The primary transactions underlying the offering of each series of transition bonds are as follows:

•     TCC will sell transition property to us in exchange for the net proceeds from the sale of a series of transition bonds,

•     we will sell the series of transition bonds, which will be secured primarily by the related transition property, to the underwriters named in the prospectus supplement, and

• TCC will act as the initial servicer of the transition property.

The transition bonds are not obligations of the trustee, our managers, TCC, AEP or of any of their affiliates other than us. The transition bonds are also not obligations of the State of Texas or any governmental agency, authority or instrumentality of the State of Texas. However, the State of Texas and other governmental entities, as retail electric customers, will be obligated to pay transition charges securing the transition bonds. Except in their capacity as retail electric customers, neither the State of Texas nor any political subdivision, agency, authority or instrumentality of the State of Texas, nor any other public or private entity, will be obligated to provide funds for the payment of the transition bonds.

Parties to Transaction and Responsibilities

The following chart represents a general summary of the parties to the transactions underlying the offering of a series of transition bonds, their roles and their various relationships to the other parties:

Flow of Funds

The following chart represents a general summary of the flow of funds:

*	As of December 31, 2005, TCC has approximately 729,000 retail customers. During the 12 months ended December 31, 2005, TCC’s total deliveries were approximately 23% industrial , 38% commercial and 39% residential, with the State of Texas and other federal, state and local governmental entities comprising approximately 6% of TCC’s total revenues.

The Collateral

Each series of transition bonds will be secured by all of the collateral relating to that series. The principal asset pledged will be transition property, which is a present property right created under the Restructuring Act by a financing order issued by the Texas commission. The collateral will also consist of:

•	our rights under the sale agreement pursuant to which we will acquire the related transition property, under an administration agreement and under all bills of sale delivered by TCC pursuant to the sale agreement,

•	our rights under the PUCT guaranteed true-up mechanism,

•	our rights under the servicing agreement and any subservicing, agency, intercreditor or collection agreements executed in connection with the servicing agreement,

•	the collection account for the particular series of transition bonds and all related subaccounts,

•	our rights in all deposits, guarantees, surety bonds, letters of credit and other forms of credit support provided by or on behalf of retail electric providers pursuant to any financing order or tariff,

•	all of our other property related to the series of transition bonds, other than any cash released to us by the trustee on any payment date from earnings on the capital subaccount,

•	all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, and

•	all payments on or under and all proceeds in respect of any or all of the foregoing.

The collateral for each series of transition bonds will be separate from the collateral for any other series, and holders of one series of transition bonds will have no recourse to collateral for a different series. Please read “Security for the Transition Bonds”.

The Transition Property

In general terms, all of the rights and interests of TCC under a financing order that are transferred to us pursuant to a sale agreement are referred to in this prospectus and the prospectus supplement as transition property. Transition property includes the right to impose, collect and receive transition charges in amounts sufficient to pay principal and interest and to make other deposits in connection with the related series of transition bonds. Transition charges are payable by retail customers within TCC’s service territory, including the State of Texas and other governmental entities, who, subject to certain limitations specified in the Restructuring Act and the financing order, consume electricity that is delivered through the distribution system or produced in new on-site generation. During the twelve months ended December 31, 2005, approximately 23% of TCC’s total deliveries were to industrial customers, approximately 38% were to commercial customers and approximately 39% were to residential customers, with the State of Texas and other federal, state and local governmental entities comprising approximately 6% of TCC’s total revenues. Except in their capacity as retail electric customers, neither the State of Texas nor any political subdivision, agency, authority or instrumentality of the State of Texas, nor any other public or private entity, will be obligated to provide funds for the payment of the transition bonds.

The transition property is not a receivable, and the principal collateral securing a series of transition bonds will not be a pool of receivables. Transition charges authorized in a financing order are irrevocable and not subject to reduction, impairment, or adjustment by further action of the Texas commission, except for annual and interim true-up adjustments to correct overcollections or undercollections and to provide for the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with a series of transition bonds. Please read “The Servicing Agreement—The PUCT Guaranteed Transition Charge Adjustment Process”. All revenues and collections resulting from transition charges are part of the transition property with respect to a particular series of transition bonds.

We will purchase transition property from TCC to support the issuance of the related series of transition bonds. The servicer will collect the applicable transition charges from retail electric providers, which are entities certified under Texas law that provide electricity and related services to retail electric customers within TCC’s service territory, and will remit the collections to the trustee. The retail electric providers, which we also refer to as REPs, will in turn bill and collect the transition charges from retail electric customers. Each retail electric provider will include the transition charges in its bills to its retail electric customers but is not required to show the transition charges as a separate line item or footnote. However, each retail electric provider will be required to provide annual written notice to its customers that transition charges have been included in the customers’ bills.

Each retail electric provider will be required to pay the transition charges on or before the 35th day after it receives the bill from the servicer, less an agreed allowance for expected uncollectible amounts, whether or not the retail electric provider has collected all amounts owed to it by its retail electric customers. Prior to the date on which the retail electric provider remits the transition charges to the servicer, the transition charges may be commingled with the retail electric provider’s other funds. Please read “Risk Factors—Risks Associated With Potential Bankruptcy Proceedings of Retail Electric Providers”, “Retail Electric Providers” and “How a Bankruptcy May Affect Your Investment—Bankruptcy of a Retail Electric Provider”.

The servicer will have only limited rights to collect the transition charges directly from retail electric customers if a retail electric provider does not remit such payments to the servicer, but will have certain rights against the retail electric provider. Please read “Retail Electric Providers”. For information on how electric service to retail electric customers may be terminated, please read “Risk Factors—Servicing Risks—Limits on rights to terminate service might make it more difficult to collect the transition charges”. Because the amount of transition charge collections will largely depend on the amount of electricity consumed by customers within TCC’s service territory, the amount of collections may vary substantially from year to year. Please read “The Seller, Initial Servicer and Sponsor”.

Interest Payments

Interest on each tranche or series of transition bonds will accrue from the date we issue the tranche or series of transition bonds at the interest rate stated in the related prospectus supplement. On each payment date, we will pay interest on each tranche or series of transition bonds equal to the following amounts:

•	if there has been a payment default, any interest payable but unpaid on any prior payment dates, together with interest on such unpaid interest, if any, and

•	accrued interest on the principal balance of each tranche or series of transition bonds as of the close of business on the preceding payment date (or, in the case of the first payment date, on the date of the original issuance of each tranche or series of transition bonds) after giving effect to all payments of principal made on the preceding payment date, if any.

We will pay interest on each tranche or series of transition bonds before we pay the principal of each tranche or series of transition bonds. Please read “Description of the Transition Bonds—Interest and Principal on the Transition Bonds”. If there is a shortfall in the amounts available in the applicable collection account to make interest payments, the trustee will distribute interest pro rata to each tranche of the applicable series of transition bonds based on the amount of interest payable on each outstanding tranche. Unless otherwise specified in the prospectus supplement, we will calculate interest on the basis of a 360-day year of twelve 30-day months.

Principal Payments and Record Dates and Payment Sources

On each payment date specified in the prospectus supplement for each series of transition bonds, we will pay amounts then due or scheduled to be paid on outstanding series of the transition bonds from amounts available in the collection account for that series and the related subaccounts held by the trustee. We will make these payments to the holders of record of the transition bonds on the related record date specified in the prospectus supplement.

Amounts available to make these payments will include the applicable transition charges collected by the servicer for us since the last payment date, are described in greater detail under “Security for the Transition Bonds — How Funds in the Collection Account will be Allocated” and “The Servicing Agreement —Remittances to Collection Account”. The trustee will pay the principal of each tranche of transition bonds in the amounts and on the payment dates specified in the expected sinking fund schedule described in the related prospectus supplement, but only to the extent transition charge collections received from the servicer and amounts available from trust accounts held by the trustee are sufficient to make principal payments after payment of amounts having a higher priority of payment. Please read “Security for the Transition Bonds — How Funds in the Collection Account will be Allocated”.

Priority of Distributions

Unless otherwise specified in a prospectus supplement, on each payment date for a series of transition bonds, the trustee will allocate or pay all amounts on deposit in the general subaccount of the collection account for that series in the following order of priority:

1.	payment of a pro rata portion, based on the respective outstanding amounts of each series, of the trustee’s fees, expenses and any outstanding indemnity amounts, the total amount of which will be capped as specified in the applicable series supplements,

2.	payment of the servicing fee for the applicable series, which will be a fixed amount specified in the servicing agreement, plus any unpaid servicing fees from prior payment dates,

3.	payment of a pro rata portion, based on the respective outstanding amounts of each series, of the administration fee, which will be a fixed amount specified in the administration agreement between us and TCC, and of the fees of our independent managers, which will be in an amount specified in an agreement between us and our independent managers,

4.	payment of a pro rata portion, based on the respective outstanding amounts of each series, of all of our other ordinary periodic operating expenses, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the servicer under the servicing agreement,

5.	payment of the interest then due on that series of transition bonds, including any past-due interest,

6.	payment of the principal then required to be paid on that series of transition bonds at final maturity or upon acceleration,

7.	payment of the principal then scheduled to be paid on that series of transition bonds,

8.	payment of a pro rata portion, based on the respective outstanding amounts of each series, of any of our remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents, including all remaining indemnity amounts owed to the trustee,

9.	replenishment of any amounts drawn from the capital subaccount for that series,

10.	if there is a positive balance after making the foregoing allocations, so long as no event of default has occurred and is continuing, release to us of an amount not to exceed the lesser of any remaining balance and the investment earnings on amounts in the capital subaccount for that series, and

11.	allocation of the remainder, if any, to the excess funds subaccount.

The amounts paid during any calendar year in respect of the trustee’s fees and expenses in clause 1, the servicing fee in clause 2, the administration and independent managers’ fees in clause 3, the ordinary periodic operating expenses in clause 4 and the remaining periodic expenses in clause 8 may not exceed the amounts approved in the issuance advice letter relating to the applicable series (for so long as TCC is the servicer), unless the Texas commission approves a different aggregate amount of such payments. If more than one series of transition bonds is outstanding, the payments described in the preceding sentence will be made pro rata from the respective collection accounts of each series. Please read “Risk Factors—Other Risks Associated with an Investment in the Transition Bonds—We may incur expenses in excess of caps on such expenses provided in the financing order”.

The trustee’s fees, expenses and indemnity amounts referred to in clause 1 above and the amount of the servicer’s fee referred to in clause 2 above will be described in the prospectus supplement for the related series of the transition bonds. The priority of distributions for the collected transition charges, as well as available amounts in the subaccounts, are described in more detail under “Security for the Transition Bonds—How Funds in the Collection Account will be Allocated”, as well as in the prospectus supplement for each series of the transition bonds.

Credit Enhancement

Credit enhancement for the transition bonds, which is intended to protect you against losses or delays in scheduled payments on the transition bonds, will be as follows:

•

The Texas commission will approve adjustments to the transition charges, but only upon petition of the servicer, to make up for any shortfall or reduce any excess in collected transition charges. We sometimes refer to these adjustments as the PUCT guaranteed true-up adjustments or true-up mechanism. These adjustments will be made at least annually, and semi-annually if necessary, to ensure the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the transition bonds. Please read “TCC’s Financing Order—PUCT Guaranteed True-Ups”.

•	Collection Account—Under the indenture, the trustee will hold a collection account for each series of transition bonds, divided into various subaccounts. The primary subaccounts for credit enhancement purposes are:

•	the general subaccount—the trustee will deposit into the general subaccount all transition charge collections remitted to it by the servicer;

•	the capital subaccount—TCC will deposit an amount specified in the prospectus supplement into the capital subaccount on the date of issuance of each series of the transition bonds; and

•	the excess funds subaccount—any excess amount of collected transition charges and investment earnings not released to us will be held in the excess funds subaccount.

Each of these subaccounts will be available to make payments on the transition bonds of the related series on each payment date.

Retail electric providers in TCC’s service territory that do not maintain a long-term, unsecured credit rating of not less than “BBB-” and “Baa3” (or the equivalent) from S&P and Moody’s, respectively, are required to provide a cash deposit of two months’ maximum expected transition charge collections, an affiliate guarantee, surety bond or letter of credit from an entity with such a credit rating providing for payment of such amount of transition charge collections in the event that the retail electric provider defaults in its payment obligations or a combination of any of the foregoing. If a retail electric provider defaults in making a payment of transition charges to the servicer and does not remedy the default within a 10 calendar-day grace period, amounts on deposit or available from other credit support (up to an amount of the lesser of the payment default of the retail electric provider or the amount of the deposit or other credit support amount) will be used to make payments in respect of transition bonds of the related series. Please read “Retail Electric Providers—Credit Practices, Policies and Procedures of Retail Electric Providers”.

State Pledge

The State of Texas has pledged in the Restructuring Act that it will not take or permit any action that would impair the value of the transition property, or, except as permitted in connection with a true-up adjustment authorized by the Restructuring Act, reduce, alter or impair the transition charges until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the transition bonds, have been paid and performed in full. The transition bonds are not a debt or an obligation of the State of Texas, the Texas commission or any other governmental agency or instrumentality and are not a charge on the full faith and credit or the taxing power of the State of Texas or any governmental agency or instrumentality.

Optional Redemption

We will not have the option to redeem or otherwise prepay any transition bonds prior to their scheduled final payment date.

Scheduled Final Payment Dates and Final Maturity Dates

Failure to pay a scheduled principal payment on any payment date or the entire outstanding amount of the transition bonds of any tranche or series by the scheduled final payment date will not result in a default with respect to that tranche or series. The failure to pay the entire outstanding principal balance of the transition bonds of any tranche or series will result in a default only if such payment has not been made by the final maturity date for the tranche or series, or on any date set for redemption of the series. We will specify the scheduled final payment date and the final maturity date of each series and tranche of transition bonds in the related prospectus supplement.

Ratings for the Transition Bonds

It will be a condition of issuance for each series of transition bonds that the series be rated “Aaa” by Moody’s Investors Service, Inc., “AAA” by Standard and Poor’s, a division of The McGraw-Hill Companies, Inc. and “AAA” by Fitch, Inc. Please read “Ratings for the Transition Bonds”.

Reports to Transition Bondholders

Pursuant to the indenture, the trustee will provide to the holders of record of the transition bonds regular reports prepared by the servicer containing information concerning, among other things, us and the collateral for the related series of transition bonds. Unless and until the transition bonds of a series are issued in definitive certificated form, the reports for such series will be provided to The Depository Trust Company. The reports will be available to beneficial owners of the transition bonds upon written request to the trustee or the servicer. These reports will not be examined and reported upon by an independent public accountant. In addition, no independent public accountant will provide an opinion thereon. Please read “Description of the Transition Bonds—Reports to Bondholders”.

Servicing Compensation

We will pay the servicer on each payment date the servicing fee with respect to all series of the transition bonds. As long as TCC or any affiliated entity acts as servicer, this fee will be 0.05% of the initial principal balance of the transition bonds on an annualized basis. If a successor servicer is appointed, the servicing fee will be negotiated by the successor servicer and the trustee, but will not, unless the Texas commission consents, exceed 0.60% of the initial principal balance of the transition bonds on an annualized basis. In no event will the trustee be liable for any servicing fee in its individual capacity.

Federal Income Tax Status

In the opinion of Sidley Austin LLP, counsel to us and to TCC, for federal income tax purposes, the transition bonds will constitute indebtedness of TCC, our sole member. If you purchase a beneficial interest in any transition bond, you agree by your purchase to treat the transition bonds as debt of our sole member for federal income tax purposes.

ERISA Considerations

Pension plans and other investors subject to ERISA may acquire the transition bonds subject to specified conditions. The acquisition and holding of the transition bonds could be treated as a direct or indirect prohibited transaction under ERISA. Accordingly, by purchasing the transition bonds, each investor purchasing on behalf of a pension plan will be deemed to certify that the purchase and subsequent holding of the transition bonds would be exempt from the prohibited transaction rules of ERISA. Please read “ERISA Considerations”.

RISK FACTORS

Please carefully consider all the information we have included or incorporated by reference in this prospectus and the prospectus supplement, including the risks described below and the statements in “Cautionary Statement Regarding Forward-Looking Information”, before deciding whether to invest in the transition bonds.

You may experience material payment delays or incur a loss on your investment in the transition bonds because the source of funds for payment is limited.

The only source of funds for payment of a series of transition bonds will be our assets relating to such series, which consist of:

•	the transition property securing that series of transition bonds, including the right to impose, collect and receive related transition charges;

•	the funds on deposit in the accounts held by the trustee; and

•	our rights under various contracts we describe in this prospectus.

The transition bonds are not a charge on the full faith and credit or taxing power of the State of Texas or any governmental agency or instrumentality, nor will the transition bonds be insured or guaranteed by TCC, including in its capacity as the servicer, or by its parent, AEP, any of their respective affiliates (other than us), the trustee or by any other person or entity. Thus, you must rely for payment of a series of transition bonds solely upon the legislation, state and federal constitutional rights to enforcement of such legislation, the irrevocable financing order, collections of the transition charges relating to such series and funds on deposit in the related accounts held by the trustee relating to such series. Our organizational documents restrict our right to acquire other assets unrelated to the transactions described in this prospectus. Please read “AEP Texas Central Transition Funding II LLC, The Issuing Entity”.

RISKS ASSOCIATED WITH POTENTIAL JUDICIAL, LEGISLATIVE OR REGULATORY ACTIONS

We are not obligated to indemnify you for changes in law.

Neither we nor TCC will indemnify you for any changes in the law, including any federal preemption or repeal or amendment of the Restructuring Act, that may affect the value of your transition bonds. TCC will agree in the sale agreement to institute any action or proceeding as may be reasonably necessary to block or overturn any attempts to cause a repeal, modification or amendment to the Restructuring Act that would be materially adverse to us, the trustee or transition bondholders. Please read “The Sale Agreement—Covenants of the Seller” and to “The Servicing Agreement—Servicing Standards and Covenants”. However, we cannot assure you that TCC would be able to take this action or that any such action would be successful.

Future judicial action could reduce the value of your investment in the transition bonds.

The transition property is the creation of the Restructuring Act and one or more financing orders that have been or may be issued by the Texas commission to TCC. There is uncertainty associated with investing in bonds payable from an asset that depends for its existence on legislation because there is limited judicial or regulatory experience implementing and interpreting the legislation. Because the transition property is a creation of the Restructuring Act, any judicial determination affecting the validity of or interpreting the Restructuring Act, the transition property or our ability to make payments on the transition bonds might have an adverse effect on the transition bonds. In June of 2001, the Supreme Court of the State of Texas upheld the constitutionality of certain securitization provisions of the Restructuring Act. Notwithstanding that decision, a federal or state court could be asked in the future to determine whether the relevant provisions of the Restructuring Act are unlawful or invalid. If the Restructuring Act is invalidated, the financing order might also be invalidated.

Other states have passed electric utility deregulation laws similar to the Restructuring Act, and some of these laws have been challenged by judicial actions. To date, none of these challenges has succeeded, but future judicial challenges might be made. An unfavorable decision regarding another state’s law would not automatically invalidate the Restructuring Act or the financing order, but it might provoke a challenge to the Restructuring Act, establish a legal precedent for a successful challenge to the Restructuring Act or heighten awareness of the political and other risks of the transition bonds, and in that way may limit the liquidity and value of the transition bonds. Therefore, legal activity in other states may indirectly affect the value of your investment in the transition bonds.

The federal government might attempt to preempt the Restructuring Act without full compensation.

In the past, bills have been introduced in Congress that would prohibit the recovery of all or some types of stranded costs, but none of those bills was enacted. Congress could, however, pass a law or adopt a rule or regulation negating the existence of or reducing the value of the transition property.

If federal legislation attempting to preempt the Restructuring Act or the financing order is enacted, there is no assurance that the courts would consider it a “taking” under the United States Constitution for which the government would be required to pay just compensation or, if it is considered a “taking”, that any amount provided as compensation would be sufficient to pay the full amount of principal of and interest on the transition bonds or to pay these amounts on a timely basis.

Future state legislative action might attempt to reduce the value of your investment in the transition bonds.

Despite its pledge in the Restructuring Act not to take or permit certain actions that would impair the value of the transition property or the transition charges, the Texas legislature might attempt to repeal or amend the Restructuring Act in a manner that limits or alters the transition property so as to reduce its value. For a description of the State’s pledge, please read “The Restructuring Act—TCC and Other Utilities May Securitize Qualified Costs—State Pledge”. It might be possible for the Texas legislature to repeal or amend the Restructuring Act notwithstanding the State’s pledge if the legislature acts in order to serve a significant and legitimate public purpose. Any such action, as well as the costly and time-consuming litigation that likely would ensue, might adversely affect the price and liquidity, the dates of payment of interest and principal and the weighted average lives of the transition bonds. Moreover, the outcome of any litigation cannot be predicted. Accordingly, you might incur a loss on or delay in recovery of your investment in the transition bonds.

If an action of the Texas legislature adversely affecting the transition property or the ability to collect transition charges were considered a “taking” under the United States or Texas Constitutions, the State of Texas might be obligated to pay compensation for the taking. However, even in that event, there is no assurance that any amount provided as compensation would be sufficient for you to recover fully your investment in the transition bonds or to offset interest lost pending such recovery.

Unlike the citizens of California, Massachusetts, Michigan and some other states, the citizens of the State of Texas currently do not have the constitutional right to adopt or revise state laws by initiative or referendum. Thus, absent an amendment of the Texas Constitution, the Restructuring Act cannot be amended or repealed by direct action of the electorate of the State of Texas or of TCC’s service territory.

The Texas commission might attempt to take actions that could reduce the value of your investment in the transition bonds.

The Restructuring Act provides that a financing order is irrevocable and that the Texas commission may not directly or indirectly, by any subsequent action, rescind or amend a financing order or reduce or impair the transition charges authorized under a financing order, except for the true-up adjustments to the transition charges. However, the Texas commission retains the power to adopt, revise or rescind rules or regulations affecting TCC. The Texas commission also retains the power to interpret the financing order granted to TCC, and in that capacity might be called upon to rule on the meanings of provisions of the order that might need further elaboration. Any new or amended regulations or orders from the Texas commission might attempt to affect the ability of the servicer to collect the transition charges in full and on a timely basis, the rating of the transition bonds or their price and, accordingly, the amortization of the transition bonds and their weighted average lives.

The servicer is required to file with the Texas commission, on our behalf, certain adjustments of the transition charges. Please read “TCC’s Financing Order—PUCT Guaranteed True-Ups” and “The Servicing Agreement—The PUCT Guaranteed Transition Charge Adjustment Process”. True-up adjustment procedures have been challenged in the past and may be challenged in the future. Challenges to or delays in the true-up process might adversely affect the market perception and valuation of the transition bonds. Also, any litigation might materially delay transition charge collections due to delayed implementation of true-up adjustments and might result in missing payments or payment delays and lengthened weighted average life of the transition bonds.

SERVICING RISKS

Inaccurate consumption forecasting or unanticipated delinquencies or charge-offs might reduce scheduled payments on the transition bonds.

The transition charges are generally assessed based on forecasted customer usage, which includes both kilowatts demanded and kilowatt-hours of electricity consumed by retail customers. The amount and the rate of transition charge collections will depend in part on actual electricity usage and the amount of collections and write-offs for each customer class. If the servicer inaccurately forecasts electricity consumption or uses inaccurate customer delinquency or charge-off data when setting or adjusting the transition charges, there could be a shortfall or material delay in transition charge collections, which might result in missed or delayed payments of principal and interest and lengthened weighted average life of the transition bonds. Please read “TCC’s Financing Order—PUCT Guaranteed True-Ups” and “The Servicing Agreement—The PUCT Guaranteed Transition Charge Adjustment Process”.

TCC, the servicer, has historically forecasted customer usage based on kilowatt-hours and has historically forecasted peak demand annually on a total company basis. Except in its capacity as the servicer of certain transition property sold to TCC Funding I, as described in “Relationship to the Series 2002-1 Transition Bonds”, the servicer has not historically forecasted demand by customer class. Inaccurate forecasting of electricity consumption by the servicer might result from, among other things, unanticipated weather or economic conditions, resulting in less electricity consumption than forecast; general economic conditions being worse than expected, causing retail electric customers to migrate from TCC’s service territory or reduce their electricity consumption; the occurrence of a natural disaster, such as a hurricane or an act of terrorism or other catastrophic event; unanticipated changes in the market structure of the electric industry; customers consuming less electricity than anticipated because of increased energy prices, unanticipated increases in conservation efforts or unanticipated increases in electric usage efficiency; or customers unexpectedly switching to alternative sources of energy, including self-generation of electric power.

The servicer’s use of inaccurate delinquency or charge-off rates might result also from, among other things, unexpected deterioration of the economy or the unanticipated declaration of a moratorium on terminating electric service to customers in the event of extreme weather, either of which would cause greater delinquencies or charge-offs than expected or force TCC or retail electric providers to grant additional payment relief to more customers, or any other unanticipated change in law that makes it more difficult for TCC or retail electric providers to terminate service to nonpaying customers or that requires TCC or retail electric providers to apply more lenient credit standards in accepting retail electric customers.

Your investment in the transition bonds depends on TCC or its successor or assignee, acting as servicer of the transition property.

TCC, as servicer, will be responsible for, among other things, calculating, billing and collecting the transition charges from retail electric providers, submitting requests to the Texas commission to adjust these charges, monitoring the collateral for a series of transition bonds and taking certain actions in the event of non-payment by a retail electric provider. The trustee’s receipt of collections in respect of the transition charges, which will be used to make payments on the related series of transition bonds, will depend in part on the skill and diligence of the servicer in performing these functions. The systems the State of Texas and servicer have in place for transition charge billings and collections might, in particular circumstances, cause the servicer to experience difficulty in performing these functions in a timely and completely accurate manner. If the servicer fails to make collections for any reason, then the servicer’s payments to the trustee in respect of the transition charges might be delayed or reduced. In that event, our payments on the transition bonds might be delayed or reduced.

If we replace TCC as the servicer, we may experience difficulties finding and using a replacement servicer.

If TCC ceases to service the transition property related to a series of transition bonds, it might be difficult to find a successor servicer. Also, any successor servicer might have less experience and ability than TCC and might experience difficulties in collecting transition charges and determining appropriate adjustments to the transition charges and billing and/or payment arrangements may change, resulting in delays or disruptions of collections. A successor servicer might charge fees that, while permitted under the financing order, are substantially higher than the fees paid to TCC as servicer. In the event of the commencement of a case by or against the servicer under the United States Bankruptcy Code or similar laws, we and the trustee might be prevented from effecting a transfer of servicing due to operation of the Bankruptcy Code. Any of these factors and others might delay the timing of payments and may reduce the value of your investment. TCC is also the servicer of certain transition property sold to TCC Funding I as described in “Relationship to the Series 2002-1 Transition Bonds”. Under the

Intercreditor Agreement, we and TCC Funding I will agree that the servicer for TCC Funding I and the servicer for each series of transition bonds to which this prospectus relates must be one and the same entity. It may therefore be difficult for us to replace TCC as servicer unless the holders of the Series 2002-1 transition bonds have also agreed to replace TCC as the servicer of the transition property securing the Series 2002-1 transition bonds.

It might be difficult to collect transition charges from retail electric providers.

As required by the Restructuring Act, retail electric customers will pay the transition charges to retail electric providers who supply them with electric power. The retail electric providers are responsible for billing retail customers and will be obligated to remit payments of the transition charges, less a specified percentage allowance for charge-offs of delinquent customer accounts, within 35 days of billing from the servicer, even if they do not collect the transition charges from retail electric customers. Please read “Retail Electric Providers”. Because the retail electric providers will bill most retail electric customers for the transition charges, we will have to rely on a relatively small number of entities for the collection of the bulk of the transition charges. In December 2002, AEP sold to an unaffiliated entity two of the three REPs affiliated with TCC, leaving only one REP affiliated with TCC. As of June 26, 2006, there were 101 REPs certified by the Texas commission to furnish electricity and other retail services to retail customers in TCC's service territory.

Failure by the retail electric providers to remit transition charges to the servicer might cause delays in payments on the transition bonds and adversely affect your investment in the transition bonds. The servicer will not pay any shortfalls resulting from the failure of any retail electric provider to forward transition charge collections.

Adjustments to the transition charges and any credit support provided by a retail electric provider, while available to compensate for a failure by a retail electric provider to pay the transition charges to the servicer, might not be sufficient to protect the value of your investment in the transition bonds. Please read “TCC’s Financing Order—PUCT Guaranteed True-Ups” and “The Servicing Agreement—The PUCT Guaranteed Transition Charge Adjustment Process”.

The Restructuring Act provides for one or more retail electric providers in each area to be designated the “provider of last resort” for that area or for specified customer classes. The provider of last resort is required to offer basic electric service to retail customers in its designated area, regardless of the creditworthiness of the customer. The provider of last resort might face greater difficulty in bill collection than other retail electric providers and therefore the servicer may face greater difficulty in collecting transition charges from the provider of last resort.

Retail electric providers may issue a single bill to retail customers that includes all charges related to the purchase of electricity, without separately itemizing the transition charge component of the bill. A retail electric provider’s use of a consolidated bill might increase the risk that customers who have claims against the retail electric provider will attempt to offset those claims against transition charges or increase the risk that, in the event of a bankruptcy of a retail electric provider, a bankruptcy court would find that the retail electric provider has an interest in the transition property and would make it more difficult to terminate the services of a bankrupt retail electric provider or collect transition charges from its customers.

It may be difficult to collect transition charges from other parties who bill retail customers.

In certain areas of its service territory, TCC is dually- or multiply-certificated with other electric utilities, municipally owned utilities, and electric cooperatives. Retail customers in these dually- or multiply-certificated service areas within TCC’s service territory may switch service from TCC and take electric service from other electric utilities, municipally owned utilities or cooperatives. In such circumstances, the other electric utility or cooperative will be responsible for billing transition charges to retail customers and collecting the same. It may be difficult for the servicer to enforce payment of transition charges for the same reasons it may be difficult to collect from REPs as discussed above. Moreover, such electric utilities, municipally owned utilities or cooperatives are not required to provide credit support as is the case with REPs who do not meet specified credit criteria.

Competitive metering services might result in unexpected problems in receiving accurate metering data.

As part of the restructuring of the Texas electric industry, certain metering services can be provided on a competitive basis, and third parties are permitted to perform metering services and provide metering data to the servicer that the servicer will utilize in calculating and billing transition charges. The Texas commission has adopted a rule under which the Electric Reliability Council of Texas, the entity designated by the Texas commission to administer the competitive retail market in Texas, establishes and periodically revises a list of qualifying competitive meters. The Texas commission’s rule also provides for testing of competitive meters, for data management, and for the use of meter data for billing by transmission and distribution utilities. Competitive metering is currently available only to commercial and industrial customers in TCC’s service territory under the Texas commission’s rules.

Since third parties may not have previously performed metering services in TCC’s service territory, there might be unforeseen problems in converting to the third-party’s metering system, in taking accurate meter readings and in collecting and processing accurate metering data following the conversion to competitive metering. Inaccurate metering data might lead to inaccuracies in the calculation and imposition of transition charges and might give rise to disputes between the servicer and REPs regarding payments resulting in missing or delayed payments of principal and interest and a lengthened weighted average life of the transition bonds.

Changes to billing and collection practices might reduce the value of your investment in the transition bonds.

The financing order specifies the methodology for determining the amount of the transition charges we may impose. The servicer may not change this methodology without approval from the Texas commission. However, the servicer may set its own billing and collection arrangements with retail electric providers and retail electric customers, if any, from whom it collects transition charges directly, provided that these arrangements comply with the Texas commission’s customer safeguards. For example, to recover part of an outstanding bill, the servicer may agree to extend a retail electric provider’s payment schedule or to write off the remaining portion of the bill, including the transition charges. Also, the servicer may change billing and collection practices, which might adversely impact the timing and amount of retail electric customer payments and might reduce transition charge collections, thereby limiting our ability to make scheduled payments on the transition bonds. Separately, the Texas commission might require changes to these practices. Any changes in billing and collection practices regulations might make it more difficult for the servicer to collect the transition charges and adversely affect the value of your investment in the transition bonds.

Limits on rights to terminate service might make it more difficult to collect the transition charges.

The financing order expressly provides that we may authorize the servicer to disconnect service for nonpayment of transition charges to the same extent as an electric utility. Moreover, if the servicer is billing customers for transition charges, the servicer may terminate transmission and distribution service to the customer for non-payment of transition charges pursuant to the applicable rules of the Texas commission. Nonetheless, Texas statutory requirements and the rules and regulations of the Texas commission, which may change from time to time, regulate and control the right to disconnect service. For example, retail electric providers generally may not terminate service to a retail customer on (1) a weekend day, (2) a day when the previous day’s high temperature did not exceed 32 degrees Fahrenheit and is predicted to remain at or below that level for the next 24 hours or (3) a day for which the National Weather Service issues a heat advisory for any county in the service territory, or when a heat advisory has been issued for either of the two prior calendar days. To the extent these retail electric customers do not pay for their electric service, retail electric providers will not be able to collect transition charges from these retail electric customers. Although retail electric providers will have to pay the servicer the transition charges on behalf of those customers (subject to any charge-off allowance and annual reconciliation rights), continuing service to non-paying customers could affect the ability of retail electric providers to make such payment.

Future adjustments to transition charges by customer class might result in insufficient collections.

The customers who pay transition charges are divided into customer classes. Transition charges for each series of transition bonds will be allocated among customer classes and assessed in accordance with the formula required under the Restructuring Act and specified in the financing order relating to such series.

A shortfall in collections of transition charges in one customer class may be corrected by making adjustments to the transition charges payable by that customer class and any other customer class. If customers in a class fail to pay transition charges or cease to be customers, the servicer might have to substantially increase the transition charges for the remaining customers in that customer class and for other customer classes. This effect might be more extreme in the case of TCC’s large industrial class, which consists of a small number of large industrial retail customers. Several past industrial retail customers have secured their own power resources in a manner which allows those customers to avoid paying transition charges. Other factors, such as economic conditions, could also lead to industrial customers reducing their demand for electricity or to abandon operation of their facilities. The inability to impose and collect transition charges or the failure to collect transition charges from such retail customers could lead to increases in transition charges for other customers. These increases could lead to further unanticipated failures by the remaining customers to pay transition charges, thereby increasing the risk of a shortfall in funds to pay the transition bonds.

The Restructuring Act provides that transition charges must be collected and allocated among retail customers in the same manner as competition transition charges provided for elsewhere in the Restructuring Act. The final amount of stranded cost recovery and therefore the final allocations of competition transition charges among retail customers may not be known for some time. Accordingly, the Texas commission could order that the allocation of transition charges among customer classes set forth in a financing order be modified to reflect any subsequent Texas commission orders concerning the allocation of stranded cost recovery. Any reductions in transition charge collections from one customer class due to reallocation among customer classes could lead to increased transition charges for one or more other classes and could therefore lead to increased risks of nonpayment of transition charges as described above.

RISKS ASSOCIATED WITH THE UNUSUAL NATURE OF THE TRANSITION PROPERTY

We will not receive transition charges for any series of transition bonds in respect of electric service provided more than 15 years from the date of issuance of that series of transition bonds.

TCC will not be entitled to charge transition charges for any series of transition bonds for electricity delivered after the fifteenth anniversary of the issuance of that series of transition bonds. If transition charges collected for electricity delivered through the fifteenth anniversary of a series of transition bonds are not sufficient to repay that series of the transition bonds in full, no other funds will be available to pay the unpaid balance due on that series of the transition bonds.

Foreclosure of the trustee’s lien on the transition property for a series of transition bonds might not be practical, and acceleration of the transition bonds of such series before maturity might have little practical effect.

Under the Restructuring Act and the indenture, the trustee or the transition bondholders have the right to foreclose or otherwise enforce the lien on the transition property securing a series of transition bonds. However, in the event of foreclosure, there is likely to be a limited market, if any, for the transition property. Therefore, foreclosure might not be a realistic or practical remedy. Moreover, although principal of such series of transition bonds will be due and payable upon acceleration of such series of transition bonds before maturity, transition charges relating to such series likely would not be accelerated and the nature of our business will result in principal of such series of transition bonds being paid as funds become available. If there is an acceleration of a series of transition bonds, all tranches of such series of transition bonds will be paid pro rata; therefore, some tranches might be paid earlier than expected and some tranches might be paid later than expected.

RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS OF THE SELLER OR THE SERVICER

For a more detailed discussion of the following bankruptcy risks, please read “How a Bankruptcy Might Affect Your Investment”.

The servicer will commingle the transition charges with other revenues it collects, which might obstruct access to the transition charges in case of the servicer’s bankruptcy and reduce the value of your investment in the transition bonds.

The servicer will be required to remit collections to the trustee within two business days of receipt. The servicer will not segregate the transition charges from the other funds it collects from retail electric customers or retail electric providers or its general funds. The transition charges will be segregated only when the servicer pays them to the trustee.

Despite this requirement, the servicer might fail to pay the full amount of the transition charges to the trustee or might fail to do so on a timely basis. This failure, whether voluntary or involuntary, might materially reduce the amount of transition charge collections available to make payments on the transition bonds.

The Restructuring Act provides that the priority of a lien and security interest perfected in transition property is not impaired by the commingling of the funds arising from transition charges with any other funds. In a bankruptcy of the servicer, however, a bankruptcy court might rule that federal bankruptcy law takes precedence over the Restructuring Act and might decline to recognize our right to collections of the transition charges that are commingled with other funds of the servicer as of the date of bankruptcy. If so, the collections of the transition charges held by the servicer as of the date of bankruptcy would not be available to pay amounts owing on the transition bonds. In this case, we would have only a general unsecured claim against the servicer for those amounts. This decision could cause material delays in payments of principal or interest, or losses, on your transition bonds and could materially reduce the value of your investment in the transition bonds, particularly if it occurred in the fifteenth year of the transition bonds after the completion of which no transition charges can be charged.

The bankruptcy of TCC or any successor seller might result in losses or delays in payments on the transition bonds.

The Restructuring Act and the financing order provide that as a matter of Texas state law:

•	the rights and interests of a selling utility under a financing order, including the right to impose, collect and receive transition charges, are contract rights of the seller,

•	the seller may make a present transfer of its rights under a financing order, including the right to impose, collect and receive future transition charges that retail customers do not yet owe,

•	upon the transfer to us, the rights will become transition property, and transition property constitutes a present property right, even though the imposition and collection of transition charges depend on further acts that have not yet occurred, and

•	a transfer of the transition property from the seller or its affiliate, to us, under an agreement that expressly states the transfer is a sale or other absolute transfer, is a true sale of the transition property and not a pledge of the transition property to secure a financing by the seller.

These provisions are important to maintaining payments on a series of transition bonds in accordance with their terms during any bankruptcy of TCC. In addition, the transaction has been structured with the objective of keeping us legally separate from TCC and its affiliates in the event of a bankruptcy of TCC or any such affiliates.

A bankruptcy court generally follows state property law on issues such as those addressed by the state law provisions described above. However, a bankruptcy court does not follow state law if it determines that the state law is contrary to a paramount federal bankruptcy policy or interest. If a bankruptcy court in a TCC bankruptcy refused to enforce one or more of the state property law provisions described above, the effect of this decision on you as a beneficial owner of the transition bonds might be similar to the treatment you would receive in a TCC bankruptcy if the transition bonds had been issued directly by TCC. A decision by the bankruptcy court that, despite our separateness from TCC, our assets and liabilities and those of TCC should be consolidated would have a similar effect on you as a bondholder.

We have taken steps together with TCC, as the seller, to reduce the risk that in the event the seller or an affiliate of the seller were to become the debtor in a bankruptcy case, a court would order that our assets and liabilities be substantively consolidated with those of TCC or an affiliate. Nonetheless, these steps might not be completely effective, and thus if TCC or an affiliate of the seller were to become a debtor in a bankruptcy case, a court might order that our assets and liabilities be consolidated with those of TCC or an affiliate of the seller. This might cause material delays in payment of, or losses on, your transition bonds and might materially reduce the value of your investment in the transition bonds. For example:

•	without permission from the bankruptcy court, the trustee might be prevented from taking actions against TCC or recovering or using funds on your behalf or replacing TCC as the servicer,

•	the bankruptcy court might order the trustee to exchange the transition property for other property, of lower value,

•	tax or other government liens on TCC’s property might have priority over the trustee’s lien and might be paid from collected transition charges before payments on the related series of transition bonds,

•	the trustee’s lien might not be properly perfected in the collected transition property collections prior to or as of the date of TCC’s bankruptcy, with the result that the transition bonds would represent only general unsecured claims against TCC,

•	the bankruptcy court might rule that neither our property interest nor the trustee’s lien extends to transition charges in respect of electricity consumed after the commencement of TCC’s bankruptcy case, with the result that the related series of transition bonds would represent only general unsecured claims against TCC,

•	we and TCC might be relieved of any obligation to make any payments on the transition bonds during the pendency of the bankruptcy case and might be relieved of any obligation to pay interest accruing after the commencement of the bankruptcy case,

•	TCC might be able to alter the terms of each series of transition bonds as part of its plan of reorganization,

•	the bankruptcy court might rule that the transition charges should be used to pay, or that we should be charged for, a portion of the cost of providing electric service, or

•	the bankruptcy court might rule that the remedy provisions of the sale agreement are unenforceable, leaving us with an unsecured claim for actual damages against TCC that may be difficult to prove or, if proven, to collect in full.

Furthermore, if TCC enters bankruptcy proceedings, it might be permitted to stop acting as servicer and it may be difficult to find a third party to act as servicer. The failure of the servicer to perform its duties or the inability to find a successor servicer might cause payment delays or losses on your investment in the transition bonds. Also, the mere fact of a servicer or seller bankruptcy proceeding might have an adverse effect on the resale market for the transition bonds and on the value of the transition bonds.

The sale of the transition property might be construed as a financing and not a sale in a case of TCC’s bankruptcy which might delay or limit payments on the transition bonds.

The Restructuring Act provides that the characterization of a transfer of transition property as a sale or other absolute transfer will not be affected or impaired by treatment of the transfer as a financing for federal or state tax purposes or financial reporting purposes. We and TCC will treat the transaction as a sale under applicable law, although for financial reporting and state income and franchise tax purposes the transaction is intended to be treated as a financing. In the event of a bankruptcy of TCC, a party in interest in the bankruptcy might assert that the sale of the transition property to us was a financing transaction and not a “sale or other absolute transfer” and that the treatment of the transaction for financial reporting and tax purposes as a financing and not a sale lends weight to that position. If a court were to characterize the transaction as a financing, we expect that we would, on behalf of ourselves and the trustee, be treated as a secured creditor of TCC in the bankruptcy proceedings, although a court might determine that we only have an unsecured claim against TCC. Even if we had a security interest in the transition property, we would not likely have access to the related transition charge collections during the bankruptcy and would be subject to the risks of a secured creditor in a bankruptcy case, including the possible bankruptcy risks described in the immediately preceding risk factor. As a result, repayment of a series of transition bonds might be significantly delayed and a plan of reorganization in the bankruptcy might permanently modify the amount and timing of payments to us of the related transition charge collections and therefore the amount and timing of funds available to us to pay transition bondholders.

If the servicer enters bankruptcy proceedings, the collections of the transition charges held by the servicer as of the date of bankruptcy might constitute preferences, which means these funds might be unavailable to pay amounts owing on the transition bonds.

In the event of a bankruptcy of the servicer, a party in interest might take the position that the remittance of funds prior to bankruptcy of the servicer, pursuant to the servicing agreement or intercreditor agreement, constitutes a preference under bankruptcy law if the remittance of those funds was deemed to be paid on account of a preexisting debt. If a court were to hold that the remittance of funds constitutes a preference, any such remittance within 90 days of the filing of the bankruptcy petition could be avoidable, and the funds could be required to be returned to the bankruptcy estate of the servicer. To the extent that transition charges have been commingled with the general funds of the servicer, the risk that a court would hold that a remittance of funds was a preference would increase. Also, we or the servicer may be considered an “insider” with any retail electric provider that is affiliated with us or the servicer. If the servicer or we are considered to be an “insider” of the retail electric provider, any such remittance made within one year of the filing of the bankruptcy petition could be avoidable as well if the court were to hold that such remittance constitutes a preference. In either case, we or the trustee would merely be an unsecured creditor of the servicer. If any funds were required to be returned to the bankruptcy estate of the servicer, we would expect that the amount of any future transition charges would be increased through the true-up mechanism to recover such amount.

Claims against TCC or any successor seller might be limited in the event of a bankruptcy of the seller.

If the seller were to become a debtor in a bankruptcy case, claims, including indemnity claims, by us against the seller under the sale agreement and the other documents executed in connection with the sale agreement would be unsecured claims and would be disposed of in the bankruptcy case. In addition, the bankruptcy court might estimate any contingent claims that we have against the seller and, if it determines that the contingency giving rise to these claims is unlikely to occur, estimate the claims at a lower amount. A party in interest in the bankruptcy of the seller might challenge the enforceability of the indemnity provisions in a sale agreement. If a court were to hold that the indemnity provisions were unenforceable, we would be left with a claim for actual damages against the seller based on breach of contract principles, which would be subject to estimation and/or calculation by the court. We cannot give any assurance as to the result if any of the above-described actions or claims were made. Furthermore, we cannot give any assurance as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving the seller.

The bankruptcy of TCC or any successor seller might limit the remedies available to the trustee.

Upon an event of default for a series of transition bonds under the indenture, the Restructuring Act permits the trustee to enforce the security interest in the related transition property in accordance with the terms of the indenture. In this capacity, the trustee is permitted to request the Texas commission or a Travis County, Texas district court to order the sequestration and payment to bondholders of such series of all revenues arising with respect to the related transition property. There can be no assurance, however, that the Texas commission or the Travis County, Texas district court would issue this order after a TCC bankruptcy in light of the automatic stay provisions of Section 362 of the United States Bankruptcy Code. In that event, the trustee would be required to seek an order from the bankruptcy court lifting the automatic stay to permit this action by the Texas court, and an order requiring an accounting and segregation of the revenues arising from the transition property. There can be no assurance that a court would grant either order.

RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS OF RETAIL ELECTRIC PROVIDERS

Retail electric providers may commingle the transition charges with other revenues they collect. This may cause losses on or reduce the value of your investment in the transition bonds in the event a retail electric provider enters bankruptcy proceedings.

A retail electric provider is not required to segregate from its general funds the transition charges it collects, either on a series basis or otherwise, but will be required to remit to the servicer amounts billed to it for transition charges, less an amount relating to expected customer charge-offs, within 35 days of the billing by the servicer. A retail electric provider nevertheless might fail to remit the full amount of the transition charges owed to the servicer or might fail to do so on a timely basis. This failure, whether voluntary or involuntary, might materially reduce the amount of transition charge collections available on the next payment date to make timely payments on one or more series of the transition bonds.

The Restructuring Act provides that the priority of a perfected lien on transition property will not be impaired by the commingling of these funds with other funds. In a bankruptcy of a retail electric provider, however, a bankruptcy court might rule that federal bankruptcy law takes precedence over the Restructuring Act and does not recognize our right to receive the collected transition charges that are commingled with other funds of a retail electric provider as of the date of bankruptcy. If so, the collections of the transition charges held by a retail electric provider as of the date of bankruptcy would not be available to pay amounts owing on the related series of transition bonds. In this case, we would have only a general unsecured claim against the retail electric provider for those amounts. This decision might cause material delays in payments of principal or interest or losses on your transition bonds and could materially reduce the value of your investment in the transition bonds, particularly if it occurred in the fifteenth year of the transition bonds after the completion of which no transition charges can be charged. Please read “How a Bankruptcy May Affect Your Investment”.

If a retail electric provider enters bankruptcy proceedings, any cash deposit of the retail electric provider held by the trustee might not be available to cover amounts owed by the retail electric provider.

If a retail electric provider does not have the credit rating required by the financing order, it may nevertheless qualify to act as a retail electric provider if, among other alternatives, it provides a cash deposit equal to two months’ maximum expected transition charge collections. Those cash deposits will be held by the trustee for the benefit of the bondholders. If the retail electric provider becomes bankrupt, the trustee would be stayed from applying that cash deposit to cover amounts owed by the retail electric provider absent relief from the court, and the trustee might be required to return that cash deposit to the retail electric provider’s bankruptcy estate if the bankruptcy court determines there is no valid right of set-off or recoupment. In that case, the issuing entity might only have an unsecured claim for any amounts owed by the retail electric provider in the retail electric provider’s bankruptcy proceedings. Two retail electric providers with which TCC has done business have filed for bankruptcy. In one of these cases, TCC, as servicer under the transition bonds issued by TCC Funding I, was able to recover the full amount of the transition charges owing to TCC Funding I from cash deposits pledged by this retail electric provider. The other bankruptcy resulted in a write-off of $1,050,591.65, of which TCC, as servicer for TCC Funding I, recovered $603,440.53 from the cash deposits held by the trustee for the trustee for the Series 2002-1 transition bonds. There is no assurance that TCC will be able to recover such amounts from any bankrupt retail electric providers in the future.

If a retail electric provider enters bankruptcy proceedings, transition charge payments made by that retail electric provider to the servicer might constitute preferences, and the servicer may be required to return such funds to the bankruptcy estate of the retail electric provider.

In the event of a bankruptcy of a retail electric provider, a party in interest might take the position that the remittance of funds by the retail electric provider to the servicer, pursuant to the financing order, prior to bankruptcy constitutes a preference under bankruptcy law if the remittance of those funds was deemed to be paid on account of a preexisting debt. If a court were to hold that the remittance of funds constitutes preferences, any remittance of such funds made within 90 days of the filing of the bankruptcy petition might be avoidable, and the funds might be required to be returned to the bankruptcy estate of the retail electric provider by us or the servicer. To the extent that transition charges have been commingled with the general funds of the retail electric provider, the risk that a court would hold that a remittance of funds was a preference would increase. Also, we or the servicer might be considered an “insider” with any retail electric provider that is affiliated with us or the servicer. If the servicer or we are considered to be an “insider” of the retail electric provider, any such remittance made within one year of the filing of the bankruptcy petition could be avoidable as well if the court were to hold that such remittance constitutes a preference. In either case, we or the servicer would merely be an unsecured creditor of the retail electric provider. If any funds were required to be returned to the bankruptcy estate of the retail electric provider, we would expect that the amount of any future transition charges would be increased through the true-up mechanism to recover the amount returned.

Furthermore, the mere fact of a retail electric provider bankruptcy proceeding could have an adverse effect on the resale market for the transition bonds and on the value of the transition bonds. Please read “How a Bankruptcy May Affect Your Investment”.

OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE TRANSITION BONDS

We may incur expenses in excess of caps on such expenses provided in the financing order.

Under the financing order, transition charges may not be imposed for certain of our ongoing expenses to the extent they exceed caps provided in the financing order or issuance advice letter for such amounts. In addition, our other assets, substantially all of which are pledged to the trustee for the related series of transition bonds under the indenture, may not be used by the trustee to pay such excess amounts. Examples of these caps include payment of specified fees and expenses of the trustee and the servicer and other specified operating expenses. Please read “Security for the Transition Bonds—How Funds in the Collection Account will be Allocated”. We cannot be sure that we will not incur expenses for these purposes in excess of the cap levels and, if this were to occur, we would not have funds to make payments for these excess amounts. Creditors of ours which are owed these amounts and are not paid may obtain judgment liens against our assets or seek to place us in bankruptcy.

TCC’s indemnification obligations under the sale and servicing agreements are limited and might not be sufficient to protect your investment in the transition bonds.

TCC is obligated under the sale agreement to indemnify us and the trustee, for itself and on behalf of the transition bondholders, only in specified circumstances and will not be obligated to repurchase any transition property in the event of a breach of any of its representations, warranties or covenants regarding the transition property. Similarly, TCC is obligated under the servicing agreement to indemnify us, the trustee, for itself and on behalf of the transition bondholders, and the Texas commission only in specified circumstances. Please read “The Sale Agreement” and “The Servicing Agreement”.

Neither the trustee nor the transition bondholders will have the right to accelerate payments on a series of transition bonds as a result of a breach under the sale agreement or servicing agreement, absent an event of default under the indenture relating to such series of transition bonds as described in “The Indenture—Events of Default; Rights Upon Event of Default”. Furthermore, TCC might not have sufficient funds available to satisfy its indemnification obligations under these agreements, and the amount of any indemnification paid by TCC might not be sufficient for you to recover all of your investment in the transition bonds. In addition, if TCC becomes obligated to indemnify transition bondholders, the ratings on the transition bonds will likely be downgraded as a result of the circumstances causing the breach and the fact that transition bondholders will be unsecured creditors of TCC with respect to any of these indemnification amounts.

TCC’s ratings might affect the market value of the transition bonds.

A downgrading of the credit ratings on the debt of TCC might have an adverse effect on the market value of your transition bonds.

Technological change might make alternative energy sources more attractive in the future.

Technological developments might result in the introduction of economically attractive alternatives to purchasing electricity through TCC’s distribution facilities for increasing numbers of retail customers. Manufacturers of self-generation facilities may develop smaller-scale, more fuel-efficient generating units that can be cost-effective options for a greater number of retail customers. Electric customers within TCC’s service territory whose load is served by an on-site power production facility with a rated capacity of 10 megawatts or less are not required to pay transition charges under the Restructuring Act except for transition charges associated with services actually provided by the transmission and distribution utility. Technological developments might allow greater numbers of retail customers to avoid transition charges under such provisions, which may reduce the total number of retail customers from which transition charges will be collected.

The absence of a secondary market for a series of transition bonds might limit your ability to resell your transition bonds of such series.

The underwriters for a series of transition bonds might assist in resales of the transition bonds of such series, but they are not required to do so. A secondary market for a series of transition bonds might not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your transition bonds of such series. Please read “Plan of Distribution”.

You might receive principal payments for a series of transition bonds later than you expect.

The amount and the rate of collection of the transition charges for a series of transition bonds, together with the related transition charge adjustments, will generally determine whether there is a delay in the scheduled repayments of transition bond principal for such series. If the servicer collects the transition charges at a slower rate than expected from any retail electric provider, it might have to request adjustments of the transition charges. If those adjustments are not timely and accurate, you might experience a delay in payments of principal and interest and a decrease in the value of your investment in such series of transition bonds.

We may issue additional series of transition bonds.

We may issue one or more additional series of transition bonds under the financing order or under a subsequent financing order, and TCC may also sell transition property to one or more entities other than us in connection with the issuance of a new series of transition bonds, in any such case without your prior review or approval. Any new series may include terms and provisions that would be unique to that particular series. We may not issue additional transition bonds nor may TCC sell transition property to other entities issuing transition bonds if the issuance would result in the credit ratings on any outstanding series of transition bonds being reduced or withdrawn. Transition charge collections will be prorated among series, and among us and any such other entities, based on the respective amounts of transition charges billed. However, we cannot assure you that a new series or issuance would not cause reductions or delays in payments on your transition bonds. In addition, some matters relating to the transition bonds issued by us require the vote of the holders of all series and classes of transition bonds issued by us. Your interests in these votes may conflict with the interests of the beneficial owners of transition bonds of another series or of another class. Thus, these votes could result in an outcome that is materially unfavorable to you.

THE RESTRUCTURING ACT

The Restructuring Act’s General Effect on the Electric Utility Industry in Texas

An Overview of the Restructuring Act.

The Restructuring Act, including the provisions relating to securitization, was enacted by the Texas legislature in June 1999 and became effective on September 1, 1999. The Restructuring Act substantially modified the Texas regulatory structure governing public utilities in order to transition to a competitive electric market. The Restructuring Act, among other things:

•	authorized competition in the retail electric market and the electricity generation market for electricity beginning in January 2002, and in some instances sooner,

•	required a rate freeze for all retail customers until January 2002, and required certain rate reductions for residential and small commercial retail customers through the so-called “price to beat” period for up to five years thereafter,

•	permitted electric utilities to recover certain stranded investments and regulatory assets through the issuance of transition bonds pursuant to and supported by an irrevocable financing order issued by the Texas commission,

•	permitted the Texas commission to impose an irrevocable nonbypassable transition charge on all retail electric customers, including the State of Texas and other governmental entities, subject to limited exceptions, within a utility’s certificated service territory as it existed on May 1, 1999, for payment of transition bonds, and

•	provided for a 2004 true-up proceeding to determine recoverable stranded costs, including final fuel recovery balances, net regulatory assets, certain environmental costs, accumulated excess earnings and other issues.

Unbundling.

Each electric utility was required to separate its customer related energy services business activities that are otherwise already widely available in the competitive market from its regulated activities prior to September 1, 2000. The Restructuring Act required each electric utility to separate its business into the following units by January 1, 2002:

•	a power generation company, which generates electricity that is intended to be sold at wholesale, and which may not, in general, own a transmission or distribution facility and may not have a certificated service area,

•	a retail electric provider, or REP, which sells electric energy to retail customers and which may not own or operate generation assets, and

•	a transmission and distribution utility or separate transmission and distribution utilities, which own or operate facilities to transmit or distribute electricity.

Pursuant to the unbundling provisions of the Restructuring Act, in early 2000 TCC filed a business separation plan with the Texas commission, which has been amended several times. The Texas commission has approved the plan and its amendments, and as of the date of this prospectus, the plan has been completed, with the exception of the sale of TCC's minority interest in the Oklaunion electric generating station, which has been delayed pending the completion of litigation commenced by certain other minority owners. Effective with the introduction of retail customer choice in its service territory as of January 1, 2002, TCC transferred to three separately created REP entities all of TCC's retail electric functions, including the sale of electric energy and power to retail customers and related customer functions. In December 2002, AEP sold to an unaffiliated entity two of the three REPs previously affiliated with TCC, and, consequently, there is currently only one REP affiliated with TCC. In a series of transactions in 2004 and 2005, TCC entered into agreements to sell to certain unaffiliated entities all of its electric generating stations and related assets. The sales under these agreements have all been consummated, with the exception of its minority interest in the Oklaunion electric generating station. Once the Oklaunion sale closes, TCC's sole business will be that of a transmission and distribution utility providing services for the delivery of electric energy and power to wholesale and retail customers.

Retail Competition.

Since January 1, 2002, all retail customers in Texas have been able to choose their own REP, which may be a REP affiliated with their existing utility. As of June 26, 2006, there were 101 REPs certified by the Texas commission to furnish electricity and other retail services to retail customers in TCC's service territory. During the twelve months ended December, 2005, TCC delivered 21,921 million kilowatt-hours (kWh) of electric energy to metered retail customers in its service territory. Of that amount, approximately 7,380 million kWh, or 33.66%, were delivered to retail customers served by one REP, 3,145 million kWh, or 14.35%, to retail customers served by another REP, 1,410 million kWh, or 6.43%, to retail customers served by a third REP, and the remaining 9,986 million kWh, or 45.56%, to retail customers served by the 98 remaining REPs or to retail customers directly billed by TCC in connection with new on-site generation. In addition, during this period, TCC collected transition charges from retail customers who, after May 1, 1999, switched to municipally owned utilities or electric cooperatives with multiply-certificated service territories with TCC and who consumed 337,456 kWh, or 0.00153% of the total electric energy delivered by TCC to retail end-use customers.

In certain cases, customers who do not pay their bills may be moved by a REP to another certified REP or to a provider of last resort, which we sometimes refer to as a POLR, which is required to offer a standard retail service package for each class of retail customers it serves at a fixed rate approved by the Texas commission, and is required to offer the service to any retail customer in that class who requests service, whose selected REP has gone out of business, or who is transferred to the POLR by other REPs for reasons other than non-payment. The Texas commission has designated a REP to act as a POLR for each customer class in each service area in the state. The Texas commission periodically designates one or more REPs to serve as the POLRs for specified classes of retail customers. There are currently two POLRs in TCC's service territory. Reliant Energy Retail Services, LLC is the POLR for residential customers; Tenaska Power Services Co. is the POLR for non- residential customers with a demand in excess of one MW; and Reliant Energy Retail Services, LLC is the POLR for the remaining non-residential customers.

“Price to Beat” and Services.

Effective January 1, 2002, until January 1, 2007, the affiliated REPs of a utility must make available a “price to beat” to residential and small commercial retail customers in the electric utility’s service area. These provisions are binding on the REPs affiliated with or formerly affiliated with TCC. The “price to beat” must be targeted to equal 6% less than the bundled rates of the electric utility in effect on January 1, 1999 adjusted for recovery of fuel costs. For all residential and most small commercial retail customers, an affiliated REP was not allowed to charge rates that are different from the “price to beat” until the earlier of (i) January 1, 2005 or (ii) until 40% of customers in that class have chosen new REPs. TCC’s affiliated or formerly affiliated REPs must continue to offer the price to beat to their residential and small commercial customers through January 1, 2007 but are no longer prohibited from charging a different rate to such customers if the customer so agrees. The “price to beat” is subject to adjustment only in limited circumstances.

The transmission and distribution affiliate of the utility that was serving the area before competition began will provide metering services for residential retail customers until the later of September 1, 2005 or when 40% of those retail customers are taking service from REPs that were never affiliated with TCC. Residential customers in TCC’s service territory are still required to take metering services from TCC. For commercial and industrial retail customers, metering services became competitive on January 1, 2004.

Recovery of Stranded Costs and Regulatory Assets for TCC and Other Texas Utilities

The Restructuring Act allows utilities an opportunity to recover their net, verifiable, nonmitigable stranded costs incurred in purchasing power and providing electric generation service. Stranded costs means the amount by which the net book value of generation-related assets exceeds the market value of the assets. Stranded costs are calculated taking into account:

•	all of a utility’s generation-related assets,

•	any above-market purchased power costs, and

•	any deferred debit relating to a utility’s discontinuance of the application of Statement of Financial Accounting Standards No. 71 (“Accounting for the Effects of Certain Types of Regulation”) for generation-related assets if required by the provisions of the Restructuring Act.

The Restructuring Act also allows a utility to recover through securitization the Texas generation-related portion of regulatory assets and liabilities, offset by the applicable portion of generation-related investment tax credits permitted under the Internal Revenue Code. In effect, a regulatory asset represents a receivable from customers for generation-related costs previously incurred by TCC.

The Restructuring Act provides that recovery of retail stranded costs by an electric utility shall be through collection of competition transition charges imposed on all existing or future retail customers, including the facilities, premises, and loads of those retail customers within a utility’s certificated service area as it existed on May 1, 1999. The Restructuring Act allows the following retail customers to avoid paying stranded costs: (1) retail customers with on-site power production facilities with rated capacities of 10 megawatts or less (as of the date of this prospectus, there were no such customers); (2) retail customers whose load has been lawfully served by qualifying facilities that are fully operational before September 1, 2001, and that made substantially complete filings for all necessary site-specific environmental permits by December 31, 1999 (as of December 31, 2001, such customers represented approximately 5.03% of the retail customer load within TCC’s service territory); and (3) retail customers in multiply-certificated service areas that requested to switch providers on or before May 1, 1999, or were not taking service from the utility on, and do not do so after, May 1, 1999 (for calendar year 2000, these customers represented approximately 0.001% of the retail customer load within TCC’s service territory). In addition, the financing order provides an exception for the facilities and premises of retail customers that are not taking retail service from TCC by reason of taking service from Sharyland Utilities, L.P. pursuant to a Texas commission order issued prior to the issuance of the financing order (for calendar year 2000, these customers would have represented approximately 0.01% of the retail customer load within TCC’s service territory). Customers who are exempt from paying stranded costs are also exempted from paying transition charges.

TCC and Other Utilities May Securitize Qualified Costs

We May Issue Transition Bonds to Recover TCC’s Stranded Costs and Regulatory Assets.

The Restructuring Act authorizes the Texas commission to issue financing orders approving the issuance of transition bonds, such as the transition bonds issued by us, to recover certain qualified costs of an electric utility. Multiple series of transition bonds may be issued under one financing order, and each series of transition bonds will relate to only one financing order. A utility, its successors or a third-party assignee of a utility may issue transition bonds. The Restructuring Act requires the proceeds of the transition bonds to be used solely for the purpose of reducing the amount of recoverable regulatory assets and stranded costs of a utility through the refinancing or retirement of its debt or equity. The transition bonds are secured by and payable from transition property, which includes the right to impose, collect and receive transition charges. Transition bonds may have a maximum maturity of 15 years. The amounts of transition charges must be allocated to customer classes based in part on the methodology used to allocate the costs of the underlying assets in the utility’s most recent Texas commission order addressing rate design and in part based on the energy consumption of the customer classes. Transition charges can be imposed only when and to the extent that transition bonds are issued.

The Restructuring Act contains a number of provisions designed to facilitate the securitization of qualified costs.

Creation of Transition Property.

Under the Restructuring Act, transition property is created when the rights and interests of an electric utility or successor under a financing order, including the right to impose, collect and receive transition charges authorized in the financing order, are first transferred to an assignee, such as us, or pledged in connection with the issuance of transition bonds.

A Financing Order is Irrevocable.

A financing order, once effective, together with the transition charges authorized in the financing order, is irrevocable and not subject to reduction, impairment, or adjustment by the Texas commission, except for adjustments pursuant to the Restructuring Act in order to correct overcollections or undercollections and to provide that sufficient funds are available to provide on a timely basis for payments of debt service and other required amounts in connection with the related series of transition bonds. Although a financing order is irrevocable, the Restructuring Act allows for applicants to apply for one or more new financing orders to provide for retiring and refunding transition bonds if such retirement or refunding would result in lower transition charges.

State Pledge.

Under the Restructuring Act, the State of Texas has pledged, for the benefit and protection of transition bondholders and the electric utility, that it will not take or permit any action that would impair the value of the transition property, or, except for adjustments discussed in “TCC’s Financing Order—PUCT Guaranteed True-ups” and “The Servicing Agreement— The PUCT Guaranteed Transition Charge Adjustment Process”, reduce, alter, or impair the transition charges to be imposed, collected and remitted to transition bondholders until the principal, interest and premium, if any, and any other charges incurred and contracts to be performed in connection with the related transition bonds have been paid and performed in full. Please read “Risk Factors — Risks Associated with Potential Judicial, Legislative or Regulatory Actions”.

Constitutional Matters.

To date, no federal or Texas cases addressing the repeal or amendment of securitization provisions analogous to those contained in the Restructuring Act have been decided. There have been cases in which federal courts have applied the Contract Clause of the United States constitution and Texas courts have applied the Contract Clause of the Texas constitution to strike down legislation regarding similar matters, such as legislation reducing or eliminating taxes, public charges or other sources of revenues servicing other types of bonds issued by public instrumentalities or private issuers, or otherwise substantially impairing or eliminating the security for bonds or other indebtedness. Based upon this case law, Sidley Austin LLP expects to deliver an opinion, prior to the closing of an offering of a series of transition bonds described in a prospectus supplement accompanying this prospectus, to the effect that the language of the State pledge constitutes a contractual relationship with the bondholder and therefore the transition bondholders (or the trustee acting on their behalf) could, absent a demonstration that such action was necessary to serve a significant and legitimate public purpose, challenge successfully the constitutionality under the United States constitution of any act by the State of Texas (including the Texas commission) of a legislative character to repeal or amend the restructuring act, or to take or refuse to take any action required under its pledge described above if the repeal or amendment or the action or inaction would limit, alter, impair or reduce the value of the transition property or the transition charges so as to substantially impair (x) the terms of the indenture or the transition bonds or (y) the rights and remedies of the transition bondholders (or the trustee acting on their behalf) prior to the time that the transition bonds are fully paid and discharged. Based upon this case law, Bracewell & Giuliani LLP expects to deliver an opinion, prior to the closing of an offering of a series of transition bonds described in a prospectus supplement accompanying this prospectus, to the effect that the pledge described above provides a basis upon which the bondholders (or the trustee acting on their behalf) could challenge successfully in the Texas state courts under the Contract Clause of the Texas constitution the constitutionality of any action by the State of Texas (including the Texas commission) of a legislative character, that repeals the state pledge or limits, alters, impairs or reduces the value of the transition property so as to cause a substantial impairment under the Contract Clause of the Texas constitution of (i) the terms of the indenture or the transition bonds or (ii) the rights and remedies of the bondholders (or the trustee acting on their behalf) prior to the time the transition bonds are fully paid and discharged. It may be possible for the Texas legislature to repeal or amend the Restructuring Act or for the Texas commission to amend or revoke the financing order notwithstanding the State's pledge, if the legislature or the Texas commission acts in order to serve a significant and legitimate public purpose, such as protecting the public health and safety or responding to a national or regional catastrophe affecting TCC’s service territory, or if the legislature otherwise acts in the valid exercise of the state’s police power. We will file a copy of each of the Sidley Austin LLP and Bracewell & Giuliani LLP opinions as exhibits to an amendment to the registration statement of which this prospectus is a part, or to one of our periodic filings with the SEC.

In addition, any action of the Texas legislature adversely affecting the transition property or the ability to collect transition charges may be considered a "taking" under the United States or Texas constitution. Each of Sidley Austin LLP and Bracewell & Giuliani LLP has advised us that they are not aware of any federal or Texas court cases addressing the applicability of the Takings Clause of the United States or Texas constitution in a situation analogous to that which would be involved in an amendment or repeal of the Restructuring Act. It is possible that a court would decline even to apply a Takings Clause analysis to a claim based on an amendment or repeal of the Restructuring Act, since, for example, a court might determine that a Contract Clause analysis rather than a Takings Clause analysis should be applied. Assuming a Takings Clause analysis were applied under the United States constitution, Sidley Austin LLP expects to render an opinion, prior to the closing of an offering of a series of transition bonds described in a prospectus supplement accompanying this prospectus, to the effect that under existing case law, the State of Texas would be required under the United State constitution to pay just compensation to the bondholders if the State were to repeal or amend the Restructuring Act, or if the Texas commission were to amend or revoke the financing order or take any other action in contravention of the State pledge, in either case which (i) permanently appropriates the related transition property or denies all economically productive use of the related transition property; or (ii) destroys the related transition property, other than in response to emergency conditions; or (iii) substantially reduces, alters or impairs the value of the related transition property, if the law unduly interferes with the bondholders’ reasonable expectations arising from their investments in the transition bonds. In determining what is an undue interference, a court would consider the nature of the governmental action and weigh the public purpose served thereby against the degree to which it interferes with the legitimate property interests and distinct investment-backed expectations of the Bondholders. Assuming a Takings Clause analysis were applied under the Texas constitution, Bracewell & Giuliani LLP expects to render an opinion, prior to the closing of an offering of a series of transition bonds described in a prospectus supplement accompanying this prospectus, to the effect that under existing case law, a Texas state court would find a compensable taking under the Takings Clause of the Texas constitution if (a) it concludes that the related transition property is property of a type protected by the Takings Clause of the Texas constitution and (b) the State of Texas (including the Texas commission) takes action that, without paying just compensation to the bondholders, (i) permanently appropriates the transition property or denies all economically productive use of the transition property; or (ii) destroys the transition property, other than in response to emergency conditions; or (iii) substantially reduces, alters or impairs the value of the transition property, if the action unduly interferes with the bondholders' reasonable investment backed expectations. In examining whether action of the Texas legislature amounts to a regulatory taking, both federal and state courts will consider the character of the governmental action and whether such action substantially advances the State's legitimate governmental interests, the economic impact of the governmental action on the bondholders, and the extent to which the governmental action interferes with distinct investment-backed expectations. There is no assurance, however, that, even if a court were to award just compensation, it would be sufficient for you to recover fully your investment in the transition bonds.

In connection with the foregoing, each of Sidley Austin LLP and Bracewell & Giuliani LLP has advised us that issues relating to the Contract and Takings Clauses of the United States and Texas constitutions are essentially decided on a case-by-case basis and that the courts' determinations, in most cases, appear to be strongly influenced by the facts and circumstances of the particular case, and both firms have further advised us that there are no reported controlling judicial precedents that are directly on point. The opinions described above will be subject to the qualifications included in them. The degree of impairment necessary to meet the standards for relief under a Takings Clause analysis or Contract Clause analysis could be substantially in excess of what a transition bondholder would consider material.

For a discussion of risks associated with potential judicial, legislation or regulatory actions, please read “Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Actions”.

The Texas Commission May Adjust Transition Charges.

The Restructuring Act requires the Texas commission to provide in all financing orders a mechanism requiring that transition charges be reviewed and adjusted at least annually. The purpose of these adjustments is:

•	to correct any overcollections or undercollections during the preceding 12 months, and

•	to provide for the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the transition bonds.

Transition Charges Are Nonbypassable.

The Restructuring Act provides that the transition charges are nonbypassable. “Nonbypassable” means that a utility collects these charges from all existing retail customers of a utility and all future retail customers located within the utility’s certificated service area as it existed on May 1, 1999. There are exceptions for certain categories of existing retail customers. For more information on these exceptions, please read “— Recovery of Stranded Costs and Regulatory Assets for TCC and Other Texas Utilities”.

The Restructuring Act Protects the Bondholders’ Lien on Transition Property.

The Restructuring Act provides that a valid and enforceable lien and security interest in transition property may be created only by a financing order and the execution and delivery of a security agreement in connection with the issuance of transition bonds. The security interest automatically attaches from the time value is received by the issuer of the transition bonds and, on perfection through filing of a notice with the Secretary of State of Texas, such security interest will be a continuously perfected lien and security interest in the related transition property.

Upon perfection, the statutorily created lien attaches both to transition property and to all proceeds of transition property, whether the related transition charges have accrued or not, and shall have priority in the order of filing and take precedence over any subsequent judicial or other lien creditor. The Restructuring Act provides that the transfer of an interest in transition property will be perfected against all third parties, including subsequent judicial or other lien creditors, when:

•	the financing order becomes effective,

•	transfer documents have been delivered to the assignee, and

•	a notice of the transfer has been filed with the Secretary of State of Texas.

If the notice of the transfer is filed within 10 days after the delivery of transfer documentation, perfection is retroactive to the date value was received. Otherwise, the transfer is perfected against third parties as of the date the notice is filed. The Restructuring Act provides that priority of security interests in transition property will not be impaired by:

•	commingling of funds arising from transition charges with other funds, or

•	modifications to the financing order resulting from any true-up adjustment.

Please read “Risk Factors—Risks Associated with the Unusual Nature of the Transition Property”.

The Restructuring Act Characterizes the Transfer of Transition Property as a True Sale.

The Restructuring Act provides that an electric utility’s or an assignee’s transfer of transition property is a “true sale” under Texas law and is not a secured transaction and that legal and equitable title passes to the transferee, if the agreement governing that transfer expressly states that the transfer is a sale or other absolute transfer. Please read “The Sale Agreement” and “Risk Factors — The Risks Associated With Potential Bankruptcy Proceedings of the Seller or the Servicer”.

The Restructuring Act Provides a Tax Exemption.

The Restructuring Act provides that “transactions involving the transfer and ownership of transition property and the receipt of transition charges are exempt from state and local income, sales, franchise, gross receipts and other taxes or similar charges”.

TCC’S FINANCING ORDER

TCC’s Stranded Cost Order

In May 2005, TCC and its formerly affiliated REP, CPL Retail Energy, LP, filed an application with the Texas commission to determine true-up balances under the Restructuring Act.

On April 4, 2006, the Texas commission issued its order on rehearing in the true-up case finding that TCC is entitled to recovery of an aggregate balance of $1,475.9 million consisting of: (i) stranded costs of $912.4 million; (ii) regulatory assets of $252.6 million; (iii) carrying costs of $466.8 million on the stranded costs from January 1, 2002 through September 30, 2005; (iv) a final fuel reconciliation balance of $(176.7) million including interest through September 30, 2005; (v) a capacity auction balance of $60.6 million; (vi) time-value on the capacity auction balance of $21.5 million; and (vii) a retail "claw-back" of $(61.4) million. Under the true-up order, the $912.4 million of stranded costs found recoverable by the Texas commission accrues carrying costs until it is recovered through securitization or competition transition charges under the Restructuring Act.

Appeals of the true-up order have been filed by TCC and by other parties to the proceeding challenging various aspects of the true-up order. Under the Restructuring Act, these appeals do not affect the validity of the financing order referenced below including the authority to issue the transition bonds.

TCC's Securitization Proceeding and Financing Order

We have filed the financing order with the SEC as an exhibit to the registration statement of which this prospectus forms a part. The following summary does not purport to be complete and is subject to and qualified by reference to the provisions of the financing order.

On March 3, 2006, TCC filed an application with the Texas commission seeking authority to securitize and cause the issuance of transition bonds in the amount of approximately $1.804 billion.

On May 25, 2006, TCC and the major parties to the securitization proceeding filed a proposed financing order with the Texas commission to implement a partial settlement of outstanding issues reached by the parties. On June 21, 2006, the Texas commission issued its financing order which authorized TCC to securitize and cause to be issued transition bonds in the aggregate principal amount of approximately $1,719.4 million, consisting of: (i) $1,696.6 million in stranded costs, regulatory assets, and carrying costs on the stranded costs through September 1, 2006, and (ii) up-front qualified costs, which TCC currently estimates to be $22.8 million. Pursuant to the settlement, the parties to the settlement have agreed not to appeal the financing order. The financing order became final and non-appealable on July 6, 2006. To the extent the transition bonds are issued on a date other than September 1, 2006, the financing order requires TCC to adjust the carrying costs for the difference in the number of days either greater than or less than assumed in the calculation based on the projected issuance date of September 1, 2006, and provides that the amount securitized shall be adjusted upwards or downwards, as applicable, based on such difference. The financing order requires TCC to update the up-front qualified costs in the issuance advice letter to reflect the actual issuance date and other more current information. The financing order authorizes TCC to cause transition bonds to be issued to securitize the updated aggregate principal amount reflected in the issuance advice letter in accordance with the terms of the financing order.

We are responsible to the State of Texas and the Texas commission. Specifically, pursuant to the financing order of the Texas commission relating to the initial series of transition bonds:

•	our organizational documents and transaction documents prohibit us from engaging in any activities other than acquiring transition property, issuing transition bonds, and performing other activities as specifically authorized by such financing order,

•	we must respond to representatives of the Texas commission throughout the process of offering the initial series of transition bonds, with the financing order directing the Texas commission’s financial advisor to advise the Texas commission of any proposal that does not comply in any material respect with the criteria established in the financing order; and

•	the servicer must file on our behalf all true-up adjustments required under the order.

In addition, the indenture governing the transition bonds will require the servicer on our behalf to submit certain reports to the Texas commission.

Subsequent financing orders relating to additional series of transition bonds may impose additional or different requirements.

We have also agreed that certain reports concerning transition charge collections will be provided to the Texas commission.

In the financing order, the Texas commission guarantees that it will take specific actions pursuant to the irrevocable financing order as expressly authorized by the Restructuring Act to ensure that expected transition charge revenues are sufficient to pay on a timely basis scheduled principal and interest on the applicable series of transition bonds and other costs, including fees and expenses, in connection with the transition bonds. Such financing order, pursuant to the provisions of the Restructuring Act, is irrevocable and is not subject to reduction, impairment or adjustment by further action of the Texas commission, except as contemplated by the periodic true-up adjustments. The financing order also provides that the true-up mechanism and all other obligations of the State of Texas and the Texas commission set forth in the irrevocable financing order are direct, explicit, irrevocable and unconditional upon issuance of the transition bonds, and are legally enforceable against the State of Texas and the Texas commission.

Collection of Transition Charges

The financing order authorizes TCC to collect transition charges from the retail electric providers serving retail electric customers in TCC’s service territory in an amount sufficient to provide for timely recovery of its aggregate qualified costs which include principal and interest and certain ongoing fees and expenses associated with the transition bonds. There is no “cap” on the level of transition charges that may be imposed on consumers of electricity, including the State of Texas and other governmental entities, to meet scheduled principal and interest on the transition bonds. However, we may not charge transition charges for a series of transition bonds for electricity delivered after the fifteenth anniversary of the date of issuance of that series of transition bonds.

Issuance Advice Letter

Within twenty-four hours following the determination of the final terms of a series of transition bonds and prior to their issuance, TCC is required to file with the Texas commission an issuance advice letter, which will:

•	demonstrate compliance with the requirements of the financing order,

•	evidence the actual terms on which such series of transition bonds will be issued,

•	show the actual dollar amount of the initial transition charges relating to such series of transition bonds,

•	identify the transition property relating to such series of transition bonds we will purchase,

•	identify us, and

•	certify that, based on information reasonably available, the structuring and pricing of such series of transition bonds will result in the lowest transition bond charges consistent with market conditions and the terms of the financing order.

The issuance advice letter becomes effective on the date of issuance of a series of transition bonds unless the Texas commission issues an order, prior to noon on the fourth business day after the determination of the final terms of such series of transition bond, that the proposed issuance does not comply with the requirements of the Restructuring Act or the financing order. The Texas Commission’s review of the issuance advice letter will be limited to confirming the arithmetic accuracy of the calculations and to compliance with the specific requirements contained in the issuance advice letter.

Tariff

We are required, prior to the issuance of any transition charges, to complete and file a tariff in the form attached to the financing order. The tariff establishes the initial transition charges. It also implements the minimum requirements for retail electric providers which collect transition charges, the procedures for periodic adjustments to the transition charges, the procedures for retail electric providers to remit transition charge payments and the annual procedures allowing retail electric providers to reconcile remittances with actual charge-offs. Please read “Description of the Transition Property—Tariff; Transition Charges”.

PUCT Guaranteed True-Ups

The Restructuring Act mandates and the financing order guarantees that transition charges be reviewed and adjusted at least annually to correct any overcollections or undercollections in the preceding 12 months. The servicer is also required under the servicing agreement to make mandatory interim true-up adjustments semi-annually (or quarterly in the fourteenth and fifteenth years) if the servicer forecasts that transition charge collections during the next semi-annual payment period will be insufficient to make all scheduled payments of principal, interest and other amounts in respect of the transition bonds and to replenish the capital subaccount to its required level. These adjustments are intended to ensure the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the transition bonds. The Restructuring Act does not cap the level of transition charges that may be imposed on retail electric customers as a result of the true-up process.

In addition to the annual true-up adjustments and the mandatory interim true-up adjustment, the servicer may be required to implement interim true-up adjustments semi-annually (or quarterly in the fourteenth and fifteenth years):

•	to correct any undercollection of transition charges, regardless of cause, in order to ensure timely payment of the transition bonds based on rating agency and bondholder considerations;

•	if the servicer determines that collection of transition charges for the upcoming payment date would result in a variance of more than 5% between (i) the actual amounts on deposit in the excess funds subaccount and the actual outstanding principal balances and (ii) the outstanding principal balances set forth in the target sinking fund schedule; or

•	if an interim true-up is needed to meet any rating agency requirement that the transition bonds be paid in full at scheduled maturity.

The Texas commission must be given at least 15 days' notice prior to making either the annual true-up adjustment or an interim true-up adjustment. In the event any correction to a true-up adjustment due to mathematical errors in the calculation of the adjustment or otherwise is necessary, it will be made in a future true-up adjustment.

The financing order also provides for a non-standard true-up procedure if the forecasted billing units for one or more of the customer classes for an upcoming period decrease by more than 10% compared to the threshold billing units for such class set forth in the financing order. The purpose of the non-standard true-up is to reallocate the transition charges among the customer classes in order to avoid overburdening the remaining members of a customer class the size of which has decreased significantly. Please read “The Servicing Agreement—The PUCT Guaranteed Transition Charge Adjustment Process”. For the non-standard true-up, the servicer will make a filing with the Texas commission at least 90 days before the date that the transition charges to be imposed in connection with such non-standard true-up are to go into effect. The servicer will issue appropriate notice of the filing and the Texas commission will conduct a contested case proceeding on the proposed non- standard true-up. The scope of the proceeding will be limited to determining whether the proposed adjustment complies with the financing order. The Texas commission will issue a final order by the proposed true-up adjustment date specified by the servicer in the non-standard true-up filing. If the Texas commission cannot issue an order by that date, the servicer may implement the proposed adjustments and any modifications subsequently ordered by the Texas commission will be made by the servicer in the next true-up filing.

In addition to the true-up mechanisms discussed above, the financing order includes a process to adjust the allocation factors for TCC’s customer classes in the event that statewide stranded costs exceed $5 billion as described under “Description of the Transition Property—Transition Charges”.

PUCT Guaranteed True-Ups—Credit Risk

The State of Texas has pledged in the Restructuring Act that it will not take or permit any action that would impair the value of the transition property, or, except as permitted in connection with a true-up adjustment authorized by the statute, reduce, alter or impair the transition charges until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the related series of transition bonds, have been paid and performed in full.

The broad-based true-up mechanism and the State pledge described above, along with the other elements of the transition bonds, will serve to effectively eliminate, for all practical purposes and circumstances, any credit risk to the payment of the transition bonds (i.e., that sufficient transition charges will be assessed and collected to discharge all principal and interest obligations when due). See the financing order, Finding of Fact No. 100, as well as “The Restructuring Act – TCC and Other Utilities May Securitize Stranded Costs and Regulatory Assets”, “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Information” for further information. With respect to the foregoing, interest is due on each payment date and principal is due upon the final maturity date for each tranche.

PUCT Guaranteed True-Ups: Entire Private Sector Default

In the unlikely event that (i) all retail customers in TCC’s service territory (other than state and local government accounts) leave the territory or for whatever reason fail to pay the transition charges that service a series of transition bonds and (ii) the state and local government accounts physically located within TCC’s service territory continue to use electricity either delivered through TCC’s transmission and distribution system or produced from new on-site generation, these entities, pursuant to the PUCT guaranteed true-up mechanism described above, would be responsible for paying transition charges sufficient to service the transition bonds of such series. Such transition charges would be a direct claim on such governments, but only in their capacity as retail electric customers. The State of Texas and other governmental entities, subdivisions, agencies, authorities and instrumentalities of the State of Texas, only in their capacity as retail electric customers, will be obligated to provide funds to make payments on the transition bonds of such series. The diagram below depicts the operation of the PUCT guaranteed true-up mechanism if these unlikely events were ever to occur. There is no assurance that the State of Texas or such local government agencies, even though there is a direct claim on them, would pay such transition charges.

Allocation

Under the terms of the financing order, TCC will initially allocate the qualified costs among its transition charge customer classes according to the percentages described below under “Description of the Transition Property —Tariff”.

Adjustments to Allocation of Transition Charges

In the financing order, the Texas commission requires TCC and any successor servicer under certain circumstances to request adjustments to the allocation of the transition charges among various classes of customers as described under “Description of the Transition Property—Tariffs—Transition Charges”.

Servicing Agreement

In the financing order, the Texas commission authorized TCC, as the servicer, to enter into a servicing agreement described under “The Servicing Agreement” in this prospectus.

Binding on Successors

The financing order, along with the transition charges authorized in the financing order, is binding on:

•	TCC

•	any successor to TCC that provides transmission and distribution service directly to retail customers in TCC’s service territory,

•	any other entity that provides transmission or distribution service to retail customers within TCC’s service territory, and any successor to such other entity,

•	each retail electric provider that sells electric energy to retail customers located within TCC’s service territory, or any such retail electric provider’s successor,

•	any other entity responsible for billing and collecting transition charges on our behalf, and

•	any successor to the Texas commission.

Subsequent Financing Orders

We may issue additional series of transition bonds secured by separate transition property under a subsequent financing order of the Texas commission. We will describe the material terms of any such financing order in the related prospectus supplement.

RETAIL ELECTRIC PROVIDERS

As part of the restructuring of the Texas electric industry, retail customers of TCC began purchasing electricity and related services from REPs rather than TCC in January 2002. TCC is no longer permitted to sell electricity directly to retail customers. The Restructuring Act grants all retail customers the option to have all electric service provided on a single bill and retail customers in TCC’s service territory must contract with REPs for electricity and other retail electric services.

As of June 26, 2006, there were 101 REPs certified by the Texas commission to furnish electricity and other retail services to retail customers in TCC's service territory. During the twelve months ended December, 2005, TCC delivered 21,921 million kilowatt-hours (kWh) of electric energy to metered retail customers in its service territory. Of that amount, approximately 7,380 million kWh, or 33.66%, were delivered to retail customers served by one REP, 3,145 million kWh, or 14.35%, to retail customers served by another REP, 1,410 million kWh, or 6.43%, to retail customers served by a third REP, and the remaining 9,986 million kWh, or 45.56%, to retail customers served by the 98 remaining REPs or to retail customers directly billed by TCC in connection with new on-site generation. In addition, during this period, TCC collected transition charges from retail customers who, after May 1, 1999, switched to municipally owned utilities or electric cooperatives with multiply-certificated service territories with TCC and who consumed 337,456 kWh, or 0.00153% of the total electric energy delivered by TCC to retail end-use customers.

In certain cases, customers who do not pay their bills may be moved by a REP to a POLR or to another certified REP. The Texas commission periodically designates one or more REPs to serve as the POLRs for specified classes of retail customers. There are currently two POLRs in TCC's service territory. Reliant Energy Retail Services, LLC is the POLR for residential customers; Tenaska Power Services Co. is the POLR for non-residential customers with a demand in excess of one MW; and Reliant Energy Retail Services, LLC is the POLR for the remaining non-residential customers.

Neither TCC nor any successor servicer will pay any shortfalls resulting from the failure of any REP to remit payments arising from the transition charges to the servicer. The annual true-up and interim true-up adjustment mechanisms for the transition charges, as well as the amounts deposited in the capital subaccount, are intended to mitigate the risk of shortfalls. Any shortfalls that occur may delay the distribution of interest on and principal of the transition bonds.

Credit Practices, Policies and Procedures of Retail Electric Providers

Billing and collection standards will be imposed on REPs with respect to transition charges. The standards relate only to the billing and collection of transition charges authorized under the financing order, and do not apply to collection of any other nonbypassable charges or other charges. The standards apply to all REPs that bill and collect transition charges from retail electric customers. REPs may contract with other parties to bill and collect transition charges from retail customers, but such REPs will remain subject to the applicable billing and collection standards. If the Texas commission later determines that different standards are to be applied to REPs in particular areas (e.g., payment terms), then those new standards, with appropriate modifications to related provisions, may replace those specific items. Upon adoption of any rule addressing any of these billing and collection standards, the Texas commission’s Office of Regulatory Affairs will open a proceeding to investigate the need to modify the standards to conform to that rule, with the understanding that such modifications may not be implemented absent prior written confirmation from each of the rating agencies that have rated the transition bonds that such modifications will not cause a suspension, withdrawal, or downgrade of the ratings on the transition bonds.

The following subsections summarize the REP standards required under the financing order and tariff. These standards are the most stringent that the servicer can impose on REPs under the financing order. In the future, the Texas commission may determine that different standards should be applied to REPs in particular areas, such as payment terms. Any such standards may replace specific standards described above. The financing order provides, however, that any modifications to the foregoing standards may not be implemented absent satisfaction of the rating agency condition.

Rating, Deposit and Related Requirements.

Each REP must (1) have a long-term, unsecured credit rating of not less than “BBB-” and “Baa3” (or the equivalent) from S&P and Moody’s, respectively, or (2) provide (A) a deposit of two months’ maximum expected transition charge collections in the form of cash, (B) an affiliate guarantee, surety bond, or letter of credit providing for payment of such amount of transition-charge collections in the event that the REP defaults in its payment obligations, or (C) a combination of any of the foregoing. A REP that does not have or maintain the requisite long-term, unsecured credit rating may select which alternate form of deposit, credit support, or combination thereof it will utilize, in its sole discretion. The trustee will be the beneficiary of any affiliate guarantee or surety bond or letter of credit. The provider of any affiliate guarantee, surety bond, or letter of credit must have and maintain long-term, unsecured credit ratings of not less than “BBB-” and “Baa3” (or the equivalent) from S&P and Moody’s, respectively.

Loss of Rating.

If the long-term, unsecured credit rating from either S&P or Moody’s of a REP that did not previously provide the alternate form of deposit, credit support, or combination thereof or of any provider of an affiliate guarantee, surety bond, or letter of credit is suspended, withdrawn, or downgraded below “BBB-” or “Baa3” (or the equivalent), the REP must provide the alternate form of deposit, credit support, or combination thereof, or new forms thereof, in each case from providers with the requisite ratings, within 10 business days following such suspension, withdrawal, or downgrade. A REP failing to make such provision is required to comply with the provisions set forth in the section below labeled “— Remedies Upon Default”.

Computation of Deposit, etc.

The computation of the size of a required deposit will be agreed upon by the servicer and the REP, and reviewed no more frequently than quarterly to ensure that the deposit accurately reflects two months’ maximum collections. Within 10 business days following such review (1) the REP will remit to the trustee the amount of any shortfall in such required deposit or (2) the servicer will instruct the trustee to remit to the REP any amount in excess of such required deposit. A REP failing to so remit any such shortfall is required to comply with the provisions set forth below under “— Remedies Upon Default”. REP cash deposits will be held by the trustee in a REP deposit account and invested in eligible investments. Investment earnings on REP cash deposits will be considered part of such cash deposits so long as they remain on deposit with the trustee. At the instruction of the servicer, cash deposits will be remitted with investment earnings to the REP once all transition bonds have been retired unless otherwise utilized for the payment of the REP’s obligations. If at any time the deposit is no longer required, the servicer will promptly (but not later than 30 calendar days) instruct the trustee in writing to remit the applicable amounts in the REP deposit account to the REP.

Payment of Transition Charges.

Payments of transition charges are due 35 calendar days following each billing by the servicer to the REP, without regard to whether or when the REP receives payment from its retail electric customers. The servicer will accept payment by electronic funds transfer, wire transfer, and/or check and payment will be considered received by the servicer on the date the electronic funds transfer or wire transfer is received by the servicer, or the date the check clears. A 5% penalty will be charged on amounts received after 35 calendar days; however, a 10 calendar-day grace period will be allowed before the REP is considered to be in default. A REP in default is required to comply with the provisions set forth below under “— Remedies Upon Default”. The 5% penalty will be a one-time assessment measured against the current amount overdue from the REP to the servicer. The “current amount” consists of the total unpaid transition charges existing on the 36th calendar day after the billing by the servicer. Any and all such penalty payments will be made to the trustee to be applied against transition charge obligations. A REP shall not be obligated to pay the overdue transition charges of another REP. If a REP agrees to assume the responsibility for the payment of overdue transition charges as a condition of receiving the customers of another REP that has decided to terminate service to those customers for any reason, the new REP will not be assessed the 5% penalty upon such transition charges; however, the prior REP will not be relieved of the previously-assessed penalties.

Remedies Upon Default.

After the 10 calendar-day grace period (the 45th calendar day after the billing date) referred to above under the heading “— Payment of Transition Charges”, the servicer will be entitled to have the option to seek recourse against any cash deposit, affiliate guarantee, surety bond, letter of credit, or combination thereof provided by the REP, and avail itself of such legal remedies as may be appropriate to collect any remaining unpaid transition charges and associated penalties due the servicer after the application of the REP’s deposit or alternate form of credit support. In addition, a REP that is in default with respect to the requirements set forth under “— Loss of Rating”, “— Computation of Deposit, etc”. or “— Payment of Transition Charges” will be required to select and implement one of the following options:

•	transfer the billing and collection responsibility for all charges to the POLR or a qualified REP of the customer’s choosing;

•	immediately implement other mutually suitable and agreeable arrangements with the servicer; or

•	arrange that all amounts owed by retail electric customers for services rendered be timely billed and immediately paid directly into a lock-box controlled by the servicer with such amounts to be applied first to pay transition charges before the remaining amounts are released to the REP. All costs associated with this mechanism will be borne solely by the REP.

If a REP that is in default fails to immediately select and implement one of the foregoing options or, after so selecting one of the foregoing options, fails to adequately meet its responsibilities thereunder, then the servicer will, subject to limitations that may be imposed by applicable bankruptcy laws if the REP is a debtor in bankruptcy, immediately implement the first option listed above. Upon re-establishment of compliance with the requirements set forth in “— Loss of Rating”, “— Computation of Deposit, etc.” and “— Payment of Transition Charges” and the payment of all past-due amounts and associated penalties, the REP will no longer be considered in default and will not be required to comply with this paragraph. Any agreement entered into between the servicer and a defaulting REP pursuant to the second bullet point above will be limited to the terms of the servicing agreement and must satisfy the rating agency condition.

Billing by Providers of Last Resort.

Each provider of last resort appointed by the Texas commission must meet the minimum credit rating or deposit/credit support requirements applicable to other REPs in addition to any other standards that may be adopted by the Texas commission. If a provider of last resort defaults or is not eligible to provide such services, responsibility for billing and collection of transition charges will immediately be transferred to and assumed by a new provider of last resort named by the Texas commission or the customer requests the services of another qualified REP. Retail electric customers cannot be re-billed by a successor REP (although future transition charges will be adjusted to reflect REP and other system-wide charge-offs). Additionally, if the amount of the penalty detailed in “— Payment of Transition Charges” is the sole remaining past-due amount after the 45th calendar day, the REP will not be required to comply with the provisions set forth under “— Remedies Upon Default” unless the penalty is not paid within an additional 30 calendar days.

Disputes.

In the event that a REP disputes any amount of billed transition charges, the REP will pay the disputed amount under protest according to the timelines detailed in “— Payment of Transition Charges”. In the event of a dispute, the REP and the servicer will first attempt to informally resolve the dispute, but if they fail to do so within 30 calendar days, either party may file a complaint with the Texas commission. If the REP is successful in the dispute process (informal or formal), the REP will be entitled to interest on the disputed amount paid to the servicer at the Texas commission-approved interest rate. Disputes about the date of receipt of transition charge payments (and penalties arising thereof) or the size of a required REP deposit will be handled in a like manner. Interest paid by the servicer on disputed amounts may not be recovered through transition charges if it is determined that the servicer’s claim to the funds is clearly unfounded. No interest will be paid by the servicer if it is determined that the servicer has received inaccurate metering data from another entity providing competitive metering services.

Metering Data.

If the servicer is providing metering service to the retail electric customer, metering data will be provided to the REP at the same time as the REP is billed. If the servicer is not providing metering service to the retail electric customer, the entity providing metering service will be responsible for complying with Texas commission rules and ensuring that the servicer and the REP receive timely and accurate metering data in order for the servicer to meet its obligations under the servicing agreement and the financing order with respect to billing and true-up adjustments.

Charge-Off Allowance.

The REP will be allowed to hold back an allowance for charge-offs in its payments to the servicer. Such charge-off rate is recalculated each year in connection with the annual true-up procedure. On an annual basis in connection with the true-up process, the REP and the servicer will be responsible for reconciling the amounts held back with amounts actually written off as uncollectible in accordance with the terms agreed to by the REP and the servicer, provided that:

•	The REP’s right to reconciliation for write-offs will be limited to customers whose service has been permanently terminated and whose entire accounts (i.e., all amounts due the REP for its own account as well as the portion representing transition charges) have been written off;

•	The REP’s recourse will be limited to a credit against future transition charge payments unless the REP and the servicer agree to alternative arrangements, but in no event will the REP have recourse to the trustee, us or our funds for such payments; and

•	The REP is required to provide information on a timely basis to the servicer so that the servicer can include the REP’s default experience and any subsequent credits into its calculation of the adjusted transition-charge rates for the next transition-charge billing period and the REP’s rights to credit will not take effect until after such adjusted transition-charges rates have been implemented.

Service Termination.

In the event that the servicer is billing customers for transition charges, the servicer will have the right to terminate service to the customer for non-payment by the customer pursuant to applicable Texas commission rules. In the event that a REP (including any POLR) is billing customers for transition charges, that REP will have the right to transfer the customer to the POLR (or to another certified REP) or to direct the servicer to terminate service to the customer for non-payment by the customer pursuant to applicable Texas commission rules.

Codification of REP Standards.

The Texas commission codified the standards for REPs regarding the billing and collection of transition charges in July 2000 as Substantive Rule §25.108. This Rule provides that:

•	if a REP’s actual charge-offs are greater than the allowance for charge-offs, the REP may collect the difference, with interest, in 12 equal monthly installments;

•	the REP will be responsible for providing the servicer accurate metering data (including metering identification information) for REP customers whose meters are not read by the servicer; and

•	if a POLR or qualified REP assumes responsibility for billing and collecting transition charges, the POLR, replacement REP or servicer will bill all transition charges which have not been billed as of the date it assumes such responsibility.

DESCRIPTION OF THE TRANSITION PROPERTY

Creation of Transition Property; Financing Order

The Restructuring Act defines transition property as the rights and interests of an electric utility or successor under a financing order, including the right to impose, collect and receive transition charges established in the financing order. Transition property becomes property at the time that it is first transferred to an assignee or pledged in connection with the issuance of transition bonds, such as the transition bonds. The transition bonds will be secured by transition property, as well as the other collateral described under “Security for the Transition Bonds”.

Unless otherwise specified in the accompanying prospectus supplement, in addition to the right to impose, collect and receive transition charges, each financing order will:

•	authorize the transfer of transition property to us and the issuance of transition bonds;

•	establish procedures for periodic true-up adjustments to transition charges in the event of overcollection or undercollection;

•	implement guidelines for REPs who collect transition charges; and

•	provide that the financing order is irrevocable and not subject to reduction, impairment, or adjustment by further act of the Texas commission (except for the periodic adjustments to the transition charges).

A form of issuance advice letter and a form of tariff will be attached to each financing order. We will complete and file both documents with the Texas commission immediately after the pricing of the transition bonds. The Texas commission’s review of the issuance advice letter and the tariff will be limited to confirming the arithmetic accuracy of the calculations and to compliance with the specific requirements contained in the issuance advice letter.

The issuance advice letter confirms to the Texas commission the interest rate and expected sinking fund schedule for the transition bonds and sets forth the actual dollar amount of the initial transition charges as described above under “TCC’s Financing Order—Issuance Advice Letter.” The dollar amount of the initial transition charges for any series, along with any other terms of the issuance advice letter and tariff affecting the terms of the transition bonds, will be more fully described in the related prospectus supplement.

The tariff establishes the initial transition charges. It also implements the minimum requirements for REPs which collect transition charges, the procedures for periodic adjustments to the transition charges, the procedures for REPs to remit transition charge payments and the annual procedures allowing REPs to reconcile remittances with actual charge-offs.

Tariff; Transition Charges

The following is a description of the initial tariff to be filed by TCC with the Texas commission pursuant to the financing order creating transition property. We expect that future tariffs will have substantially similar terms. We will describe any material differences between the initial tariff and future tariffs in the prospectus supplement relating to the tranches or series of transition bonds subject to such tariffs.

The initial tariff applies primarily to energy consumption and demand of retail customers taking transmission and/or distribution service from TCC and its successors and assigns that provide transmission and distribution service, or if transmission and distribution services are not provided by a single entity, the successor entity providing distribution service directly to retail customers taking service at facilities, premises or loads located within TCC’s service territory. In no event will transition charges provided for in the tariff be assessed for services provided after 15 years from the issuance of the related transition bonds.

The transition charges will be payable by all existing retail customers of TCC and all existing and future retail customers located within TCC’s service territory. There are exceptions for certain categories of existing retail customers. For more information on these exceptions, please read “The Restructuring Act—Recovery of Stranded Costs and Regulatory Assets for TCC and Other Texas Utilities”. The defined classes of transition charge retail customers are:

•	Residential — This service is applicable to customers consisting of individual private dwellings and individually metered apartments. In addition, security or flood lighting services provided on residential end-use customers premises will be included in this rate class.

•	Commercial and Small Industrial — Energy — This service is applicable to non-residential customers (1) with annual maximum measured demands less than 12,500 kilovoltamperes (KVA) and (2) whose current rate class for the purpose of transmission and distribution usage is billed without any demand charges. In addition, security or flood lighting services provided on applicable end-use customer’s premises will be included in this rate class.

•	Commercial and Small Industrial — Demand — This service is applicable to non-residential customers (1) with annual maximum measured demands less than 12,500 KVA and (2) whose current rate class for the purpose of transmission and distribution usage requires a demand meter.

•	Large Industrial — Firm — This service is applicable to non-residential customers taking non-interruptible service with annual maximum measured demands equal to 12,500 KVA or more whose service is provided to the entire premises at not less than 60,000 volts.

•	Large Industrial — Non-Firm — This service is applicable to non-residential customers taking interruptible service including as available standby service with annual maximum measured demands equal to 12,500 KVA or more whose service is provided to the entire premises at not less than 60,000 volts. In addition, this rate class will include customers whose service is provided to the entire premises at not less than 60,000 volts and who have self-generation capability equal to or greater than 25,000 kilowatts and who purchase a minimum of 25,000 kilowatts as standby-firm service for that portion of the customer’s loan which displaces, in total or in part, the customer’s self-generating capability.

•	Standby — Firm — This service is applicable to non-residential customers taking non-interruptible standby service when such service may be substituted, either directly or indirectly, for customer-owned and operated power production equipment.

•	Standby — Non-Firm — This service is applicable to non-residential customers whose service is provided to the entire premises at not less than 60,000 volts who are taking as-available standby service when such service may be substituted, either directly or indirectly, for customer-owned and operated power production equipment not billed primarily for emergency use.

•	Municipal and Cotton Gin — This service is applicable to municipalities, other utilities, and other public agencies for electric service for the operation of water supply, sewage, and/or drainage systems serving the general public supplied at one point of delivery and measured by one meter. In addition, this service is applicable to political subdivisions and “non-profit” institutions for traffic lighting, flood lighting and street lighting service on public streets and highways, in public areas, and upon the grounds of public schoolyard or educational institutions not organized for profit. This service is further applicable to all electric service other than lighting service furnished to cotton gins.

Because of differences in the tariff rate for each class of retail customers and the provisions of the Restructuring Act, the transition charges payable by each class of retail customers will differ. The Restructuring Act requires that transition charges be allocated to each of TCC’s classes of retail customers in the same manner which is used to allocate competition transition charges provided elsewhere in the Restructuring Act.

Different methodologies are specified in the Restructuring Act for allocating among the retail customer classes: (i) the stranded costs incurred by TCC to improve air quality; (ii) other stranded costs and regulatory assets; and (iii) the portion of stranded costs and regulatory assets of investor-owned utilities that exceed a statewide amount of $5 billion. As of the date of the financing order, the Texas commission had not made a specific determination that the stranded costs and regulatory assets of investor-owned utilities had exceeded the $5 billion statewide amount, and the form of tariff approved in the financing order utilized the first two of the preceding methodologies to allocate the affected stranded costs and regulatory assets.

However, based on the Texas commission’s decision in TCC’s true-up case, certain parties have asserted that the amount of statewide stranded costs and regulatory assets exceed the statewide amount of $5 billion. To the extent the Texas commission determines that stranded costs and regulatory assets exceed the statewide threshold, the Restructuring Act provides that each affected utility’s share of the excess over the statewide threshold of $5 billion shall be allocated among retail customer classes in accordance with the methodology used to allocate the costs of the underlying assets in the electric utility’s most recent commission order addressing rate design. The form of tariff approved in the financing order provides for TCC to submit to the Texas commission for approval, within 45 days after the Texas commission issues an order finding that stranded costs and regulatory assets exceed the statewide threshold of $5 billion, the adjusted allocation percentages resulting from this determination. The form tariff further provides that any changes to the transition charges arising from such changed allocation percentages will made prospectively from the date of the Texas commission’s order approving the adjusted percentages. On June 26, 2006, the Texas commission staff, pursuant to the settlement agreement in TCC’s securitization proceeding, initiated a proceeding to determine whether the stranded costs and regulatory assets of investor-owned utilities exceed the statewide threshold.

In order to comply with the statutory provisions of the Restructuring Act, TCC established the allocation percentages listed below for the eight transition charge retail customer classes, each of which was approved in the financing order issued by the Texas commission.

Transition Charge Retail Customer Classes

Transition Charge Retail Customer Class	Allocation Percentage
Residential	37.9223%
Commercial and Small Industrial: Energy	22.7030%
Commercial and Small Industrial: Demand	29.3208%
Large Industrial: Firm	2.3472%
Large Industrial: Non-Firm	3.0711%
Standby — Firm	1.5051%
Standby — Non-Firm	0.4022%
Municipal and Cotton Gin	2.7283%

In the case of large industrial, standby, and commercial and small industrial retail electric customers, demand metered rates will be applicable to customers in those transmission and distribution rate classes who are billed on a demand basis. All other retail electric customers will be billed on a kilowatt-hour, non-demand metered basis. Each new retail electric customer will be assigned to the appropriate customer class.

The initial transition charges that will be assessed to customers comprising each of the above transition charge retail customer classes, as of the issuance date for any series of transition bonds, will be set forth in the related prospectus supplement.

Billing and Collection Terms and Conditions

Transition charges will be assessed by the servicer, for our benefit as owner of the transition property, based on a retail customer’s actual consumption of electricity or electric demand from time to time. Transition charges will be collected by the servicer from a REP that collects transition charges from retail customers as part of its normal collection activities. Transition charges will be deposited by the servicer into the collection account under the terms of the indenture and the servicing agreement. The servicer will deposit in the collection account estimated payments of transition charges on each business day.

REPs are responsible for billing, collecting and paying to the servicer the retail customer’s transition charges. Each REP will be responsible for paying transition charges billed to retail customers of the REP, whether or not the retail customers pay the REP, less a specified percentage allowance for charge-offs or delinquent customer accounts whose service has been terminated and except as otherwise provided in tariffs to be filed with the Texas commission, subject to limited rights of refund and credit as described in “Retail Electric Providers”. Such percentage will initially be based on the same system-wide charge-off percentage then used by TCC for the Series 2002-1 transition bonds but will then be recalculated annually for each REP in conjunction with the true-up adjustment process.

The obligation to pay transition charges is not subject to any right of set-off in connection with the bankruptcy of the seller or any other entity. Transition charges are “nonbypassable” in accordance with the provisions set forth in the Restructuring Act and the financing order. If a retail customer pays only a portion of its bill, a pro-rata amount (based on all charges billed to such retail customer) of transition charge revenues will be deemed to be collected. The servicer will allocate any shortfall first, ratably based on the amount owed for transition charges and the amount owed for other fees and charges, other than late charges, owed to the servicer, and second, all remaining collections will be allocated to late charges. The portion owed in respect of transition charges may be further allocated as between different series of transition bonds, including amounts owed to other special-purpose subsidiaries of TCC who have issued transition bonds under the Restructuring Act, including the Series 2002-1 bonds. If a retail customer fails to pay all or any portion of the transition charges, the REP who is billing such customer may transfer billing and collection rights to the designated POLR for such customer. The POLR may direct TCC or its successor transmission and distribution utility to terminate service to such non-paying customer in accordance with the financing order and Texas commission guidelines.

THE SELLER, INITIAL SERVICER AND SPONSOR

General

TCC will be the seller and initial servicer of the transition property securing the transition bonds, and will be the sponsor of each securitization in which transition bonds covered by this prospectus are issued.

TCC is an electric utility providing transmission and distribution service in southern Texas. At December 31, 2005, TCC provided transmission and distribution service to approximately 729,000 metered retail customers in a service territory covering approximately 44,000 square miles. The retail customer base includes a mix of residential, commercial and diversified industrial retail customers. During the twelve months ended December 31, 2005, TCC delivered approximately 21,921 million kilowatt hours of electricity resulting in operating revenues of $523.8 million and operating income of $51.6 million. TCC, incorporated under the laws of the State of Texas in 1945, is an operating subsidiary of AEP, a public utility holding company based in Columbus, Ohio. AEP is one of the largest electric utilities in the United States, delivering electricity to more than 5 million customers in 11 states, and is among the nation's largest generator of electricity, owning more than 36,000 megawatts of generating capacity in the United States.

Prior to February 8, 2006, TCC was subject to the jurisdiction of the SEC under the Public Utility Holding Company Act of 1935 and is currently subject to the jurisdiction of the Federal Energy Regulatory Commission under the Federal Power Act of 2005 with respect to the issuance of securities, acquisitions and divestitures of utility assets, certain affiliate transactions and other matters. TCC is also regulated by the Texas commission.

Servicing Experience

Since February of 2002, TCC has acted as servicer for the Series 2002-1 transition bonds issued by TCC Funding I, in the original aggregate principal amount of $797,334,897. Since the date of issuance of the Series 2002-1 transition bonds, TCC has filed on a timely basis all true-up filings required for the Series 2002-1 transition bonds and TCC Funding I has satisfied on a timely basis all interest payments on the Series 2002-1 transition bonds and has made all principal payments on the Series 2002-1 bonds in accordance with their expected amortization schedule. Please read “Relationship to the Series 2002-1 Transition Bonds —TCC’s Prior Securitization.” TCC services the Series 2002-1 Transition Bonds in accordance with servicing standards that are substantially similar to those set forth in TCC’s servicing agreement with us.

Municipalization

Texas law may authorize certain local municipalities to seek to acquire portions of TCC’s electric distribution facilities through the power of eminent domain for use as part of municipally-owned utility systems. Although the power of eminent domain has not been used by municipalities in Texas in recent times to acquire electric distribution systems, there can be no assurance that one or more municipalities will not seek to acquire some or all of TCC’s electric distribution facilities while transition bonds remain outstanding. The Restructuring Act specifies that transition charges approved by a Texas commission order shall be collected by an electric utility as well as its “successors”. In the servicing agreement, TCC has covenanted to assert in an appropriate forum that any municipality that acquires any portion of TCC’s electric distribution facilities must be treated as a successor to TCC under the Restructuring Act and the financing order and that retail customers in such municipalities remain responsible for payment of transition charges. However, the involved municipality might assert that it should not be treated as a successor to TCC for these purposes and that its distribution customers are not responsible for payment of transition charges. In any such cases, there can be no assurance that the transition charges will be collected from customers of municipally-owned utilities who were formerly customers of TCC.

TCC Customer Base and Electric Energy Consumption

TCC’s retail customer base consists of four FERC revenue reporting customer classes: residential, commercial, industrial and other. The revenue reporting customer classes are broad groups that include accounts with a wide range of load characteristics served under a variety of rate designs.

The following tables show the electricity delivered to retail customers, electric delivery revenues and number of retail customers for each of the four revenue reporting customer classes for 2005 and each of the three preceding years. There can be no assurances that the retail electricity sales, retail electric revenues and number of retail customers or the composition of any of the foregoing will remain at or near the levels reflected in the following tables.

Information by FERC Form 1 Customer Class Allocation:

Electricity Delivered to Retail Customers, Electric Delivery Revenues and Retail Customers

Retail Electric Usage (As Measured by Billed GWh Sales) by Customer Class and Percentage Composition

Customer Class	2002		2003		2004		2005		3 Months Ending March 31, 2006
Residential	8,076	39.52%	8,214	38.91%	8,182	38.62%	8,530	39.08%	1,645	35.36%
Commercial	7,083	34.66%	7,470	35.38%	7,744	36.55%	8,133	37.26%	1,757	37.77%
Industrial	5,147	25.19%	5,342	25.30%	5,170	24.41%	5,072	23.24%	1,227	26.38%
Other	129	0.63%	87	0.41%	89	0.42%	92	0.42%	23	0.49%

Total Retail	20,435	100.00%	21,113	100.00%	21,185	100.00%	21,827	100.00%	4,652	100.00%

Transmission and Distribution Revenue by Customer Class and Percentage Composition (Dollars in thousands)

Customer Class	2002*		2003		2004		2005		3 Months Ending March 31, 2006
Residential	$241,259	49.27%	$215,330	50.56%	$216,954	51.21%	$231,057	51.63%	$47,489	46.79%
Commercial	181,670	37.10%	158,307	37.17%	162,487	38.35%	171,124	38.24%	42,408	41.78%
Industrial	55,460	11.33%	43,469	10.21%	35,171	8.30%	36,029	8.05%	9,276	9.14%
Other	11,313	2.31%	8,825	2.07%	9,064	2.14%	9,328	2.08%	2,320	2.29%

Total Retail	$489,703	100.00%	$425,931	100.00%	$423,676	100.00%	$447,538	100.00%	$101,493	100.00%

Service Territory Number of Average Metered Retail Electric Customers and Percentage Composition

Customer Class	2002		2003		2004		2005		3 Months Ending March 31, 2006
Residential	583,277	85.40%	596,913	85.39%	606,631	85.41%	616,313	85.32%	624,013	85.36%
Commercial	92,791	13.59%	95,630	13.68%	97,266	13.69%	99,730	13.81%	100,845	13.79%
Industrial	6,062	0.89%	5,970	0.85%	5,804	0.82%	5,711	0.79%	5,591	0.77%
Other	850	0.12%	569	0.08%	590	0.08%	613	0.08%	620	0.08%

Total Retail	682,980	100.00%	699,082	100.00%	710,291	100.00%	722,367	100.00%	731,069	100.00%

Forecasting Electricity Consumption

TCC produces a kilowatt-hour forecast each quarter for planning purposes. These forecasts are the basis for earnings projections as well as capacity/generation planning. The forecast cycle completed during the third quarter is typically adopted as TCC’s official budget. TCC maintains the option to revise the budget due to changes in subsequent forecasts. The company monitors the accuracy of each forecast by conducting variance analysis on a monthly basis taking into account weather impacts on kilowatt-hour sales and deviations from forecast within the customer count. Peak demand forecasts are then generated using the kilowatt-hour forecast as a basis.

TCC employs two methods for developing the kilowatt-hour forecast, a short-term approach and a long-term approach. Each are developed independently and then joined over a six month period by a “blending” process. This “blended period” typically falls within the first eighteen months of the forecast horizon. Within the “blending period”, a weighted average of the two forecast methods is taken with the weights stepping down each month giving more weight, at first, to the short-term forecast and, eventually to the long-term forecast.

The short-term method employs regression models with time-series error modeling to predict kilowatt-hour per customer and customer count for the residential and commercial classes. Kilowatt-hours are estimated for all other sales classes. Within the kilowatt-hour per customer and kilowatt-hour models, weather, in the form of cooling and heating degree days, is used as the primary explanatory driver. Customer count models follow the traditional ARIMA approach of time-series based models incorporating lagged dependent variables and lagged prediction-error terms. These time-series methods are widely used throughout the electrical utility industry. The resulting kilowatt-hour per customer and customer count forecasts are then multiplied together for the residential and commercial classes. No such computation is necessary for the remaining classes. This short-term method is useful in predicting systematic patterns in monthly consumer behavior when capital stock remains relatively fixed and prices are relatively stable.

The long-term method employs regression analysis of consumer “end-use” electricity demand. This method considers economic trends, changes in competing and complimentary fuel prices and changes in appliance stock, as well as changes in appliance efficiencies such as those mandated by legislation. Weather patterns also play a role in the long-term forecast models. This method allows for flexibility in consumer response to economic stimuli as well as trends in consumer preferences.

Annual Forecast Variance For Ultimate Electric Delivery (GWh)

	2000	2001	2002 (1)	2003 (2)	2004	2005
Residential
Forecast	7,686	7,917	8,294	8,368	8,560	8,909
Actual	7,815	7,886	8,076	8,214	8,182	8,530
Variance (%)	1.68%	-0.39%	-2.63%	-1.84%	-4.42%	-4.25%

Commercial
Forecast	5,438	5,655	5,793	7,152	7,512	7,810
Actual	5,554	5,581	7,083	7,470	7,744	8,133
Variance (%)	2.13%	-1.31%	22.27%	4.45%	3.09%	4.14%

Industrial
Forecast	7,493	7,074	7,076	5,472	5,669	5,836
Actual	7,116	6,088	5,147	5,342	5,170	5,072
Variance (%)	-5.03%	-13.94%	-27.26%	-2.38%	-8.80%	-13.09%

Other Ultimate
Forecast	575	599	626	190	93	95
Actual	622	598	129	87	89	92
Variance (%)	8.17%	-0.17%	-79.39%	-54.21%	-4.30%	-3.16%

TOTAL
Forecast	21,193	21,245	21,789	21,182	21,834	22,650
Actual	21,107	20,153	20,435	21,113	21,185	21,827
Variance (%)	-0.41%	-5.14%	-6.21%	-0.33%	-2.97%	-3.63%

(1)	In 2002, customer billing system conversion resulted in the transfer of approximately 1,200 GWh annually from the Industrial and Other Ultimate classes to the Commercial class. The Other Ultimate class includes customers that fall into the accounts defined by FERC Uniform System of Accounts as account 444 (Public Streets and Highway Lighting) and account 445 (Other sales to public authorities).
(2)	In 2003, the Other Ultimate forecast understated the reduction in customers that were reclassified under the customer billing system conversion in 2002.

Billing and Collections

During January 2002, TCC issued its last bills directly to retail electric customers. All customers are now being billed by their REPs. Please read “Retail Electric Providers—Credit Practices, Policies and Procedures of Retail Electric Providers — Service Termination”.

The servicer of the transition bonds will bill a retail electric customer’s REP for the transition charges attributable to that customer. Please read “Retail Electric Providers—Credit Practices, Policies and Procedures of Retail Electric Providers”.

Credit Policy.

In accordance with the Texas commission’s regulations, REPs may require deposits from certain applicants for service or existing customers accounts to protect the REP against losses. Deposits may be obtained from commercial and industrial customers and residential customers who can not demonstrate credit worthiness. The maximum allowable amount of a deposit for a residential customer is either the sum of the next two months’ estimated billings or one-fifth of the projected annual billings to the customer. The REP is required to pay interest annually on deposits. The REP must refund the deposit when the customer has paid bills for service for 12 consecutive billings (in the case of residential customers) or 24 consecutive billings (in the case of non-residential customers) without having any late payments. Once the REP is no longer the REP of record for a customer or if service is not established with the REP, the REP shall either transfer the deposit to the customer’s new REP or promptly refund the deposit with interest to the customer, as agreed upon by the customer and both REPs.

REPs may change their credit policies and procedures, consistent with Texas commission guidelines, from time to time.

Billing.

REPs bill their customers once every month, and we expect that an approximately equal number of bills will be distributed each business day. Payments are generally due not later than 16 days after issuance of the related bill. If the due date falls on a holiday or weekend, the due date for payment purposes is the next business day. A bill not paid on or before the due date is considered delinquent. The REP may charge a one-time penalty not to exceed 5.0% on a delinquent bill for electric service. No such penalty shall apply to residential or small commercial customers served by the POLR, or to customers receiving a low-income discount pursuant to the Public Utility Regulatory Act of the state of Texas. The one time penalty, not to exceed 5.0%, may not be applied to any balance to which the penalty has already been applied. Based on qualifications, customers may be eligible for the REP’s level or average payment plan, an average monthly payment program that allows bills for electric service to be paid in equal monthly payments, or a deferred payment plan in which past due bills may be paid in installments over a specified time period. Failure to make timely payments while on any bill payment assistance plan allows the REP to remove customers from that payment plan, begin account collection activities including the initiation of termination of service.

Collection Process.

TCC historically received, and expects that REPs will receive, the majority of customer payments via the U.S. mail and paystations; however, other payment options are also available. These options include payment by electronic fund transfers or credit/debit cards.

REPs may change their collection policies and procedures, consistent with Texas commission guidelines, from time to time.

Loss Experience

The following table sets forth information relating to the annual net charge-offs for TCC, including net charge-offs of retail customers reported to TCC by the REPs as part of TCC’s annual charge-off reconciliation process.

Net Charge-Offs as a Percentage of Billed Transmission & Distribution Revenues

	As Of 12/31/02	As Of 12/31/03		As Of 12/31/04		As Of 12/31/05
Billed Electric Revenues ($000)	392,924	425,931		423,633		449,117
Net Charge-Offs ($000)	1,847	2		7		2,820
Percentage of Billed Revenue	0.47%	0.00	%*	0.00	%*	0.63	%**

*	Net Charge-Offs shown as zero due to rounding.
**	Includes charge-off of $2,608,201.09 for one REP that filed for bankruptcy in 2004.

Days Sales Outstanding

The following table sets forth information relating to the average number of days that TCC’s bills to REPs remained outstanding during each of the years referred to below.

Average Days Sales Outstanding

	As Of 12/31/02	As Of 12/31/03	As Of 12/31/04	As Of 12/31/05
Average Days Sales Outstanding	51.65	39.43	36.20	31.86

Delinquencies

Delinquencies as a Percentage of Total Billed Revenues

	As Of 12/31/02	As Of 12/31/03	As Of 12/31/04	As Of 12/31/05
30-59 days	1.30%	0.04%	0.03%	0.03%
60-89 days	-0.06%*	0.09%	0.01%	0.00%
90+ days	-0.28%	0.00%	0.01%	0.01%
Total	0.96%	0.13%	0.06%	0.04%

*	Negative percentages are due to REP credits.

AEP TEXAS CENTRAL TRANSITION FUNDING II LLC, THE ISSUING ENTITY

We are a special purpose limited liability company formed under the Delaware Limited Liability Company Act pursuant to a limited liability company agreement executed by our sole member, TCC, and the filing of a certificate of formation with the Secretary of the State of Delaware. Such limited liability company agreement was amended and restated on                         , 2006, and references in this prospectus and any prospectus supplement to our limited liability company agreement mean the amended and restated agreement. Our limited liability company agreement restricts us from engaging in activities other than those described in this section. We do not have any employees, but we will pay our member for administrative services in accordance with our limited liability company agreement. We have summarized selected provisions of our limited liability company agreement below, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part. On the date of issuance of the transition bonds, our capital will be equal to 0.5% of the initial principal amount of such transition bonds or such other amount as may allow us to achieve the desired security rating and treat the transition bonds as debt under applicable IRS regulations. Our capitalization after giving effect to the issuance of any transition bonds will be set forth in the prospectus supplement for the related series.

As of the date of this prospectus, we have not carried on any business activities and have no operating history. We are not an agency or instrumentality of the State of Texas but are responsible to the State of Texas and the Texas commission as described below under the caption “—Our Relationship with the State of Texas and the Texas Commission”.

Our assets will consist of

•	the transition property,

•	our rights under the sale agreement (and under any bills of sale delivered thereunder), the servicing agreement, the administration agreement, and the other basic documents,

•	collections of transition charges that are allocated to us and the trust accounts (other than the REP deposit accounts) held by the trustee, and

•	any money distributed by the trustee from the collection account in accordance with the indenture.

Restricted Purpose

We have been created for the sole purpose of:

•	purchasing and owning the transition property and the other collateral;

•	registering and issuing from time to time one or more series of transition bonds, each of which may be comprised of one or more tranches;

•	making payment on the transition bonds;

•	distributing amounts released to us;

•	pledging our interest in the transition property and other collateral to the trustee under the indenture in order to secure the transition bonds; and

•	performing other activities that are necessary, suitable or convenient to accomplish these purposes.

Our limited liability company agreement does not permit us to engage in any activities not directly related to these purposes, including issuing securities (other than the transition bonds), borrowing money or making loans to other persons. The list of permitted activities set forth in our limited liability company agreement may not be altered, amended or repealed without the affirmative vote of a majority of our managers, which vote must include the affirmative vote of all of our independent managers.

Our Relationship with TCC

On the issue date for each series of transition bonds, except in the event of a series issued solely to refund outstanding transition bonds, TCC will sell transition property to us pursuant to a sale agreement between us and TCC. TCC will service the transition property pursuant to a servicing agreement between us and TCC. Please read “The Sale Agreement” and “The Servicing Agreement”.

Our Relationship with the State of Texas and the Texas Commission

We are responsible to the State of Texas and the Texas commission. Specifically, pursuant to a financing order,

•	our organizational documents and transaction documents prohibit us from engaging in any activities other than acquiring transition property, issuing transition bonds and performing other activities as specifically authorized by that financing order,

•	we must respond to representatives of the Texas commission throughout the process of offering the transition bonds provided for therein, with the financing order directing the Texas commission’s financial advisor to advise the Texas commission of any proposal that does not comply in any material respect with the criteria established in the financing order, and

•	the servicer will file periodic adjustments to transition charges with the Texas commission on our behalf.

We have also agreed that certain reports concerning transition charge collections will be provided to the Texas commission.

Our Management

Pursuant to our limited liability company agreement, our business will be managed by five managers appointed from time to time by TCC or, in the event that TCC transfers its interest in us, by our owner or owners. Following the initial issuance of transition bonds, we will have at least two independent managers who, among other things, are not and have not been for at least five years from the date of their appointment:

•	a direct or indirect legal or beneficial owner of us, our owner, any of our respective affiliates or any of our owner’s affiliates,

•	a relative, supplier, employee, officer, director, manager, contractor or material creditor of us, our owner or any of our affiliates or any of our owner’s affiliates, or

•	a person who controls (whether directly, indirectly or otherwise) our owner or its affiliates or any creditor, employee, officer, director, manager or material supplier or contractor of our owner or its affiliates; provided, that the indirect or beneficial ownership of stock of our owner or its affiliates through a mutual fund or similar diversified investment vehicle with respect to which the owner does not have discretion or control over the investments held by such diversified investment vehicle shall not preclude such owner from being an independent manager.

The remaining managers will be employees or officers of TCC, its affiliates or any new owner. The managers will devote the time necessary to conduct our affairs.

TCC, as our sole member, will appoint two independent managers prior to the issuance of the initial series of the transition bonds. None of our managers or officers has been involved in any legal proceedings which are specified in Item 401(f) of the SEC’s Regulation S-K.

Manager Fees and Limitation on Liabilities

We have not paid any compensation to any manager since we were formed. We will not compensate our managers, other than the independent managers, for their services on our behalf. We will pay the independent managers annual fees from our revenues and will reimburse them for their reasonable expenses. These expenses include the reasonable compensation, expenses and disbursements of the agents, representatives, experts and counsel that the independent managers may employ in connection with the exercise and performance of their rights and duties under our limited liability company agreement, the indenture, the sale agreement and the servicing agreement. Our limited liability company agreement provides that to the extent permitted by law, the managers will not be personally liable for any of our debts, obligations or liabilities. Our limited liability company agreement further provides that, except as described below, to the fullest extent permitted by law, we will indemnify the managers against any liability incurred in connection with their services as managers for us if they acted in good faith and in a manner which they reasonably believed to be in or not opposed to our best interests. With respect to a criminal action, the managers will be indemnified unless they had reasonable cause to believe their conduct was unlawful. We will not indemnify the manager for any judgment, penalty, fine or other expense directly caused by their fraud, gross negligence or willful misconduct. In addition, unless ordered by a court, we will not indemnify the managers if a final adjudication establishes that their acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. We will pay any indemnification amounts owed to the managers out of funds in the collection account, subject to the priority of payments described in “Security for the Transition Bonds — Allocation; Payments”.

We Are a Separate and Distinct Legal Entity from TCC

Under our limited liability company agreement, we may not file a voluntary petition for relief under the Bankruptcy Code, without the affirmative vote of our member and the affirmative vote of all of our managers, including the independent managers. TCC has agreed that it will not cause us to file a voluntary petition for relief under the Bankruptcy Code. Our limited liability company agreement requires us, except for financial reporting purposes and for federal income tax purposes, and, to the extent consistent with applicable state law, state income and franchise tax purposes, to maintain our existence separate from TCC including:

•	taking all reasonable steps to continue our identity as a separate legal entity;

•	making it apparent to third persons that we are an entity with assets and liabilities distinct from those of TCC, other affiliates of TCC, the managers or any other person; and

•	making it apparent to third persons that, except for federal and certain other tax purposes, we are not a division of TCC or any of its affiliated entities or any other person.

Administration Agreement

TCC will, pursuant to an administration agreement between TCC and us, provide administrative services to us, including services relating to the preparation of financial statements, required filings with the securities and exchange commission, any tax returns we might be required to file under applicable law, qualifications to do business, and minutes of our managers’ meetings. We will pay TCC a fixed fee of $100,000 per annum, payable in installments of $50,000 on each Payment Date for performing these services, plus we will reimburse TCC for all costs and expenses for services performed by unaffiliated third parties and actually incurred by TCC in performing such services described above.

USE OF PROCEEDS

We will use the proceeds of the issuance of a series of transition bonds to pay the expenses of the issuance and sale of the transition bonds of such series and to purchase related transition property from TCC. In accordance with the applicable financing order, TCC will use the proceeds it receives from the sale of the transition property for the purpose of reducing the amount of recoverable regulatory assets and stranded costs on its regulatory books through the refinancing or retirement of its debt and equity.

RELATIONSHIP TO THE SERIES 2002-1 TRANSITION BONDS

TCC’s Prior Securitization

In February 2002, TCC Funding I, a special purpose, wholly owned subsidiary of TCC, issued $797,334,897 of Series 2002-1 transition bonds. These bonds were issued to securitize TCC’s generation-related regulatory assets recoverable through irrevocable nonbypassable transition charges provided for in the Restructuring Act and a financing order issued by the Texas commission on March 27, 2000. TCC currently acts as servicer with respect to the Series 2002-1 transition bonds. Since the date of issuance of the Series 2002-1 transition bonds, TCC Funding I has satisfied on a timely basis all interest payments on the Series 2002-1 transition bonds and has made all principal payments on the Series 2002-1 bonds in accordance with their expected amortization schedule. Although TCC is the servicer with respect to the Series 2002-1 transition bonds and will be the sponsor and initial servicer with respect to transition bonds described in this prospectus, we are a separate legal entity from TCC Funding I and the transition bonds described herein will be payable from collateral that is separate from that securing the Series 2002-1 transition bonds. TCC Funding I will have no obligations under our transition bonds, and we will have no obligations under the Series 2002-1 transition bonds. In the event a customer does not pay in full all amounts owed under any bill including transition charges, TCC is required to allocate any resulting shortfalls in transition charges ratably based on the amounts of transition charges owing to us, to TCC Funding I and to any other subsequently created special-purpose subsidiaries of TCC which issue transition bonds.

Intercreditor Agreement

With respect to each series of transition bonds, we will enter into an intercreditor agreement with TCC (on behalf of itself and in its capacities as servicer and as servicer of the transition bonds issued by TCC Funding I), the trustee of each series of transition bonds to which this prospectus relates, TCC Funding I and the trustee under the indenture relating to the transition bonds issued by TCC Funding I pursuant to which:

•	the servicer that allocates and remits transition charge revenues received from retail electric providers for each series of transition bonds to which this prospectus relates and for the transition bonds issued by TCC Funding I must be one and the same entity and

•	in the event of a default by the servicer under any servicing agreement relating to any series of transition bonds issued by us or TCC Funding I, each of the trustees of each such series issued by us, acting upon the vote of transition bondholders representing a majority of the outstanding principal amount of the transition bonds of the affected series, and the trustee of the transition bonds issued by TCC Funding I must agree upon a replacement servicer that performs the services described in the preceding bullet.

If the trustees are unable to agree on a replacement servicer, no trustee would be able to replace TCC or any successor as servicer. Instead, under the intercreditor agreement, any trustee could upon such a default require all collections by the servicer to be deposited directly into a designated account with a financial institution selected by the trustees, subject to satisfaction of the rating agency condition. The financial institution holding the designated account would then be responsible for allocating the collections in the account between transition charges relating to each series of transition bonds offered in this prospectus and the transition bonds issued by TCC Funding I.

The intercreditor agreement provides that if TCC hereafter causes transition property to be created under any financing order and acts as servicer for the transition bonds issued pursuant to such financing order, the intercreditor agreement may, by written agreement, be amended and restated to add as parties the relevant issuer of such transition bonds, the indenture trustee for such bonds, and the servicer of such transition property in order to reflect the rights and obligations of such parties with respect to such transition property on terms substantially similar to the rights and obligations of TCC Funding I, us, TCC, the trustee and the trustee for TCC Funding I. No such amendment, however, shall be effective unless the Rating Agency Condition shall have been satisfied and no party shall be required to execute any such amended agreement on terms which are materially more disadvantageous to it than those already contained in the intercreditor agreement.

DESCRIPTION OF THE TRANSITION BONDS

General

We will issue the transition bonds pursuant to the terms of an indenture between us and trustee specified in the applicable prospectus supplement. The particular terms of the transition bonds of any series will be established in a supplement to the indenture referred to herein as a series supplement and the material terms of that series will be described in the related prospectus supplement. Although we have summarized below selected provisions of the indenture and the transition bonds, this summary does not purport to be complete and is subject to the terms and provisions of the indenture and related supplements, forms of which are filed as exhibits to the registration statement of which this prospectus forms a part. Please read “Where You can Find More Information”.

We may issue the transition bonds in one or more series, any one or more of which may be comprised of one or more tranches. Tranches of transition bonds may differ as to the interest rate, maturity and the timing, sequential order and amount of payments of principal or interest, or both.

While the prospectus supplement will describe the specific terms of only a series of transition bonds (and the tranches of that series (if any)) in respect of which this prospectus is being delivered, the terms of that series and any tranches will not be subject to the prior review of or consent of the holders of outstanding transition bonds. All transition bonds of the same series will be identical in all respects except for the denominations, unless that series is comprised of more than one tranche, in which case all transition bonds of the same tranche will be identical in all respects except for the denominations.

All transition bonds that we issue under the indenture will be payable solely from, and secured solely by, a pledge of and lien on the transition property and the other collateral for that series as provided in the indenture. Please read “Security for the Transition Bonds — Pledge of Collateral”.

The prospectus supplement for a series of transition bonds will describe the following terms of that series of transition bonds and, if applicable, the tranches of that series:

•	the designation of the series and, if applicable, the tranches of that series,

•	the principal amount of the series and, if applicable, the tranches of that series,

•	the transition charges applicable to such series,

•	the annual rate at which interest accrues or the method or methods of determining such annual rate,

•	the payment dates,

•	the collateral for such series,

•	the scheduled final payment date and the final maturity date of the series and, if applicable, the tranches of that series,

•	the issuance date of the series,

•	the authorized denominations,

•	the expected sinking fund schedule for principal of the series and, if applicable, the tranches of that series,

•	any other material terms of the tranches or series that are not inconsistent with the provisions of the indenture and that will not result in any rating agency reducing or withdrawing its rating of any outstanding tranche of transition bonds, and

•	the identity of the trustee.

The transition bonds are not a debt, liability or other obligation of the State of Texas, the Texas commission or of any political subdivision, governmental agency, authority or instrumentality of the State or Texas and do not represent an interest in or legal obligation of TCC or any of its affiliates, other than us. Neither TCC nor any of its affiliates will guarantee or insure the transition bonds. Financing orders authorizing the issuance of the transition bonds do not constitute a pledge of the full faith and credit of the State of Texas or of any of its political subdivisions. The issuance of the transition bonds under the Restructuring Act will not directly, indirectly or contingently obligate the State of Texas or any of its political subdivisions to levy or to pledge any form of taxation for the transition bonds or, except in their capacity as retail electric customers, to make any appropriation for their payment.

Interest and Principal on the Transition Bonds

Interest will accrue on the principal balance of a tranche of transition bonds at the interest rate specified in or determined in the manner specified in the related prospectus supplement. Interest will be payable on each payment date, commencing on the date specified in the related prospectus supplement. Interest payments for each series will be made from collections of transition charges, including amounts available in the excess funds subaccount and, if necessary, the amounts available in the capital subaccount for the related series. In the event of default by a REP, the amounts in the REP deposit account or available from other credit support (up to an amount of the lesser of the payment defaults of a REP or that REP’s deposit or other credit support amount) will be used to make interest payments to the bondholders on each payment date for the transition bonds. Please read “Security for the Transition Bonds — How Funds in the Collection Account will be Allocated”.

Principal of the transition bonds of each series and tranche will be payable in the amounts and on the payment dates specified in the related prospectus supplement, but only to the extent that amounts in the collection account are available, and subject to the other limitations described below, under “Security for the Transition Bonds — How Funds in the Collection Account will be Allocated”. Accordingly, principal of the series of transition bonds may be paid later, but generally not sooner, than reflected in the expected sinking fund schedule for such series, except in the case of an acceleration. Each prospectus supplement will set forth the expected sinking fund schedule for each series of transition bonds and, if applicable, the tranches of that series. The expected sinking fund schedule will be established in a manner required by the financing order. If principal of any tranche or series is not paid in full on the final maturity date for such tranche or series, an event or default will occur. On any payment date, unless an event of default has occurred and is continuing and the transition bonds have been declared due and payable, the trustee will make principal payments on the transition bonds only until the outstanding principal balances of those transition bonds have been reduced to the principal balances specified in the applicable expected sinking fund schedule for that payment date. The trustee will retain in the excess funds subaccount for payment on later payment dates any collections of transition charges in excess of amounts payable as:

•	fees and expenses of the servicer, the independent managers and the trustee (including the servicing fee),

•	payments of interest on and principal of the transition bonds,

•	investment earnings on amounts in the capital subaccount released to us, and

•	allocations to the capital subaccount (all as described under “Security for the Transition Bonds — How Funds in the Collection Account will be Allocated”).

If the trustee receives insufficient collections of transition charges for any payment date, and amounts in the collection account (and the applicable subaccounts of the collection account) are not sufficient to make up the shortfall, principal of any tranche of transition bonds may be payable later than expected, as described in this prospectus. Please read “Risk Factors — Other Risks Associated with an Investment in the Transition Bonds”. The failure to make a scheduled payment of principal on the transition bonds because there are not sufficient funds in the collection account for that series does not constitute a default or an event of default with respect to such series under the indenture, except for the failure to pay in full the unpaid balance of any tranche or series upon the final maturity date for such tranche or series. If an event of default (other than a breach by the State of Texas of its pledge) has occurred and is continuing, then the trustee or the holders of not less than a majority in principal amount of the transition bonds of each affected series then outstanding may declare the transition bonds of each such affected series to be immediately due and payable, in which event the entire unpaid principal amount of the transition bonds of each such affected series will become due and payable. An event of default under one series of transition bonds will not automatically trigger an event of default under other outstanding series of transition bonds. Please read “—Events of Default; Rights Upon Event of Default”.

Unless the context requires otherwise, all references in this prospectus to principal of the transition bonds of a series include any premium that might be payable if transition bonds of that series are redeemed, as described in the related prospectus supplement.

Payments on the Transition Bonds

The trustee will pay on each payment date to the holders of each tranche of transition bonds, to the extent of available funds in the collection account, all payments of principal and interest then due. The trustee will make each payment other than the final payment with respect to any transition bonds to the holders of record of the transition bonds of the applicable tranche on the record date for that payment date. The trustee will make the final payment for each tranche of transition bonds, however, only upon presentation and surrender of the transition bonds of that tranche at the office or agency of the trustee specified in the notice given by the trustee of the final payment. The trustee will mail notice of the final payment to the bondholders no later than five days prior to the final payment date, specifying the date set for the final payment and the amount of the payment.

The failure to pay accrued interest on any payment date (even if the failure is caused by a shortfall in transition charges received) will result in an event of default for the applicable series of transition bonds unless such failure is cured within five business days. Please read “— Events of Default; Rights Upon Event of Default”. Any interest not paid within such five business day period (plus interest on the defaulted interest at the applicable interest rate to the extent lawful) will be payable to the bondholders on a special record date. The special record date will be at least fifteen business days prior to the date on which the trustee is to make a special payment (a special payment date). We will fix any special record date and special payment date. At least 10 days before any special record date, the trustee will mail to each affected bondholder a notice that states the special record date, the special payment date and the amount of defaulted interest (plus interest on the defaulted interest) to be paid.

At the time, if any, we issue the transition bonds of any series in the form of definitive bonds and not to DTC or its nominee, the trustee will make payments with respect to that tranche on a payment date or a special payment date by check mailed to each holder of a definitive bond of the tranche of record on the applicable record date at its address appearing on the register maintained with respect to the transition bonds of that series. Upon application by a holder of any tranche of transition bonds in the principal amount of $10,000,000 or more to the trustee not later than the applicable record date, the trustee will make payments by wire transfer to an account maintained by the payee in New York, New York.

If any special payment date or other date specified for any payments to bondholders is not a business day, the trustee will make payments scheduled to be made on that special payment date or other date on the next succeeding business day and no interest will accrue upon the payment during the intervening period.

Registration and Transfer of the Transition Bonds

If specified in the related prospectus supplement, we may issue one or more tranches of transition bonds in definitive form, which will be transferable and exchangeable at the office of the registrar identified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, there will be no service charge for any registration or transfer of the transition bonds, but the trustee may require the owner to pay a sum sufficient to cover any tax or other governmental charge.

We will issue each tranche of transition bonds in the minimum initial denominations set forth in the related prospectus supplement.

The trustee will make payments of interest and principal on each payment date to the bondholders in whose names the transition bonds were registered on the record date.

Transition Bonds Will Be Issued in Book-Entry Form

Unless we specify otherwise in the related prospectus supplement, the transition bonds will be available to investors only in the form of book-entry transition bonds. You may hold your bonds through DTC in the United States., Clearstream Banking, Luxembourg, S.A., referred to as Clearstream, or Euroclear in Europe or in any other manner we describe in the related prospectus supplement. You may hold your bonds directly with one of these systems if you are a participant in the system or indirectly through organizations that are participants.

The Role of DTC, Clearstream and Euroclear

Cede & Co., as nominee for DTC, will hold the global bond or bonds representing the transition bonds. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream customers and Euroclear participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. These depositaries will, in turn, hold these positions in customers’ securities accounts in the depositaries’ names on the books of DTC.

The Function of DTC

DTC is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System. DTC is a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of bonds. Direct participants of DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to others, including banks, brokers, dealers and trust companies, as indirect participants, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

The Function of Clearstream

Clearstream is incorporated under the laws of Luxembourg. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of securities. Transactions may be settled by Clearstream in any of various currencies, including United States dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in various countries through established depositary and custodial relationships. Clearstream is registered as a bank in Luxembourg and therefore is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, among others, and may include the underwriters of any series of transition bonds. Clearstream’s United States customers are limited to securities brokers and dealers and banks. Clearstream has customers located in various countries. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream and Euroclear.

The Function of Euroclear

Euroclear was created in 1968 to hold securities for Euroclear participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Such transactions may be settled in any of various currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below. The Euroclear System is operated by Euroclear Bank S.A./N.V. as the Euroclear operator. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. Euroclear participants include central banks and other banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of transition bonds. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Terms and Conditions of Euroclear

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under these rules and laws only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

The Rules for Transfers Among DTC, Clearstream or Euroclear Participants

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers or Euroclear participants will occur in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, which will be based on European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving transition bonds in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to Clearstream’s and Euroclear’s depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

DTC Will Be the Holder of the Transition Bonds

Transition bondholders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, transition bonds may do so only through participants and indirect participants. In addition, transition bondholders will receive all distributions of principal of and interest on the transition bonds from the trustee through the participants, who in turn will receive them from DTC. Under a book-entry format, transition bondholders may experience some delay in their receipt of payments because payments will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward those payments to its participants, who thereafter will forward them to indirect participants or transition bondholders. It is anticipated that the only “bondholder” will be Cede & Co., as nominee of DTC. The trustee will not recognize transition bondholders as bondholders, as that term is used in the indenture, and transition bondholders will be permitted to exercise the rights of bondholders only indirectly through the participants, who in turn will exercise the rights of transition bondholders through DTC.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the transition bonds and is required to receive and transmit distributions of principal and interest on the transition bonds. Participants and indirect participants with whom transition bondholders have accounts with respect to the transition bonds similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective transition bondholders. Accordingly, although transition bondholders will not possess transition bonds, transition bondholders will receive payments and will be able to transfer their interests.

Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a transition bondholder to pledge transition bonds to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those bonds, may be limited due to the lack of a physical certificate for those transition bonds.

DTC has advised us that it will take any action permitted to be taken by a transition bondholder under the indenture only at the direction of one or more participants to whose account with DTC the transition bonds are credited. Additionally, DTC has advised us that it will take those actions with respect to specified percentages of the collateral amount only at the direction of and on behalf of participants whose holdings include interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other interests to the extent that those actions are taken on behalf of participants whose holdings include those interests.

How Transition Bond Payments Will Be Credited by Clearstream and Euroclear

Distributions with respect to transition bonds held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Please read “Material U.S. Federal Income Tax Consequences” in this prospectus. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a transition bondholder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the transition bonds among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time.

Definitive Transition Bonds

Unless otherwise specified in the related prospectus supplement, we will issue transition bonds in registered, certificated form to bondholders, or their nominees, rather than to DTC, only under the circumstances provided in the indenture, which will include: (1) DTC or us advising the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as nominee and depositary with respect to the book-entry bonds of that series and that we are unable to locate a qualified successor, (2) our electing to terminate the book-entry system through DTC, with written notice to the trustee, or (3) after the occurrence of an event of default under the indenture, holders of transition bonds representing not less than a majority of the aggregate outstanding principal amount of the transition bonds of any series maintained as book-entry bonds advising us, the trustee, and DTC in writing that the continuation of a book-entry system through DTC (or a successor) is no longer in the best interests of those bondholders. Upon issuance of definitive bonds of a series, the transition bonds evidenced by such definitive bonds will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the trustee with respect to transfers, notices and payments.

Upon surrender by DTC of the definitive securities representing the transition bonds and instructions for registration, the trustee will issue the transition bonds in the form of definitive bonds, and thereafter the trustee will recognize the registered holders of the definitive bonds as bondholders under the indenture.

The trustee will make payment of principal of and interest on the transition bonds directly to bondholders in accordance with the procedures set forth herein and in the indenture and the related prospectus supplement. The trustee will make interest payments and principal payments to bondholders in whose names the definitive bonds were registered at the close of business on the related record date. The trustee will make payments by check mailed to the address of the bondholder as it appears on the register maintained by the trustee or in such other manner as may be provided in the related series supplement and except that certain payments will be made by wire transfer as described in the indenture. The trustee will make the final payment on any transition bond (whether definitive bonds or notes registered in the name of Cede & Co.), however, only upon presentation and surrender of the bond on the final payment date at the office or agency that is specified in the notice of final payment to bondholders. The trustee will provide the notice to registered bondholders not later than the fifth day prior to the final payment date.

Definitive bonds will be transferable and exchangeable at the offices of the transfer agent and registrar, which initially will be the trustee. There will be no service charge for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Optional Redemption

The indenture does not permit an optional redemption of transition bonds under any circumstances.

Conditions of Issuance of Additional Series and Acquisition of Additional Transition Property

Our acquisition of transition property and issuance of any series of transition bonds with respect thereto after the initial acquisition and issuance is subject to the following conditions, among others:

•	all parties required to do so by the terms of the relevant documents must have authorized, executed and delivered appropriate documentation required by the indenture and the limited liability company agreement, including trustee’s certificates or supplements to the limited liability company agreement;

•	the seller must have irrevocably assigned all of its right, title and interest in the additional transition property to us and made a filing required by Section 39.309 of the Restructuring Act to perfect our interest in such transition property;

•	the rating agency condition must have been satisfied with respect to the transactions;

•	the seller must receive and deliver to us and the trustee an opinion or opinions of outside tax counsel (as selected by the seller, and in form and substance reasonably satisfactory to us and the trustee) to the effect that: (i) we will not be subject to United States federal income tax as an entity separate from our sole owner and that the transition bonds will be treated as debt of our sole owner for United States federal tax purposes, (ii) for United States federal income tax purposes, the issuance of the transition bonds will not result in gross income to the seller and (iii) in the case of a subsequent issuance of transition bonds only, that such issuance will not adversely affect the characterization of any then outstanding transition bonds as obligations of our sole owner;

•	no event of default may have occurred and be continuing under the indenture;

•	as of the date of issuance, we must have sufficient funds available to pay the purchase price for the additional transition property, and all conditions to the issuance of a new series of transition bonds must have been satisfied or waived; and

•	we must deliver certain certificates and opinions specified in the indenture to the trustee.

Our obligation to purchase transition property on any transfer date is also subject to the satisfaction or waiver of the conditions described in “The Sale Agreement — Conditions to the Sale of Transition Property”.

Access of Bondholders

Upon written request of any bondholder or group of bondholders of any series or of all outstanding series of transition bonds evidencing not less than 10 percent of the aggregate outstanding principal amount of the transition bonds of that series or all series, as applicable, the trustee will afford the bondholder or bondholders making such request a copy of a current list of bondholders of that series or of all outstanding series, as the case may be, for purposes of communicating with other bondholders with respect to their rights under the indenture.

The indenture does not provide for any annual or other meetings of bondholders.

Reports to Bondholders

On or prior to each payment date, special payment date or any other date specified in the indenture for payments with respect to any series or tranche of transition bonds, the trustee will deliver, to the Texas commission and bondholders of that series or tranche, a statement prepared by the servicer with respect to the payment to be made on the payment date, special payment date or other date, as the case may be, setting forth the following information:

•	the amount of the payment to bondholders allocable to (1) principal and (2) interest,

•	the aggregate outstanding principal balance of the transition bonds, before and after giving effect to payments allocated to principal reported immediately above,

•	the difference, if any, between the amount specified immediately above and the principal amount scheduled to be outstanding on that date according to the related expected sinking fund schedule,

•	any other transfers and payments to be made on such payment date, including amounts paid to the trustee and the servicer, and

•	the amounts on deposit in the capital subaccount and the excess funds subaccount, after giving effect to the foregoing payments.

Unless and until transition bonds are no longer issued in book-entry form, the reports will be provided to the depository for the transition bonds, or its nominee, as sole beneficial owner of the transition bonds. The reports will be available to bondholders upon request to the trustee or the servicer. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The financial information provided to bondholders will not be examined and reported upon by an independent public accountant. In addition, an independent public accountant will not provide an opinion on the financial information.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the transition bonds, the trustee, so long as it is acting as paying agent and transfer agent and registrar for the transition bonds, will, upon written request by us or any transition bondholder, mail to persons who at any time during the calendar year were bondholders and received any payment on the transition bonds, a statement containing certain information for the purposes of the bondholder’s preparation of U.S. federal and state income tax returns.

Enhanced Continuing Disclosure

We will not voluntarily suspend or terminate our filing obligations with the SEC and, to the extent permitted by and consistent with our legal obligations, we will post on our website or furnish or file in the periodic reports and other reports to be filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended, as described below, the following information with respect to each series of outstanding transition bonds to the extent such information is reasonably available to us:

•	statements of transition charge remittances made to the trustee (to be included in a Form 10-D),

•	a statement reporting the balances in the collection account and in each subaccount of the collection account as of the end of each quarter or the most recent date available (to be included in a Form 10-D or Form 10-K),

•	a statement showing the balance of outstanding transition bonds that reflects the actual periodic payments made on each series of the transition bonds versus the expected periodic payments (to be included in the next Form 10-D or Form 10-K filed),

•	the semi-annual and monthly servicer’s certificates which is required to be submitted pursuant to the servicing agreement (to be filed with a Form 10-D, Form 10-K or Form 8-K),

•	the text (or a link to the website where a reader can find the text) of each true-up filing and the results of each true-up filing following the issuance of the series of transition bonds,

•	any change in the long-term or short-term credit ratings of the servicer assigned by the rating agencies (to be filed or furnished in a Form 8-K),

•	material legislative or regulatory developments directly relevant to the outstanding transition bonds (to be filed or furnished in a Form 8-K), and

•	a quarterly statement either affirming that, to our knowledge, in all material respects, for each materially significant retail electric provider (to be included in each Form 10-D and each Form 10-K): (a) each such retail electric provider has been billed in compliance with the requirements outlined in the applicable financing order; (b) each such retail electric provider has made payments in compliance with the requirements outlined in the applicable financing order, and (c) each such retail electric provider satisfies the creditworthiness requirements of the applicable financing order or describing the servicer’s actions if (a), (b) or (c) has not occurred.

Internet-Based Information and Special Website

In addition, we will, to the extent permitted by and consistent with the issuing entity’s obligations under applicable law, cause to be posted on the website associated with TCC, currently located at www.aep.com:

•	the final prospectus for each series of outstanding transition bonds,

•	the semi-annual servicer’s certificate delivered for each series of transition bonds pursuant to the servicing agreement,

•	the periodic reports described above, and

•	a current organization chart for the issuing entity and servicer (unless the servicer is not related to us in which case the servicer will post two separate organization charts), in each case disclosing the parent company and material subsidiaries of the servicer and us.

We and the Trustee May Modify the Indenture

Modifications of the Indenture that do not Require Consent of Transition Bondholders

From time to time, and without the consent of the bondholders of any series (but with prior notice to the rating agencies and with the consent or deemed consent of the Texas commission (other than with respect to a supplement establishing a new issuance of transition bonds)), we may enter into one or more agreements supplemental to the indenture for various purposes described in the indenture, including:

•	to correct or amplify the description of any property including, without limitation, the collateral subject to the indenture, or to better convey, assure and confirm to the trustee the property subject to the indenture, or to add additional property,

•	to add to the covenants for the benefit of the bondholders and the trustee, or surrender any right or power conferred to us with the indenture,

•	to convey, transfer, assign, mortgage or pledge any property to or with the trustee,

•	to cure any ambiguity or correct or supplement any provision in the indenture or in any supplemental indenture which may be inconsistent with any other provision in the indenture or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under the indenture or in any supplemental indenture, provided however, that (i) such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the bondholders and (ii) the rating agency condition shall have been satisfied with respect thereto,

•	to evidence the succession of another person to us or to the trustee in accordance with the terms of the indenture,

•	to effect qualification under the Trust Indenture Act of 1939 or under any similar or successor federal statute hereafter enacted,

•	to set forth the terms of any additional series or tranche of transition bonds,

•	to qualify the transition bonds for registration with a clearing agency,

•	to satisfy any rating agency requirements.

We may also, without the consent of the bondholders, enter into one or more other agreements supplemental to the indenture so long as (i) the supplemental agreement does not, as evidenced by an opinion of counsel, adversely affect the interests of any holders of transition bonds then outstanding in any material respect, (ii) the rating agency condition shall have been satisfied with respect thereto, and (iii) with respect to any amendment that would increase qualifying costs, we have obtained the consent or deemed consent of the Texas commission.

Modifications of the Indenture that Require the Approval of Transition Bondholders.

We may, with the consent of bondholders holding not less than a majority of the aggregate outstanding principal amount of the transition bonds of all affected series or tranches (and with the consent or deemed consent of the Texas commission if such supplemental indenture will increase ongoing qualified costs), enter into one or more indentures supplemental to the indenture for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture. No supplement, however, may, without the consent of each bondholder of each series or tranche affected thereby, take certain actions enumerated in the indenture, including:

•	change the date of payment of any installment of principal of or premium, if any, or interest on any transition bond of such series or tranche, or reduce in any manner the principal amount thereof, the interest rate thereon or the premium, if any, with respect thereto,

•	change the provisions of the indenture and any applicable supplemental indenture relating to the application of collections on, or the proceeds of the sale of, the collateral to payment of principal of or premium, if any, or interest on the transition bonds of such series or tranche, or change the coin or currency in which any transition bond or any interest thereon is payable,

•	impair the right to institute suit for the enforcement of those provisions of the indenture specified therein regarding payment,

•	reduce the percentage of the aggregate amount of the outstanding transition bonds, or of a series or tranche thereof, the consent of the transition bondholders of which is required for any supplemental indenture, or the consent of the transition bondholders of which is required for any waiver of compliance with those provisions of the indenture specified therein or of defaults specified therein and their consequences provided for in the indenture,

•	reduce the percentage of the outstanding amount of the transition bonds of such series or tranche the holders of which are required to consent to direct the trustee to sell or liquidate the collateral,

•	modify any of the provisions of the indenture in a manner so as to affect the amount of any payment of interest, principal or premium, if any, payable on any transition bond of such series or tranche on any payment date or change the expected sinking fund schedules or final maturity dates of any transition bonds of such series or tranche,

•	decrease the required capital amount with respect to such series, or

•	permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the transition bonds of such series or tranche or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any property at any time subject thereto or deprive the holder of any transition bond of the security provided by the lien of the indenture.

Promptly following the execution of any supplement to the indenture, the trustee will furnish written notice of the substance of the supplement to each bondholder.

Notification of the Rating Agencies, the Texas Commission, the Trustee and the Transition Bondholders of Any Modification

If we, TCC or the servicer or any other party to the applicable agreement:

•	proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any other amendment, modification, waiver, supplement, termination or surrender of, the terms of the sale agreement or the servicing agreement, or

•	waives timely performance or observance by TCC or the servicer under the sale agreement, the intercreditor agreement or the servicing agreement,

in each case in a way which would materially and adversely affect the interests of transition bondholders, we must first notify the rating agencies of the proposed amendment. Upon receiving notification regarding satisfaction of the rating agency condition, we must thereafter notify the trustee and the Texas commission in writing and the trustee shall notify the transition bondholders of the proposed amendment and whether the rating agency condition has been satisfied with respect thereto. The trustee will consent to this proposed amendment, modification, supplement or waiver only with the written consent of the holders of a majority of the outstanding principal amount of the transition bonds of the series or tranches materially and adversely affected thereby. In determining whether a majority of holders have consented, transition bonds owned by us, TCC or any affiliate of us to TCC shall be disregarded, except that, in determining whether the indenture trustee shall be protected in relying upon any such consent, the indenture trustee shall only be required to disregard any transition bonds it actually knows to be so owned.

Modifications to the Sale Agreement, the Administration Agreement and the Servicing Agreement

With the prior written consent of the trustee, the sale agreement, the administration agreement, the intercreditor agreement and the servicing agreement, in each case relating to a particular series of transition bonds, may be amended, so long as the rating agency condition is satisfied in connection therewith, at any time and from time to time, without the consent of the transition bondholders of the related series but, with respect to amendments that would increase ongoing qualified costs as defined in the applicable financing order, with the consent or deemed consent of the Texas commission (other than with respect to the intercreditor agreement). However, any such amendment may not adversely affect the interest of any transition bondholder in any material respect without the consent of the holders of a majority of the outstanding principal amount of the transition bonds of the affected series. The parties to the servicing agreement acknowledge that the financing order provides that the Texas commission, acting through its authorized legal representative and for the benefit of Texas ratepayers, may enforce the servicer’s obligations imposed under the servicing agreement pursuant to the financing order to the extent permitted by law.

Enforcement of the Sale Agreement, the Administration Agreement, the Intercreditor Agreement and the Servicing Agreement

The indenture provides that we will take all lawful actions to enforce our rights under the sale agreement, the administration agreement, the intercreditor agreement and the servicing agreement applicable to each series of transition bonds. The indenture also provides that we will take all lawful actions to compel or secure the performance and observance by TCC, the administrator and the servicer of their respective obligations to us under or in connection with the sale agreement, the administration agreement, the intercreditor agreement and the servicing agreement applicable to each series of transition bonds. So long as no event of default occurs and is continuing, we may exercise any and all rights, remedies, powers and privileges lawfully available to us under or in connection with the sale agreement, the administration agreement, the intercreditor agreement and the servicing agreement applicable to each series of transition bonds. However, if we or the servicer propose to amend, modify, waive, supplement, terminate or surrender in any material respect, or agree to any material amendment, modification, supplement, termination, waiver or surrender of, the process for adjusting the transition charges, we must notify the trustee and the Texas commission in writing and the trustee must notify the transition bondholders of this proposal. In addition, the trustee may consent to this proposal only with the written consent of the holders of a majority of the principal amount of the outstanding transition bonds of the series or tranches materially and adversely affected thereby and only if the rating agency condition is satisfied. In addition, any proposed amendment of the indenture, the sale agreement or the servicing agreement that would increase ongoing qualified costs as defined in the applicable financing order requires the prior written consent or deemed consent of the Texas commission.

If an event of default occurs and is continuing, the trustee may, and, at the written direction of the holders of a majority of the outstanding amount of the transition bonds of all affected series shall, exercise all of our rights, remedies, powers, privileges and claims against TCC, the administrator and servicer, under or in connection with the sale agreement, administration agreements, intercreditor agreements and servicing agreement, and any right of ours to take this action shall be suspended.

Procedure for obtaining consent or deemed consent of the Texas commission

To the extent the consent of the Texas commission is required to effect any amendment, modification or supplemental indenture of the indenture or any other of the basic documents, the indenture sets forth procedures whereby we may request such consent and the Texas commission shall, within 30 days of receiving such a request, either (i) provide notice of its consent or lack of consent, or (ii) be conclusively deemed to have consented to the proposed amendment, modification or supplemental indenture, unless, within such 30 day period, the Texas commission delivers to us a written statement requesting an additional amount of time, not to exceed 30 days, in which to consider whether to consent to the proposed amendment, modification or supplemental indenture. If the Texas commission requests an extension of time as described above, the Texas commission shall either (i) provide notice of its consent or lack of consent no later than the last day of such extended period of time or (ii) be conclusively deemed to have consented to the proposed amendment, modification or supplemental indenture on the last day of such extended period of time.

Our Covenants

We may not consolidate with or merge into any other entity, unless:

•	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any State;

•	the entity expressly assumes, by a supplemental indenture, the performance or observance of all of our agreements and covenants under the indenture and any series supplement;

•	the entity expressly assumes all of our obligations and succeeds to all of our rights under the sale agreement, servicing agreement and any other basic document to which we are a party;

•	no default, event of default or servicer default under the indenture has occurred and is continuing immediately after the merger or consolidation;

•	the rating agency condition will have been satisfied with respect to the merger or consolidation;

•	we have delivered to TCC, the trustee and the rating agencies an opinion or opinions of outside tax counsel (as selected by us, in form and substance reasonably satisfactory to TCC and the trustee, and which may be based on a ruling from the IRS) to the effect that the consolidation or merger will not result in a material adverse federal or state income tax consequence to us, TCC, the trustee or the then existing bondholders;

•	any action as is necessary to maintain the lien and the first priority perfected security interest in the collateral created by the indenture and the related series supplement has been taken, as evidenced by an opinion of counsel of external counsel; and

•	we have delivered to the trustee an officer’s certificate and an opinion of counsel of external counsel, each stating that all conditions precedent in the indenture provided for relating to the transaction have been complied with.

We may not sell, convey, exchange, transfer or otherwise dispose of any of our properties or assets included in the collateral to any person or entity, unless:

•	the person or entity acquiring the properties and assets:

•	is a U.S. citizen or an entity organized under the laws of the United States or any State,

•	expressly assumes, by a supplemental indenture, the performance or observance of all of our agreements and covenants under the indenture and any series supplement,

•	expressly agrees by the supplemental indenture that all right, title and interest so conveyed or transferred will be subject and subordinate to the rights of bondholders,

•	unless otherwise specified in the supplemental indenture referred to above, expressly agrees to indemnify, defend and hold us and the trustee harmless against and from any loss, liability or expense arising under or related to the indenture, the related series supplement and the transition bonds,

•	expressly agrees by means of the supplemental indenture that the person (or if a group of persons, then one specified person) will make all filings with the SEC (and any other appropriate person) required by the Securities Exchange Act of 1934 in connection with the transition bonds; and

•	if such sale, conveyance, exchange, transfer or disposal relates to our rights and obligations under the sale agreement or the servicing agreement, such person or entity assumes all obligations and succeeds to all of our rights under the sale agreement and the servicing agreement, as applicable;

•	no default, event of default or servicer default under the indenture has occurred and is continuing immediately after the transactions;

•	the rating agency condition has been satisfied with respect to such transaction;

•	we have delivered to TCC, the trustee and the rating agencies an opinion or opinions of outside tax counsel (as selected by us, in form and substance reasonably satisfactory to TCC and the trustee, and which may be based on a ruling from the IRS) to the effect that the disposition will not result in a material adverse federal or state income tax consequence to us, TCC, the trustee or the then existing bondholders;

•	any action as is necessary to maintain the lien and the first priority perfected security interest in the collateral created by the indenture and the related series supplement has been taken as evidenced by an opinion of counsel of external counsel; and

•	we have delivered to the trustee an officer’s certificate and an opinion of counsel of external counsel, each stating that the conveyance or transfer complies with the indenture and the related series supplement and all conditions precedent therein provided for relating to the transaction have been complied with.

We will not, among other things, for so long as any transition bonds are outstanding:

•	except as expressly permitted by the indenture, sell, transfer, exchange or otherwise dispose of any of our assets unless directed to do so by the trustee;

•	claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the transition bonds (other than amounts properly withheld from such payments under the Internal Revenue Code or other tax laws) or assert any claim against any present or former bondholder by reason of the payment of the taxes levied or assessed upon any part of the collateral;

•	terminate our existence, or dissolve or liquidate in whole or in part,

•	permit the validity or effectiveness of the indenture or any series supplement to be impaired;

•	permit the lien of the indenture and the related series supplement to be amended, hypothecated, subordinated, terminated or discharged or permit any person to be released from any covenants or obligations with respect to the transition bonds except as may be expressly permitted by the indenture;

•	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance, other than the lien and security interest granted under the indenture or the related series supplement, to be created on or extend to or otherwise arise upon or burden the collateral or any part thereof or any interest therein or the proceeds thereof (other than tax liens arising by operation of law with respect to amounts not yet due);

•	permit the lien granted under the indenture or the related series supplement not to constitute a valid first priority perfected security interest in the related collateral;

•	enter into any swap, hedge or similar financial arrangement;

•	elect to be classified as an association taxable as a corporation for federal income tax purposes or otherwise take any action, file any tax return, or make any election inconsistent with our treatment, for federal income tax purposes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes, as a disregarded entity that is not separate from our sole member;

•	change our name, identity or structure or the location of our chief executive office, unless at least ten (10) days prior to the effective date of any such change, we deliver to the trustee such documents, instruments or agreements, executed by us, as are necessary to reflect such change and to continue the perfection of the security interest of the indenture or the related series supplement;

•	take any action which is subject to the rating agency condition if such action would result in a downgrade; or

•	voluntarily suspend or terminate our filing obligations with the Securities and Exchange Commission.

We may not engage in any business other than financing, purchasing, owning and managing the transition property and the other collateral and the issuance of the transition bonds in the manner contemplated by the financing order and the basic documents, or certain related activities incidental thereto.

We will not issue, incur, assume, guarantee or otherwise become liable for any indebtedness except for the transition bonds. Also, we will not, except as contemplated by the transition bonds and the basic documents, make any loan or advance or credit to, or guarantee, endorse or otherwise become contingently liable in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person. We will not, except as contemplated by the transition bonds and the basic documents, make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

We will not make any payments, distributions, dividends or redemptions to any holder of our equity interests in respect of that interest except in accordance with the indenture.

We will cause the servicer to deliver to the trustee the annual accountant’s certificates, compliance certificates, reports regarding distributions and statements to bondholders required by the servicing agreement.

Events of Default; Rights Upon Event of Default

An “event of default” with respect to any series of transition bonds is defined in the indenture as any one of the following events:

•	a default for five business days in the payment of any interest on any transition bond (whether such failure to pay interest is caused by a shortfall in transition charges received or otherwise),

•	a default in the payment of the then unpaid principal of the transition bonds on the final maturity date for that tranche or series,

•	a default in the observance or performance of any of our covenants or agreements made in the indenture (other than defaults described above) and the continuation of any default for a period of 30 days after the earlier of (i) the date that written notice of the default is given to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the transition bonds of that series then outstanding or (ii) the date that we had actual knowledge of the default,

•	any representation or warranty made by us in the indenture or in any certificate delivered pursuant to the indenture or in connection with the indenture having been incorrect in any material respect as of the time made, and such breach not having been cured within 30 days after the earlier of (i) the date that notice of the breach is given to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the transition bonds of that series then outstanding or (ii) the date that we had actual knowledge of the default,

•	certain events of bankruptcy, insolvency, receivership or liquidation,

•	a breach by the State of Texas or any of its agencies (including the Texas commission), officers or employers that violates or is not in accordance with the State’s pledge, or

•	any other event designated as such in the related series supplement as described in the related prospectus supplement.

If an event of default (other than as specified in the sixth bullet point above) should occur and be continuing with respect to any series of transition bonds, the trustee or holders of not less than a majority in principal amount of the transition bonds of such affected series then outstanding may declare the unpaid principal of the transition bonds of such affected series and all accrued and unpaid interest thereon to be immediately due and payable. However, the nature of our business will result in payment of principal upon an acceleration of a series of transition bonds being made as funds become available. Please read “Risk Factors—Risks Associated with the Unusual Nature of the Transition Property—Foreclosure of the trustee's lien on the transition property for a series of transition bonds might not be practical, and acceleration of the transition bonds of such series before maturity might have little practical effect” and “Risk Factors—You may experience material payment delays or incur a loss on your investment in the transition bonds because the source of funds for payment is limited.” The holders of a majority in principal amount of the transition bonds of any such series may rescind that declaration under certain circumstances set forth in the indenture. Additionally, the trustee may exercise all of our rights, remedies, powers, privileges and claims against the seller or the servicer under or in connection with the sale agreement, the servicing agreement and the administration agreement. If an event of default as specified in the sixth bullet above has occurred, the servicer will be obligated to institute (and the trustee, for the benefit of the bondholders, will be entitled and empowered to institute) any suits, actions or proceedings at law, in equity or otherwise, to enforce the State’s pledge and to collect any monetary damages as a result of a breach thereof, and each of the servicer and the trustee may prosecute any suit, action or proceeding to final judgment or decree. The servicer would be required to advance its own funds in order to bring any suits, actions or proceedings and, for so long as the legal actions were pending, the servicer would, unless otherwise prohibited by applicable law or court or regulatory order in effect at that time, be required to bill and collect the transition charges, perform adjustments and discharge its obligations under the servicing agreement. The costs of any such action would be payable by the seller pursuant to the sale agreement.

If the transition bonds of a series have been declared to be due and payable following an event of default, the trustee may, at the written direction of the holders of a majority in principal amount of the transition bonds of such series, either sell the transition property relating to such series or elect to have us maintain possession of such transition property and continue to apply transition charge collections as if there had been no declaration of acceleration. There is likely to be a limited market, if any, for the transition property following a foreclosure, in light of the event of default, the unique nature of the transition property as an asset and other factors discussed in this prospectus. In addition, the trustee is prohibited from selling the transition property following an event of default with respect to any series, other than a default in the payment of any principal or a default for five business days or more in the payment of any interest on any transition bond of any series, unless:

•	the holders of all the outstanding transition bonds of all series consent to the sale,

•	the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding transition bonds of all series, or

•	the trustee determines that the proceeds of the collateral would not be sufficient on an ongoing basis to make all payments on the transition bonds of all series as those payments would have become due if the transition bonds had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the transition bonds of all series.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the transition bonds at the request or direction of any of the holders of transition bonds of any series if the trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and certain limitations contained in the indenture:

•	the holders of not less than a majority in principal amount of the outstanding transition bonds of an affected series or tranche will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee and,

•	the holders of not less than a majority in principal amount of the transition bonds of the affected series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the consent of all of the holders of the outstanding transition bonds of all series or tranches affected thereby.

With respect to the transition bonds, no holder of any transition bond of any series will have the right to institute any proceeding, to avail itself of any remedies provided in the Restructuring Act or of the right to foreclose on the collateral, or otherwise to enforce the lien and security interest on the collateral or to seek the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:

•	the holder previously has given to the trustee written notice of a continuing event of default with respect to that series,

•	the holders of not less than a majority in principal amount of the outstanding transition bonds of all series have made written request of the trustee to institute the proceeding in its own name as trustee,

•	the holder or holders have offered the trustee satisfactory indemnity,

•	the trustee has for 60 days failed to institute the proceeding, and

•	no direction inconsistent with the written request has been given to the trustee during the 60-day period by the holders of a majority in principal amount of the outstanding transition bonds of the affected series.

In addition, each of the trustee, the bondholders and the servicer will covenant that it will not, prior to the date which is one year and one day after the termination of the indenture, institute against us or against our managers or our member or members any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law, subject to the right of a Travis county, Texas district court to order sequestration and payment of revenues arising with respect to the transition property.

Neither any manager nor the trustee in its individual capacity, nor any holder of any ownership interest in us, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the transition bonds of any series or for our agreements contained in the indenture.

Actions by Bondholders

Subject to certain exceptions, the holders of not less than a majority of the aggregate outstanding amount of the transition bonds of the affected series or tranche or tranches will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, of exercising any trust or power conferred on the trustee under the indenture; provided that:

•	the direction is not in conflict with any rule of law or with the indenture and would not involve the trustee in personal liability or expense;

•	subject to any other conditions specified in the indenture, the consent of 100% of the bondholders of the affected series is required to direct the trustee to sell the collateral; and

•	the trustee may take any other action deemed proper by the trustee which is not inconsistent with the direction.

In circumstances under which the trustee is required to seek instructions from the holders of the transition bonds of any tranche with respect to any action or vote, the trustee will take the action or vote for or against any proposal in proportion to the principal amount of the corresponding tranche, as applicable, of transition bonds taking the corresponding position. Notwithstanding the foregoing, the indenture allows each bondholder to institute suit for the nonpayment of (1) the interest, if any, on its transition bonds which remains unpaid as of the applicable due date and (2) the unpaid principal, if any, of its transition bonds on the final maturity date therefor.

Annual Report of Trustee

If required by the Trust Indenture Act of 1939, the trustee will be required to mail each year to all bondholders a brief report. The report must state, among other things:

•	the trustee’s eligibility and qualification to continue as the trustee under the indenture,

•	any amounts advanced by it under the indenture,

•	the amount, interest rate and maturity date of specific indebtedness owing by us to the trustee in the trustee’s individual capacity,

•	the property and funds physically held by the trustee,

•	any additional issue of a series of transition bonds not previously reported, and

•	any action taken by it that materially affects the transition bonds or any series and that has not been previously reported.

Annual Compliance Statement

We will file annually with the trustee, the rating agencies and the Texas commission, a written statement as to whether we have fulfilled our obligations under the indenture.

Satisfaction and Discharge of Indenture

The indenture will cease to be of further effect with respect to the transition bonds of any series and the trustee, on our written demand and at our expense, will execute instruments acknowledging satisfaction and discharge of the indenture with respect to the transition bonds of such series, when:

•	either all transition bonds of such series which have already been authenticated or delivered, with certain exceptions set forth in the indenture, have been delivered to the trustee for cancellation or we have irrevocably deposited in trust with the trustee cash and/or U.S. government obligations in an aggregate amount sufficient to pay principal, interest and premiums, if any, on the transition bonds of such series and all other sums payable by us with respect to such transition bonds when scheduled to be paid and to discharge the entire indebtedness on such transition bonds when due,

•	we have paid all other sums payable by us under the indenture with respect to the transition bonds of such series, and

•	we have delivered to the trustee an officer’s certificate, an opinion of external counsel, and if required by the Trust Indenture Act or the trustee, a certificate from a firm of independent registered public accountants, each stating that there has been compliance with the conditions precedent in the indenture relating to the satisfaction and discharge of the indenture with respect to the transition bonds of such series.

Our Legal and Covenant Defeasance Options

We may, at any time, terminate all of our obligations under the indenture with respect to the transition bonds of any series, referred to herein as the legal defeasance option, or terminate our obligations to comply with some of the covenants in the indenture, including some of the covenants described under “—Our Covenants”, referred to herein as our covenant defeasance option.

We may exercise the legal defeasance option with respect to any series of the transition bonds notwithstanding our prior exercise of the covenant defeasance option with respect to that series. If we exercise the legal defeasance option with respect to any series, that series will be entitled to payment only from the funds or other obligations set aside under the indenture for payment thereof on the scheduled final payment date or redemption date therefor as described below. That series will not be subject to payment through redemption or acceleration prior to the scheduled final payment date or redemption date, as applicable. If we exercise the covenant defeasance option with respect to any series, the final payment of the transition bonds of that series may not be accelerated because of an event of default relating to a default in the observance or performance of any of our covenants or agreements made in the indenture.

The indenture provides that we may exercise our legal defeasance option or our covenant defeasance option with respect to any series of transition bonds only if:

•	we irrevocably deposit or cause to be deposited in trust with the trustee cash and/or U.S. government obligations in an aggregate amount sufficient to pay principal, interest and premium, if any, on the transition bonds of that series other sums payable by us under the indenture with respect to such transition bonds when scheduled to be paid and to discharge the entire indebtedness on such transition bonds when due,

•	we deliver to the trustee a certificate from a nationally recognized firm of independent registered public accountants expressing its opinion that the payments of principal and interest on the U.S. government obligations when due and without reinvestment plus any deposited cash will provide cash at times and in sufficient amounts to pay in respect of the transition bonds of that series:

•	principal in accordance with the expected sinking fund schedule therefor,

•	interest when due, and

•	all other sums payable by us under the indenture with respect to such transition bonds,

•	in the case of the legal defeasance option, 95 days pass after the deposit is made and during the 95-day period no default relating to events of our bankruptcy, insolvency, receivership or liquidation occurs and is continuing at the end of the period,

•	no default has occurred and is continuing on the day of this deposit and after giving effect thereto,

•	in the case of the legal defeasance option, we deliver to the trustee an opinion of external counsel stating that: we have received from, or there has been published by, the IRS a ruling, or since the date of execution of the indenture, there has been a change in the applicable federal income tax law, and in either case confirming that the holders of the transition bonds of that series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the legal defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred,

•	in the case of the covenant defeasance option, we deliver to the trustee an opinion of external counsel to the effect that the holders of the transition bonds of that series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the covenant defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred,

•	we deliver to the trustee a certificate of one of our officers and an opinion of counsel, each stating that all conditions precedent to the legal defeasance option or the covenant defeasance option, as applicable, have been complied with as required by the indenture,

•	we deliver to the trustee an opinion of counsel to the effect that (a) in a case under the Bankruptcy Code in which TCC (or any of its affiliates, other than us) is the debtor, the court would hold that the deposited cash or U.S. government obligations would not be in the bankruptcy estate of TCC (or any of its affiliates, other than us, that deposited the cash or U.S. government obligations); and (b) in the event TCC (or any of its affiliates, other than us, that deposited the cash or U.S. government obligations), were to be a debtor in a case under the Bankruptcy Code, the court would not disregard the separate legal existence of TCC (or any of its affiliates, other than us, that deposited the cash or U.S. government obligations) and us so as to order substantive consolidation under the Bankruptcy Code of our assets and liabilities with the assets and liabilities of TCC or such other affiliate, and

•	the rating agency condition will be satisfied with respect to the exercise of any legal defeasance option or covenant defeasance option.

THE TRUSTEE

The trustee for each series of transition bonds will be identified in the prospectus supplement. You will find the address of the principal office of the trustee, as well as a description of its experience as a trustee, in the prospectus supplement. The trustee may resign at any time by so notifying us. The holders of a majority in principal amount of the transition bonds of all series then outstanding may remove the trustee by so notifying the trustee and may appoint a successor trustee. We will remove the trustee if the trustee ceases to be eligible to continue in this capacity under the indenture, the trustee becomes a debtor in a bankruptcy proceeding or is adjudicated insolvent, a receiver, other public officer takes charge of the trustee or its property, the trustee becomes incapable of acting or the trustee fails to provide to us certain information we reasonably request which is necessary for us to satisfy our reporting obligations under the securities laws. If the trustee resigns or is removed or a vacancy exists in the office of trustee for any reason, we will be obligated promptly to appoint a successor trustee eligible under the indenture. No resignation or removal of the trustee will become effective until acceptance of the appointment by a successor trustee. We are responsible for payment of the expenses associated with any such removal or resignation.

The trustee will at all times satisfy the requirements of the Trust Indenture Act and Rule 3a-7 under the Investment Company Act of 1940 and have a combined capital and surplus of at least $50 million and a long term debt rating of “BBB” (or the equivalent thereof) or better by all of the rating agencies from which a rating is available. If the trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another entity, the resulting, surviving or transferee entity will without any further action be the successor trustee.

The trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided that its conduct does not constitute willful misconduct, negligence or bad faith. We have agreed to indemnify the trustee and its officers, directors, employees and agents against any and all loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by it in connection with the administration of the trust and the performance of its duties under the indenture, provided that we are not required to pay any expense or indemnify against any loss, liability or expense incurred by the trustee through the trustee’s own willful misconduct, negligence or bad faith.

SECURITY FOR THE TRANSITION BONDS

General

The transition bonds issued under the indenture are payable solely from and secured solely by a pledge of and lien on the transition property and the other collateral as provided in the indenture. As noted under, “Description of the Transition Bonds”, we will issue the transition bonds pursuant to the terms of the indenture. We will establish the particular terms of the transition bonds of any series in a series supplement. We will describe the material terms of the transition bonds in the prospectus supplement for the related series of transition bonds.

Pledge of Collateral

To secure the payment of principal of and interest on each series of the transition bonds, we will grant to the trustee a security interest in all of our right, title and interest (whether now owned or hereafter acquired or arising) in and to the following property:

•	the transition property relating to such series and all related transition charges,

•	our rights under the PUCT guaranteed true-up mechanism,

•	our rights under a sale agreement pursuant to which we will acquire the related transition property, and under all bills of sale delivered by TCC pursuant to the sale agreement,

•	our rights under the servicing agreement, the intercreditor agreement and any subservicing, agency, or collection agreements executed in connection with the servicing agreement,

•	our rights under the administration agreement,

•	the collection account for the particular series of transition bonds and all subaccounts of the collection account, and all amounts of cash instruments, investment property or other assets on deposit therein or credited thereto from time to time and all financial assets and securities entitlements carried therein or credited thereto,

•	our rights in all deposits, guarantees, surety bonds, letters of credit and other forms of credit support provided by or on behalf of retail electric providers pursuant to any financing order or tariff,

•	all of our other property related to the series of transition bonds, other than any cash released to us by the trustee on any payment date from earnings on the capital subaccount,

•	all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, and

•	all proceeds in respect of any or all of the foregoing.

The security interest does not extend to:

•	amounts representing investment earnings on the capital subaccount or any other subaccount that has been released to us,

•	amounts deposited in the capital subaccount or any other subaccount that have been released to us or as we direct following retirement of all series of transition bonds, and

•	amounts deposited with us on any series issuance date for payment of costs of issuance with respect to the related series of transition bonds (together with any interest earnings thereon).

We refer to the foregoing assets in which we, as assignee of the seller, will grant the trustee a security interest as the Collateral. The collateral for each series of transition bonds will be separate from the collateral for any other series, and holders of one series of transition bonds will have no recourse to collateral for a different series. Please read “—How Funds in the Collection Account Will Be Allocated.”

Security Interest in the Collateral

Section 39.309 of the Restructuring Act provides that transition property does not constitute property in which a security interest may be created under the Texas Business & Commerce Code. Rather, Section 39.309(b) of the Restructuring Act provides that a valid and enforceable security interest in transition property will attach and be perfected only by a financing order and the execution and delivery of a security agreement in connection with issuance of financing instruments such as the transition bonds. The lien and security interest attach automatically at the time when value is received for the instruments. Upon perfection by filing notice with the Texas Secretary of State under Section 39.309(d) of the Restructuring Act, the lien and security interest will be a continuously perfected lien and security interest in the transition property and all proceeds of the property, whether accrued or not, and will have priority in the order of filing and take precedence over any subsequent judicial or other lien creditor. If notice is filed within 10 days after value is received for the transition bonds, the security interest will be perfected retroactively to the date that value was received. Otherwise, the security interest will be perfected as of the date of filing.

The financing order creates a valid and enforceable lien and security interest in the transition property and the indenture states that it constitutes a security agreement within the meaning of the Restructuring Act. The servicer pledges in the servicing agreement to file with the Texas Secretary of State on or before the date of issuance of any series of transition bonds the filing required by Section 39.309 of the Restructuring Act to perfect the lien of the trustee in the transition property. The seller will represent, at the time of issuance of any series of transition bonds, that no prior filing has been made under the terms of Section 39.309 of the Restructuring Act with respect to the transition property securing the transition bonds to be issued other than a filing which provides the trustee with a first priority perfected security interest in the transition property on a parity basis with that securing any other outstanding series of transition bonds.

Certain items of the collateral may not constitute transition property and the perfection of the trustee’s security interest in those items of collateral would therefore be subject to the Uniform Commercial Code or common law and not Section 39.309 of the Restructuring Act. These items consist of our rights in:

•	the sale agreement, the servicing agreement, the administration agreement and any other basic documents,

•	the capital subaccount or any other funds on deposit in the collection account which do not constitute transition charge collections together with all instruments, investment property or other assets on deposit therein or credited thereto and all financial assets and securities entitlements carried therein or credited thereto which do not constitute transition charge collections,

•	all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letters-of-credit, letter-of-credit rights, money, commercial tort claims and supporting obligations and all of our other property to the extent not transition property, and

•	proceeds of the foregoing items.

Additionally, any contractual rights we have against retail customers (other than the right to impose transition charges and rights otherwise included in the definition of transition property) would be collateral to which the UCC applies.

As a condition to the issuance of any series of transition bonds, we will have made all filings and taken any other action required by the UCC or common law to perfect the lien of the trustee in all the items included in collateral which do not constitute transition property. We will also covenant to take all actions necessary to maintain or preserve the lien and security interest on a first priority basis. We will represent, along with the seller, at the time of issuance of any series of transition bonds, that no prior filing has been made with respect to the party under the terms of the UCC, other than a filing which provides the trustee with a first priority perfected security interest in the collateral on a parity basis with that securing any outstanding transition bonds.

Right of Foreclosure

Section 39.309(f) of the Restructuring Act provides that if an event of default occurs under the transition bonds, the holders of the transition bonds or their representatives, as secured parties, may foreclose or otherwise enforce the lien in the transition property securing the transition bonds as if they were secured parties under Article 9 of the UCC. The Texas commission may order that amounts arising from transition charges be transferred to a separate account for the holders’ benefit, to which their lien and security interest will apply.

Description of Indenture Accounts

Collection Account.

Pursuant to the indenture, we will establish a segregated trust account in the name of the trustee with an eligible institution, for each series of transition bonds called the collection account. The collection account will be under the sole dominion and exclusive control of the trustee. The trustee will hold the collection account for our benefit as well as for the benefit of the bondholders of the related series. The collection account for each series of transition bonds will consist of three subaccounts: a general subaccount, an excess funds subaccount, and a capital subaccount, which need not be separate bank accounts. For administrative purposes, the subaccounts may be established by the trustee as separate accounts which will be recognized individually as subaccounts and collectively as the collection account. All amounts in the collection account not allocated to any other subaccount will be allocated to the general subaccount. Unless the context indicates otherwise, references in this prospectus to the collection account include each of the subaccounts contained therein.

Permitted Investments for Funds in the Collection Account.

Funds in the collection account and the REP deposit accounts may be invested only in such investments as meet the criteria described below and which mature on or before the business day preceding the next payment date:

•	direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America,

•	demand deposits, time deposits, certificates of deposit and bankers’ acceptances of eligible institutions,

•	commercial paper (other than commercial paper issued by TCC or any of its affiliates) having, at the time of investment or contractual commitment to invest, a rating in the highest rating category from each rating agency from which a rating is available,

•	money market funds which have the highest rating from each rating agency from which a rating is available,

•	repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or certain of its agencies or instrumentalities, entered into with eligible institutions,

•	repurchase obligations with respect to any security or whole loan entered into with an eligible institution or a registered broker-dealer, acting as principal and that meets certain ratings criteria, or

•	any other investment permitted by each rating agency.

The trustee will have access to the collection account for the purpose of making deposits in and withdrawals from the collection account in accordance with the indenture. The servicer will select the eligible investments in which funds will be invested, unless otherwise directed by us.

The servicer will remit transition charge payments to the collection account in the manner described under “The Servicing Agreement — Remittances to Collection Account”.

General Subaccount

The general subaccount will hold all funds held in the collection account that are not held in the other three subaccounts. The servicer will remit all transition charge payments relating to a series to the general subaccount for that series. On each payment date, the trustee will draw on amounts in the general subaccount to pay our expenses and to pay interest and make scheduled payments on the transition bonds, and to make other payments and transfers in accordance with the terms of the indenture. Funds in the general subaccount will be invested in the eligible investments described above.

Excess Funds Subaccount

The servicer will allocate to the excess funds subaccount transition charge collections available with respect to any payment date in excess of amounts necessary to make the payments specified on such payment date. The excess funds subaccount will also hold all investment earnings on the collection account (other than investment earnings on the capital subaccount) in excess of such amounts.

Capital Subaccount

In connection with the issuance of each series of transition bonds, the seller, in its capacity as our sole owner, will contribute capital to us in an amount equal to the required capital level, which will be not less than 0.50% of the initial principal amount of that series of transition bonds. This amount will be funded by the seller and not from the proceeds of the sale of such series of transition bonds, and will be deposited into the capital subaccount for the related series at the time of issuance. In the event that amounts on deposit in the general subaccount and the excess funds subaccount are insufficient to make scheduled payments of principal and interest on the transition bonds and payments of fees and expenses contemplated by the first six bullets under “—How Funds in the Collection Account Will Be Allocated”, the trustee will draw on amounts in the capital subaccount to make such payments up to the lesser of the amount of such insufficiency and the amounts on deposit in the capital subaccount. In the event of any such withdrawal, collected transition charges available on any subsequent payment date that are not necessary to pay scheduled payments of principal and interest on the transition bonds and payments of fees and expenses will be used to replenish any amounts drawn from the capital subaccount. If any series of the transition bonds has been retired as of any payment date, the amounts on deposit in the capital subaccount allocable to that series will be released to us, free of the lien of the indenture.

REP Deposit Accounts

Deposits received from REPs as described under “Retail Electric Providers” will be held in the REP deposit accounts. Amounts in the REP deposit accounts and other forms of credit support provided by REPs are not our property. Rather, amounts in the REP deposit accounts and other forms of credit support will only be available to make payments on the transition bonds in the event that a REP defaults in payment, in which case the servicer may direct the trustee to withdraw the amount of the payment default from the applicable REP deposit account or, if less, the amount of that REP’s security deposit or seek recourse against any other credit support for such amount. Amounts in the REP deposit accounts will be invested in the eligible investments described above.

How Funds in the Collection Account will be Allocated

On each payment date, the trustee will with respect to each series of transition bonds, pay or allocate, at the direction of the servicer, all amounts on deposit in the collection account for such series (including investment earnings thereon) which have accumulated from the first billing date of the month in which the prior payment date occurred until the final billing date of the month immediately preceding the month of the relevant payment date, to pay the following amounts in the following priority:

•	on a pro rata basis, based upon the respective outstanding amounts of each series, amounts owed by us to the trustee in an amount not to exceed the amount set forth in the related series supplement;

•	a servicing fee, which will be a fixed percentage of the initial principal balance of the transition bonds of the applicable series, and any unpaid servicing fees from prior payment dates as described under “The Servicing Agreement — Servicing Compensation”, to the servicer;

•	on a pro rata basis, based upon the respective outstanding amounts of each series, an administration fee, which will be a fixed amount specified in the Administration Agreement between us and TCC and the fees owned to our independent managers, which will be a fixed amount specified in an agreement between us and our independent managers;

•	on a pro rata basis, based upon the respective outstanding amounts of each series, all of our other ordinary periodic operating expenses, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the servicer under the servicing agreement;

•	interest then due on the transition bonds of the applicable series, including any past-due interest;

•	principal then due and payable on the transition bonds as a result of an event of default or on the final maturity date for the series of transition bonds;

•	scheduled principal payments of any series of transition bonds according to its expected sinking fund schedule, together with any overdue scheduled principal payments of any series, paid pro rata among such transition bonds if there is a deficiency;

•	on a pro rata basis, based upon the respective outstanding amounts of each series, any remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents, including indemnity amounts owed to the trustee;

•	replenishment of any shortfalls in the applicable capital subaccount;

•	if there is a positive balance after making the foregoing allocations, so long as no event of default has occurred and is continuing, release to us of an amount not to exceed the lesser of such balance and the investment earnings on amounts in the applicable capital subaccount;

•	the trustee will pay the remainder, if any, to the applicable excess funds subaccount for distribution on subsequent payment dates; and

•	after principal of and premium, if any, and interest on all transition bonds of the related series and all of the other foregoing amounts have been paid in full, the balance (including all amounts then held in the applicable capital subaccount and the applicable excess funds subaccount), if any, shall be paid to us free and clear from the lien of the indenture and the related series supplement.

The amounts paid during any calendar year in respect of the trustee’s fees and expenses in the first bullet above, the servicing fee in the second bullet, the administration and independent managers’ fees in the third bullet above, the ordinary periodic operating expenses in the fourth bullet above and the remaining periodic expenses in the ninth bullet above may not exceed the amounts approved in the series supplement relating to the applicable series unless the Texas commission approves a different aggregate amount of such payments.

If on any payment date funds on deposit in the general subaccount are insufficient to make the payments contemplated by the first eight bullet points above, the trustee will first, draw from amounts on deposit in the applicable excess funds subaccount, and second, draw from amounts on deposit in the applicable capital subaccount, up to the amount of the shortfall, in order to make those payments in full. If the trustee uses amounts on deposit in the applicable capital subaccount to pay those amounts or make those transfers, as the case may be, subsequent adjustments to the transition charges will take into account, among other things, the need to replenish those amounts. In addition, if on any payment date funds on deposit in the applicable general subaccount are insufficient to make the transfers described in the ninth bullet point above, the trustee will draw from amounts on deposit in the applicable excess funds subaccount to make the transfers notwithstanding the fact that, on that payment date, the obligation to pay unpaid operating expenses to the persons entitled thereto may not have been fully satisfied.

If more than one series of transition bonds is outstanding, the payments described in the preceding sentence will be made pro rata from the respective collection accounts of each series based upon the amounts of principal and/or interest owed. Please read “Risk Factors—Other Risks Associated with an Investment in the Transition Bonds—We may incur expenses in excess of caps on such expenses provided in the financing order”.

The trustee will make payments to the bondholders of a series as specified in the related prospectus supplement.

State Pledge

Section 39.310 of the Restructuring Act provides: “Transition bonds are not a debt or obligation of the state and are not a charge on its full faith and credit or taxing power. The state pledges, however, for the benefit and protection of financing parties and the electric utility, that it will not take or permit any action that would impair the value of the transition property, or, except as permitted by Section 39.307 (relating to true-up adjustments), reduce, alter or impair the transition charges to be imposed, collected and remitted to financing parties, until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the related transition bonds have been paid and performed in full. Any party issuing transition bonds is authorized to include this pledge in any documentation relating to those bonds”.

The bondholders and the trustee, for the benefit of the bondholders, will be entitled to the benefit of the pledges and agreements of the State of Texas set forth in Section 39.310 of the Restructuring Act and we are authorized to include these pledges and agreements in any contract with the bondholders, the trustee or with any assignees pursuant to the Restructuring Act. We have included these pledges and agreements in the indenture and the transition bonds for the benefit of the trustee and the bondholders, and acknowledge that any purchase by a bondholder of a transition bond is made in reliance on these agreements and pledges of the State of Texas.

WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS FOR THE TRANSITION BONDS

The rate of principal payments, the amount of each interest payment and the actual final payment date of each series or tranche of the transition bonds and the weighted average life thereof will depend primarily on the timing of receipt of collected transition charges by the trustee and the PUCT guaranteed true-up mechanism. The aggregate amount of collected transition charges and the rate of principal amortization on the transition bonds will depend, in part, on actual energy usage and energy demands, and the rate of delinquencies and write-offs. The transition charges are required to be adjusted from time to time based in part on the actual rate of collected transition charges. However, we can give no assurance that the servicer will be able to forecast accurately actual electricity usage and the rate of delinquencies and write-offs or implement adjustments to the transition charges that will cause collected transition charges to be received at any particular rate. Please read “Risk Factors—Servicing Risks”, “—Inaccurate consumption forecasting or unanticipated delinquencies or charge-offs might reduce scheduled payments on the transition bonds” and “TCC’s Financing Order—PUCT Guaranteed True-Ups”.

If the servicer receives transition charges at a slower rate than expected, the transition bonds may be retired later than expected. Except in the event of an acceleration of the final payment date of the transition bonds after an event of default, however, the transition bonds will not be paid at a rate faster than that contemplated in the expected sinking fund schedule for each series or tranche of the transition bonds even if the receipt of collected transition charges is accelerated. Instead, receipts in excess of the amounts necessary to amortize the transition bonds in accordance with the applicable expected sinking fund schedules, to pay interest and related fees and expenses and to fund subaccounts of the collection account will be allocated to the excess funds subaccount. Acceleration of the final maturity date after an event of default in accordance with the terms thereof will result in payment of principal earlier than the related scheduled final payment dates. A payment on a date that is earlier than forecast might result in a shorter weighted average life, and a payment on a date that is later than forecast might result in a longer weighted average life. In addition, if a larger portion of the delayed payments on the transition bonds is received in later years, the transition bonds may have a longer weighted average life.

THE SALE AGREEMENT

The following summary describes particular material terms and provisions of the sale agreement pursuant to which we will purchase transition property from the seller. We have filed the form of the sale agreement as an exhibit to the registration statement of which this prospectus forms a part. This summary does not purport to be complete and is subject and qualified by reference to the provisions of the sale agreement.

Sale and Assignment of the Transition Property

From time to time the seller will offer and sell transition property to us, subject to the satisfaction of the conditions specified in the sale agreement and the indenture. We will finance each purchase of transition property through the issuance of one or more series of transition bonds. On each date of issuance of a series of transition bonds (other than an issuance solely to refinance another series), the seller will sell to us, without recourse, its entire right, title and interest in and to the transition property to be transferred to us on that transfer date. The transition property will include all of the seller’s rights under the financing order related to such transition property to impose, collect and receive transition charges in an amount sufficient to recover the qualified costs approved in that financing order.

Under the Restructuring Act, each such sale of transition property will constitute a true sale under state law whether or not

•	we have any recourse against TCC,

•	TCC retains any equity interest in the transition property under state law,

•	TCC acts as a collector of transition charges relating to the transition property, or

•	TCC treats the transfer as a financing for tax, financial reporting or other purposes.

In accordance with the Restructuring Act, a valid and enforceable lien and security interest in the transition property will be created upon the issuance of the financing order and the execution and delivery of the sale agreement in connection with the issuance of a series of the transition bonds. The lien and security interest attaches automatically from the time that value is received for the series of the transition bonds and, on perfection through the timely filing of a notice with the Secretary of State of the State of Texas, in accordance with the rules prescribed under the Restructuring Act, will be a continuously perfected lien and security interest in the transition property and all proceeds of the transition property. Upon the issuance of the financing order, the execution and delivery of the sale agreement and the related bill of sale and the filing of a notice with the Texas Secretary of State in accordance with the rules prescribed under the Restructuring Act, the transfer of the transition property will be perfected as against all third persons, including subsequent judicial or other lien creditors.

Conditions to the Sale of Transition Property

Our obligation to purchase and the seller’s obligation to sell transition property on any transfer date is subject to the satisfaction or waiver of each of the following conditions:

•	on or prior to the transfer date, the seller must deliver to us a duly executed bill of sale identifying transition property to be conveyed on that date;

•	on or prior to the transfer date, the seller must have received a financing order from the Texas commission creating the transition property;

•	as of the transfer date, the seller may not be insolvent and may not be made insolvent by the sale of transition property to us, and the seller may not be aware of any pending insolvency with respect to itself;

•	as of the transfer date, the representations and warranties of the seller in the sale agreement must be true and correct (except to the extent they relate to an earlier date) , the seller may not have breached any of its covenants in the sale agreement, and the servicer may not be in default under the servicing agreement;

•	as of the transfer date, we must have sufficient funds available to pay the purchase price for transition property to be conveyed and all conditions to the issuance of one or more series of transition bonds intended to provide the funds to purchase that transition property must have been satisfied or waived;

•	on or prior to the transfer date, the seller must have taken all action required to transfer ownership of transition property to be conveyed to us on the transfer date, free and clear of all liens other than liens created by us pursuant to the basic documents and to perfect such transfer including, without limitation, filing any statements or filings under the Restructuring Act or the Uniform Commercial Code; and we or the servicer, on our behalf, must have taken any action required for us to grant the trustee a first priority perfected security interest in the collateral and maintain that security interest as of the transfer date;

•	in the case of a subsequent issuance of transition bonds only, on or prior to the transfer date, the seller must provide timely notice to us and to the rating agencies;

•	the seller must deliver appropriate opinions of counsel to us and to the rating agencies;

•	the seller must receive and deliver to us and the trustee an opinion or opinions of outside tax counsel (as selected by the seller, and in form and substance reasonably satisfactory to us and the trustee) to the effect that: (i) we will not be subject to United States federal income tax as an entity separate from our sole owner and that the transition bonds will be treated as debt of our sole owner for United States federal income tax purposes, (ii) for United States federal income tax purposes, the issuance of the transition bonds will not result in gross income to the seller and (iii) in the case of a subsequent issuance of transition bonds only, such issuance will not adversely affect the characterization of any then outstanding transition bonds as obligations of our sole owner;

•	on and as of the transfer date, our limited liability company agreement, the servicing agreement, the sale agreement, the indenture, the Restructuring Act, any issued financing order and any tariff authorizing the collection of transition charges must be in full force and effect;

•	notification in writing must have been delivered to each rating agency and the rating agency condition must be satisfied; and

•	the seller must deliver to us and to the trustee an officers’ certificate confirming the satisfaction of each of these conditions.

Seller Representations and Warranties

In the sale agreement, the seller will represent and warrant to us, as of each transfer date, to the effect, among other things, that:

•	no portion of the transferred transition property has been sold, transferred, assigned or pledged or otherwise conveyed by the seller to any person other than us and immediately prior to the sale of the transition property, the seller owns the transition property free and clear of all liens and rights of any other person, and no offsets, defenses or counterclaims exist or have been asserted with respect to the transition property;

•	on the transfer date, immediately upon the sale under the sale agreement, the transition property transferred on the transfer date will be validly transferred and sold to us, we will own the transferred transition property free and clear of all liens (except for liens created in your favor by the Restructuring Act and the basic documents) and all filings and action to be made or taken by the seller (including filings with the Secretary of State of Texas under the Restructuring Act) necessary in any jurisdiction to give us a perfected ownership interest (subject to any lien created by us in your favor under the basic documents or the Restructuring Act) in the transferred transition property will have been made or taken;

•	subject to the clause below regarding assumptions used in calculating the transition charges as of the transfer date, all written information, as amended or supplemented from time to time, provided by the seller to us with respect to the transition property (including the expected sinking fund schedule, the financing order and the issuance advice letter relating to the transition property) is true and correct in all material respects;

•	under the laws of the State of Texas (including the Restructuring Act) and the United States in effect on the transfer date:

•	the financing order pursuant to which the rights and interests of the seller have been created, including the right to impose, collect and receive the transition charges and, the interest in and to the transition property, has become final and non-appealable and is in full force and effect;

•	as of the issuance of the transition bonds, those transition bonds are entitled to the protection provided in the Restructuring Act and, accordingly, the related financing order, transition charges and issuance advice letter are not revocable by the Texas commission;

•	as of the issuance of the related transition bonds, the related tariff is in full force and effect and is not subject to modification by the Texas commission except for true-up adjustments made in accordance with the Restructuring Act;

•	the process by which the financing order was approved and the financing order, issuance advice letter and tariff comply with all applicable laws and regulations;

•	the issuance advice letter and the tariff have been filed in accordance with the related financing order and an officer of the seller has provided the certification to the Texas commission required by the issuance advice letter;

•	no other approval, authorization, consent, order or other action of, or filing with any governmental authority is required in connection with the creation of the transition property transferred on the transfer date, except those that have been obtained or made; and

•	under the Restructuring Act, the State of Texas has pledged that it will not take or permit any action that would impair the value of the transition property, or, except for true-up adjustments made in accordance with the Restructuring Act, reduce, alter, or impair the transition charges relating to such transition property until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the related transition bonds have been paid and performed in full, and consequently the State of Texas could not constitutionally take any action of a legislative character, including the repeal or amendment of the Restructuring Act, which would substantially limit, alter or impair the transition property or other rights vested in the bondholders pursuant to the financing order, or substantially limit, alter, impair or reduce the value or amount of the transition property, unless that action is a reasonable exercise of the State of Texas’s sovereign powers and of a character reasonable and appropriate to further a legitimate public purpose, and, under the takings clauses of the Texas and United States Constitutions, the State of Texas could not repeal or amend the Restructuring Act or take any other action in contravention of its pledge and agreement quoted above without paying just compensation to the bondholders, as determined by a court of competent jurisdiction, if doing so would constitute a permanent appropriation of a substantial property interest of the bondholders in the transition property and deprive the bondholders of their reasonable expectations arising from their investments in the transition bonds; however, there is no assurance that, even if a court were to award just compensation, it would be sufficient to pay the full amount of principal and interest on the transition bonds;

•	based on information available to the seller on the transfer date, the assumptions used in calculating the transition charges as of the transfer date are reasonable and are made in good faith; however, notwithstanding the foregoing, TCC makes no representation or warranty, express or implied, that amounts actually collected arising from those transition charges will in fact be sufficient to meet the payment obligations on the related transition bonds or that the assumptions used in calculating such transition charges will in fact be realized;

•	upon the effectiveness of the financing order, the issuance advice letter and the tariff with respect to the transferred transition property and the transfer of such transition property to us:

•	the rights and interests of the seller under the financing order, including the right to impose, collect and receive the transition charges established in the financing order, become transition property;

•	the transition property constitutes a present property right vested in us;

•	the transition property includes the right, title and interest of the seller in the financing order and the transition charges, the right to impose, collect and obtain periodic adjustments (with respect to adjustments, in the manner and with the effect provided in the servicing agreement) of the transition charges, and the rates and other charges authorized by the financing order and all revenues, claims, payments, money or proceeds of or arising from the transition charges;

•	the owner of the transition property is legally entitled to bill transition charges and collect payments in respect of the transition charges in the aggregate sufficient to pay the interest on and principal of the related transition bonds in accordance with the indenture, to pay the fees and expenses of servicing the transition bonds, to replenish the capital subaccount to the required capital level until the transition bonds are paid in full or until the last date permitted for the collection of payments in respect of the transition charges under the financing order, whichever is earlier, and the customer class allocation percentages in the financing order do not prohibit the owner of the transferred transition property from obtaining adjustments and effecting allocations to the transition charges in order to collect payments of such amounts; and

•	the transition property is not subject to any lien other than the lien created by the basic documents;

•	the seller is a corporation duly organized and in good standing under the laws of the State of Texas, with corporate power and authority to own its properties and conduct its business as currently owned or conducted;

•	the seller has the corporate power and authority to obtain the financing order and to own the rights and interests under the financing order relating to the transition bonds, to sell and assign those rights and interests to us, whereupon (subject to the effectiveness of the related issuance advice letter) such rights and interests will become transition property;

•	the seller has the corporate power and authority to execute and deliver the sale agreement and to carry out its terms, and the execution, delivery and performance of the sale agreement have been duly authorized by the seller by all necessary corporate action;

•	the sale agreement constitutes a legal, valid and binding obligation of the seller, enforceable against it in accordance with its terms, subject to customary exceptions relating to bankruptcy, creditor’s rights and equitable principles;

•	the consummation of the transactions contemplated by the sale agreement and the fulfillment of its terms do not (a) conflict with or result in a breach of any of the terms or provisions of or otherwise constitute (with or without notice or lapse of time) a default under the seller’s organizational documents or any indenture, or other agreement or instrument to which the seller is a party or by which it or any of its property is bound, (b) result in the creation or imposition of any lien upon the seller’s properties pursuant to the terms of any such indenture, agreement or other instrument (other than any liens that may be granted in our favor or any liens created by us pursuant to the Restructuring Act) or (c) violate any existing law or any existing order, rule or regulation applicable to the seller of any government authority having jurisdiction over the seller or its properties;

•	no proceeding is pending and, to the seller’s knowledge, no proceeding is threatened and no investigation is pending or threatened before any governmental authority:

•	asserting the invalidity of the Restructuring Act, any financing order, the sale agreement, the transition bonds of any series and the basic documents;

•	seeking to prevent the issuance of the transition bonds of the relevant series or the consummation of any of the transactions contemplated by the sale agreement or any of the other basic documents;

•	seeking a determination that could reasonably be expected to materially and adversely affect the performance by the seller of its obligations under, or the validity or enforceability of, the Restructuring Act, any financing order, the transition bonds of any series, the sale agreement or the other basic documents; or

•	seeking to adversely affect the federal income tax or state income or franchise tax classification of the transition bonds of any series as debt;

•	except for continuation filings under the Uniform Commercial Code and other filings under the Restructuring Act and the Uniform Commercial Code, no governmental approvals, authorizations, consents, orders or other actions or filings with any governmental authority are required for the seller to execute, deliver and perform its obligations under the sale agreement except those which have previously been obtained or made or are required to be made by the servicer in the future pursuant to the servicing agreement;

•	there is no order by any court providing for the revocation, alteration, limitation or other impairment of the Restructuring Act, the financing order, the issuance advice letter, the transferred transition property or the transition charges or any rights arising under any of them or that seeks to enjoin the performance of any obligations under the financing order; and

•	after giving effect to the sale of any transferred transition property under the sale agreement, TCC:

•	is solvent and expects to remain solvent;

•	is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes;

•	is not engaged and does not expect to engage in a business for which its remaining property represents an unreasonably small portion of its capital;

•	reasonably believes that it will be able to pay its debts as they become due; and

•	is able to pay its debts as they mature and does not intend to incur, or believes that it will not incur, indebtedness that it will not be able to repay at its maturity.

The seller will not make any representation or warranty, express or implied, that billed transition charges will be actually collected from customers.

Certain of the representations and warranties that the seller makes in the sale agreement involve conclusions of law. The seller makes those representations and warranties in order to reflect the understanding of the basis on which we are issuing the transition bonds and to reflect the agreement that if this understanding proves to be incorrect, the seller will be obligated to indemnify us.

The representations and warranties made by the seller will survive the execution and delivery of the sale agreement, will be re-made on each transfer date and may not be waived by us or the seller if such waiver would cause the transition bonds not to be rated in one of the four highest categories by each of the applicable rating agencies. The seller will not be in breach of any representation or warranty as a result of any change in law by means of any legislative enactment, constitutional amendment or voter initiative.

Covenants of the Seller

In the sale agreement, the seller makes the following covenants:

•	Subject to its right to assign its rights and obligations under the sale agreement, so long as any of the transition bonds of any series are outstanding, the seller will (a) keep in full force and effect its existence and remain in good standing under the laws of the jurisdiction of its organization, obtain and preserve its qualifications to do business in those jurisdictions necessary to protect the validity and enforceability of the sale agreement and the other basic documents or to the extent necessary to perform its obligations under the sale agreement and the other basic documents and (b) continue to operate its electric transmission and distribution system to provide service to its customers (or, if transmission and distribution are split, to provide distribution service directly to its customers).

•	Except for the conveyances under the sale agreement or any lien under the Restructuring Act for the benefit of us, the bondholders or the trustee, the seller will not sell, pledge, assign or transfer, or grant, create, incur, assume or suffer to exist any lien on, any of the transferred transition property, or any interest therein, and the seller will defend the right, title and interest of us and of the trustee on behalf of the bondholders, in, to and under the transferred transition property against all claims of third parties claiming through or under the seller. The seller also covenants that, in its capacity as seller, it will not at any time assert any lien against, or with respect to, any of the transferred transition property.

•	If the seller receives any payments in respect of the transition charges or the proceeds thereof other than in its capacity as the servicer, the seller agrees to pay all those payments to the servicer, on behalf of us, and to hold such amounts in trust for us and the trustee prior to such payment.

•	The seller will notify us and the trustee promptly after becoming aware of any lien on any of the transferred transition property, other than the conveyances under the sale agreement, or any lien under the basic documents or under the Restructuring Act or the UCC for our benefit or for the benefit of the bondholders and the trustee.

•	The seller agrees to comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any governmental authority applicable to it, except to the extent that failure to so comply would not materially adversely affect our or the trustee’s interests in the transferred transition property or under the basic documents to which the seller is a party or the seller’s performance of its obligations under the basic documents to which the seller is a party.

•	So long as any of the transition bonds are outstanding, the seller will:

•	treat the transition bonds as debt for all purposes and specifically as our debt, other than for financial reporting, state or federal regulatory or tax purposes or as required under the Public Utility Holding Company Act of 2005 and the Federal Power Act;

•	disclose in its financial statements that we and not the seller are the owner of the transferred transition property and that our assets are not available to pay creditors of the seller or its affiliates (other than us);

•	not own or purchase any transition bonds; and

•	disclose the effects of all transactions between us and the seller in accordance with generally accepted accounting principles.

•	The seller agrees that, upon the sale by the seller of transition property to us pursuant to the sale agreement:

•	to the fullest extent permitted by law, including applicable Texas commission regulations and the Restructuring Act, we will have all of the rights originally held by the seller with respect to the transition property, including the right (subject to the terms of the servicing agreement) to exercise any and all rights and remedies to collect any amounts payable by any retail customer or REP in respect of the transferred transition property, notwithstanding any objection or direction to the contrary by the seller (and the seller agrees not to make any such objection or to take any such contrary action), and

•	any payment by any retail customer or REP to us will discharge that customer’s or REP’s obligations, if any, in respect of the transferred transition property to the extent of that payment, notwithstanding any objection or direction to the contrary by the seller.

•	So long as any of the transition bonds are outstanding:

•	in all proceedings relating directly or indirectly to the transferred transition property, the seller will affirmatively certify and confirm that it has sold all of its rights and interests in and to such property (other than for financial reporting or tax purposes), and will not make any statement or reference in respect of the transferred transition property that is inconsistent with our ownership interest (other than for financial accounting or tax purposes or as required under the Public Utility Holding Company Act of 2005 and the Federal Power Act),

•	the seller will not take any action in respect of the transferred transition property except solely in its capacity as servicer pursuant to the servicing agreement or as otherwise contemplated by the basic documents,

•	the seller will not sell transition property under a separate financing order in connection with the issuance of additional transition bonds unless the rating agency condition has been satisfied, and

•	neither the seller nor the issuing entity will take any action, file any tax return, or make any election inconsistent with the treatment of the issuing entity, for federal income tax purposes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes, as a disregarded entity that is not separate from the seller (or, if relevant, from another sole owner of us, as the issuing entity).

•	The seller will execute and file the filings required by law to fully preserve, maintain, protect and perfect our ownership interest in and the trustee’s lien on the transferred transition property, including all filings required under the Restructuring Act and the Uniform Commercial Code relating to the transfer of the ownership of the rights and interests related to the transition bonds under the financing order by the seller to us and the pledge of the transferred transition property to the trustee. The seller will institute any action or proceeding necessary to compel performance by the Texas commission, the State of Texas or any of their respective agents of any of their obligations or duties under the Restructuring Act, any financing order or any issuance advice letter. The seller also will take those legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, in each case, as may be reasonably necessary (i) to protect us, the bondholders and the trustee from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation or warranty of the seller in the sale agreement and (ii) to block or overturn any attempts to cause a repeal of, modification of or supplement to the Restructuring Act, the financing order, any issuance advice letter or the rights of holders by legislative enactment or constitutional amendment that would be materially adverse to us, the trustee or the bondholder or which would otherwise cause an impairment of our rights or those of the bondholders and the trustee, and the seller will pay the costs of any such actions or proceedings.

•	Even if the sale agreement or the indenture is terminated, the seller will not, prior to the date which is one year and one day after the termination of the indenture and payment in full of the transition bonds or any other amounts owed under the indenture, petition or otherwise invoke or cause us to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against us under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official or any substantial part of our property, or ordering the winding up or liquidation of our affairs.

•	So long as any of the transition bonds are outstanding, the seller will, and will cause each of its subsidiaries to, pay all material taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a lien on the transferred transition property; provided that no such tax need be paid if the seller or any of its affiliates is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the seller or such affiliate has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

•	The seller will not withdraw the filing of any issuance advice letter with the Texas commission.

•	The seller will make all reasonable efforts to keep each tariff in full force and effect at all times.

•	Promptly after obtaining knowledge of any breach in any material respect of its representations, warranties or covenants in the sale agreement, the seller will notify us, the trustee, the Texas commission and the rating agencies of the breach.

•	The seller will use the proceeds of the sale of the transition property in accordance with the financing order and the Restructuring Act.

•	Upon our request, the seller will execute and deliver such further instruments and do such further acts as may be necessary to carry out more effectively the provisions and purposes of the sale agreement.

Indemnification

The seller will indemnify, defend and hold harmless us, the trustee (for itself and for the benefit of the bondholders) and any of our and the trustee’s respective officers, directors, employees and agents against:

•	any and all amounts of principal and interest on the transition bonds not paid when due or when scheduled to be paid,

•	any deposits required to be made by or to us under the basic documents or any financing order which are not made when required, and

•	any and all other liabilities, obligations, losses, claims, damages, payment, costs or expenses incurred by any of these persons in each case, as a result of a breach by the seller of any of its representations, warranties and covenants in the sale agreement.

The seller will indemnify us and the trustee (for itself and for the benefit of the bondholders) and each of their respective officers, directors, employees, trustees, managers, and agents for, and defend and hold harmless each such person from and against, any and all taxes (other than taxes imposed on the bondholders as a result of their ownership of a transition bonds) that may at any time be imposed on or asserted against any such person as a result of (i) the sale of the transferred transition property to us, (ii) our ownership and assignment of the transferred transition property, (iii) the issuance and sale by us of the transition bonds or (iv) the other transactions contemplated in the basic documents, including any franchise, sales, gross receipts, general corporation, tangible personal property, privilege or license taxes but excluding, any taxes imposed as a result of a failure of such person to withhold or remit taxes with respect to payments on any transition bonds.

In addition, the seller will indemnify, defend and hold harmless the trustee (for itself), our independent managers and any of our respective affiliates, officers, directors, employees and agents against any and all liabilities, obligations, losses, claims, damages, payments, costs or expenses incurred by any of these parties as a result of the seller’s breach of any of its representations and warranties or covenants contained in the sale agreement, except to the extent of such losses either resulting from the willful misconduct, bad faith or gross negligence of such indemnified persons or resulting from a breach of a representation or warranty made by such indemnified persons in the indenture or any related documents that gives rise to the seller’s breach.

The seller will indemnify the servicer (if the servicer is not the seller) for the costs of any action instituted by the servicer pursuant to the servicing agreement which are not paid as an operating expense under the indenture.

The indemnification provided for in the sale agreement will survive any repeal of, modification of, or supplement to, or judicial invalidation of, the Restructuring Act or any financing order and will survive the resignation or removal of the trustee, or the termination of the sale agreement and will rank in priority with other general, unsecured obligations of the seller.

Successors to the Seller

Any entity which becomes the successor by merger, sale, transfer, lease, management contract or otherwise to all or substantially all of the electric transmission and distribution business of TCC may assume the rights and obligations of TCC under the sale agreement. If transmission and distribution are not provided by a single entity after any such transaction, the entity which provides distribution service directly to retail customers taking service at facilities, premises or loads located in TCC’s service territory may assume TCC’s rights and obligations under the sale agreement. So long as the conditions of any such assumption are met, TCC will automatically be released from its obligations under the sale agreement. The conditions include that:

•	immediately after giving effect to any transaction referred to in this paragraph, no representation, warranty or covenant made in the sale agreement will have been breached, and no servicer default, and no event that, after notice or lapse of time, or both, would become a servicer default will have occurred and be continuing,

•	the successor must execute an agreement of assumption to perform all of the obligations of the seller under the sale agreement;

•	officers’ certificates and opinions of counsel specified in the sale agreement will have been delivered to us, the trustee and the rating agencies, and

•	the rating agencies specified in the sale agreement will have received prior written notice of the transaction.

Amendment

The sale agreement may be amended in writing by the seller and us, if notice of the amendment is provided by us to each rating agency and the rating agency condition is satisfied, with the consent of the trustee and, with respect to amendments that would increase ongoing qualified costs as defined in the financing order, the consent or deemed consent of the Texas commission. If any such amendment would adversely affect the interest of any bondholder in any material respect, the consent of the holders of a majority of each affected tranche or series of transition bonds is also required.

THE SERVICING AGREEMENT

The following summary describes the material terms and provisions of the servicing agreement pursuant to which the servicer is undertaking to service the transition property. We have filed the form of the servicing agreement as an exhibit to the registration statement of which this prospectus forms a part. This summary does not purport to be complete and is subject and qualified by reference to the provisions of the servicing agreement.

Servicing Procedures

The servicer, as our agent, will manage, service and administer, and bill and collect payments in respect of the transition property according to the terms of the servicing agreement. The servicer’s duties will include: calculating, billing and collecting the transition charges; responding to inquiries of retail customers, REPs, the Texas commission or any other governmental authority regarding the transition property; calculating electricity usage; accounting for collections; furnishing periodic reports and statements to us, the rating agencies and to the trustee; making all filings with the Texas commission and taking all other actions necessary to perfect our ownership interests in and the trustee’s lien on the transition property; making all filings and taking such other action as may be necessary to perfect the trustee’s lien on and security interest in all collateral that is not transition property; selling, as our agent, as our interests may appear, defaulted or written off accounts; and taking all necessary action in connection with true-up adjustments. The servicer is required to notify us, the trustee and the rating agencies in writing of any laws or Texas commission regulations promulgated after the execution of the servicing agreement that have a material adverse effect on the servicer’s ability to perform its duties under the servicing agreement. The servicer is also authorized to execute and deliver documents and to make filings and participate in proceedings on our behalf.

In addition, if we request, the servicer will provide to us public information about the servicer and any material information about the transition property that is reasonably available, as may be reasonably necessary to enable us to monitor the servicer’s performance, and, so long as any transition bonds are outstanding, any information necessary to calculate the transition charges applicable to each customer class. The servicer will also prepare any reports to be filed by us with the SEC and will cause to be delivered required opinions of counsel to the effect that all filings with the Texas commission necessary to preserve and protect the interests of the trustee in the transition property have been made.

Servicing Standards and Covenants

The servicing agreement will require the servicer, in servicing and administering the transition property, to employ or cause to be employed procedures and exercise or cause to be exercised the same care and diligence it customarily employs and exercises with respect to billing and collection activities it conducts for its own account and, if applicable, for others.

The servicing agreement requires the servicer to implement procedures and policies to ensure that REPs remit the transition charges collected from their retail customers to the servicer on behalf of us and the bondholders. These procedures and policies include creating and maintaining records that would permit prompt transfer of billing responsibilities in the event that a REP defaults. The servicer will also monitor payments from REPs and will take all permitted steps to ensure and collect payment by the REPs. The servicer will impose collection policies on the REPs, as permitted under each financing order and the rules of the Texas commission. Any agreement entered into between the servicer and a defaulted REP must satisfy the rating agency condition.

The servicing agreement requires the servicer to (i) manage, service, administer and make collections in respect of the transition property with reasonable care and in material compliance with applicable requirements of law, including all applicable regulations of the Texas commission, (ii) follow customary standards, policies and procedures for the industry in Texas in performing its duties, (iii) use all reasonable efforts, consistent with its customary servicing procedures, to enforce, and maintain rights in respect of, the transition property and to bill and collect the transition charges, (iv) comply with all requirements of law including all applicable regulations of the Texas commission applicable to and binding on it relating to the transition property, (v) file all notices with the Texas Commission described in the Restructuring Act and file and maintain the effectiveness of UCC financing statements with respect to the property transferred from time to time under the Sale Agreement, and (vi) take such other action on our behalf to ensure that the lien of the trustee on the Collateral remains perfected and of first priority.

The servicer is responsible for instituting any proceeding to compel performance by the State of Texas or the Texas commission of their respective obligations under the Restructuring Act, any financing order, any issuance advice letter, any true-up adjustment or any tariff. The servicer is also responsible for instituting any proceeding as may be reasonably necessary to block or overturn any attempts to cause a repeal, modification or judicial invalidation of the Restructuring Act or any financing order or the rights of holders of transition property by legislative enactment, voter initiative or constitutional amendment that would be materially adverse to holders or which would cause an impairment of the rights of the issuing entity or the holders. In any proceedings related to the exercise of the power of eminent domain by any municipality to acquire a portion of TCC’s electric distribution facilities, the servicer will assert that the court ordering such condemnation must treat such municipality as a successor to TCC under the Restructuring Act and the financing order. The servicing agreement also designates the servicer as the custodian of our records and documents. The servicing agreement requires the servicer to indemnify us, our independent managers and the trustee (for itself and for your benefit) for any negligent act or omission relating to the servicer’s duties as custodian.

The PUCT Guaranteed Transition Charge Adjustment Process

Among other things, the servicing agreement requires the servicer to file, and the Restructuring Act requires the Texas commission to approve, annual true-up adjustments to the rate at which transition charges are billed to customers. For more information on the true-up process, please read “TCC’s Financing Order—PUCT Guaranteed True-Ups”. These adjustments are to be based on actual transition charge collections and updated assumptions by the servicer as to projected future billed revenue from which transition charges are allocated, projected electricity usage during the next period, expected delinquencies and write-offs and future payments and expenses relating to the transition property and the transition bonds.

In addition to the annual true-up adjustments, the financing order provides for the servicer to make true-up adjustments more frequently during the term of the transition bonds to correct any undercollection or overcollection, as provided in the financing order, in order to assure timely payment of transition bonds based on rating agency and bondholder considerations. The servicer must, under the servicing agreement, make an interim true-up adjustment if the servicer forecasts that collections of transition charges during the next semi-annual payment period will be insufficient to make all scheduled payments of principal, interest and other amounts in respect of the transition bonds and to replenish the capital subaccount for the Bonds to its required level.

In addition, any of the following three conditions may result in an interim true-up adjustment:

•	to correct any undercollection of transition charges, regardless of cause, in order to ensure timely payment of the transition bonds based on rating agency and bondholder considerations;

•	the servicer determines that collection of transition charges for the upcoming payment date would result in a variance of more than 5% between (i) the actual amounts on deposit in the excess funds subaccount and the actual outstanding principal balances and (ii) the outstanding principal balances set forth in the target sinking fund schedule; or

•	to meet a rating agency requirement that any series of transition bonds be paid in full by the expected maturity date of any series of transition bonds.

The Texas commission must be given at least 15 days' notice prior to making either the annual true-up adjustment or an interim true-up adjustment. In the event any correction to a true-up adjustment due to mathematical errors in the calculation of the adjustment or otherwise is necessary, it will be made in a future true-up adjustment. Interim true-up adjustments may not be made more frequently than every three months if quarterly transition bond payments are required or every six months if semi-annual transition bond payments are required; however, interim adjustments may occur quarterly for any transition bonds remaining outstanding during the fourteenth and fifteenth years after the transition bonds are issued.

In addition to the annual true-up adjustment the servicer may file for a non-standard true-up adjustment if the forecasted billing units for one or more of the retail customer classes for an upcoming period decreases by more than 10% compared to the threshold billing units for such class set forth in the financing order. Non-standard true-up adjustments under the financing order must be filed with the Texas commission ninety days before the date of the proposed adjustment and will be determined by a contested proceeding limited to determining if the non-standard true-up complies with the financing order. If the Texas commission does not issue an order by the proposed adjustment date, the servicer will be allowed to implement its proposed changes and any modifications subsequently ordered by the Texas commission will be made in the next true-up filing. Any such modification could result in delays in payments on the transition bonds.

An interim true-up adjustment will allocate amounts to customer classes in the same manner as amounts were allocated in the most recent annual true-up adjustment or non-standard true-up adjustment, as applicable.

As part of each true-up adjustment, the servicer will calculate the transition charges necessary to result in:

•	all accrued and unpaid interest being paid in full,

•	the outstanding principal balance of each series equaling the amount provided in the expected sinking fund schedule,

•	the amount on deposit in the capital subaccount equaling the required capital level, and

•	all other fees, expenses and indemnities of the issuing entity (up to the authorized amounts of such payments set forth in the financing order) being paid.

The servicer will file true-up adjustments and, in accordance with the financing order, the Texas commission has the right to review the adjustments. Under the financing order, the Texas commission has fifteen days to review annual or interim true-up adjustment filings. The commission’s rights of review are limited to (i) in the case of an annual or an interim true-up adjustment, arithmetic errors and (ii) in the case of a non-standard true-up adjustment, whether the non-standard true-up complies with the provisions of the financing order. The servicer will implement adjustments to the transition charges annually, unless more frequent adjustments are required as described above.

Remittances to Collection Account

The servicer will make periodic payments on account of transition charge collections to the trustee for deposit in the collection account. The servicer will remit estimated collection payments on the transition charges to the collection account each business day. For a description of the allocation of the deposits, please read “Security for the Transition Bonds—How Funds in the Collection Account will be Allocated”. Until transition charge collections are remitted to the collection account, the servicer will not segregate them from its general funds. Please read “Risk Factors—Risks Associated With Potential Bankruptcy Proceedings of the Seller or the Servicer” in this prospectus.

The servicer will remit to the trustee transition charge collections based on its estimated system-wide charge-off percentage and the average number of days outstanding of bills. No less often than annually, the servicer and the trustee will reconcile remittances of estimated payments arising from transition charges with actual transition charge payments received by the servicer to more accurately reflect the amount of billed transition charges that should have been remitted, based on the amounts actually received. To the extent the remittances of estimated payments arising from the transition charge exceed the amounts that should have been remitted based on actual system-wide charge-offs, the servicer will be entitled to receive a payment from the trustee in an amount equal to the excess remittance, or to withhold the excess amount from any subsequent remittance to the trustee. To the extent the remittances of estimated payments arising from the transition charge are less than the amount that should have been remitted, the servicer will remit the amount of the shortfall to the trustee within two business days. Although the servicer will remit estimated payments arising from the transition charge to the trustee, the servicer is not obligated to make any payments on the transition bonds.

In the event that the servicer makes changes to its current computerized customer information system which would allow the servicer to track actual transition charge payments and/or otherwise monitor payment and collection activity more efficiently or accurately than is being done today, the servicing agreement will allow the servicer to substitute actual remittance procedures for the estimated remittance procedures described above and otherwise modify the remittance procedures described above as may be appropriate in the interests of efficiency, accuracy, cost and/or system capabilities. However, the servicer will not be allowed to make any modification or substitution that will materially adversely affect the bondholders. The servicer must also give notice to the rating agencies of any such computer system changes no later than 60 business days after the date on which all retail customer accounts are billed on the new system.

Servicing Compensation

The servicer will be entitled to receive an annual servicing fee in an amount equal to:

•	0.05% of the aggregate initial principal amount of all outstanding series of transition bonds for so long as the servicer remains TCC or an affiliate; or

•	if TCC or any of its affiliates is not the servicer, an amount agreed upon by the successor servicer and the trustee, but any amount in excess of 0.60% of the aggregate initial principal amount of all outstanding series of transition bonds must be approved by the Texas commission.

The servicing fee shall be paid semi-annually with half of the servicing fee being paid on each payment date. The servicer will also be entitled to retain any interest earnings on transition charge collections prior to remittance to the collection account. However, if the servicer has failed to remit the transition charge collections to the collection account on the same business day that the servicer received such transition charge collections on more than three occasions during the period that the transition bonds are outstanding, then thereafter the servicer will be required to pay to the trustee any interest earnings on transition charge collections received by the servicer and invested by the servicer during each collection period prior to remittance to the collection account for so long as the transition bonds remain outstanding. The trustee will pay the servicing fee on each payment date (together with any portion of the servicing fee that remains unpaid from prior payment dates) to the extent of available funds prior to the distribution of any interest on and principal of the transition bonds. So long as TCC or an affiliate, is the servicer, TCC’s servicing compensation will be included as an identified revenue credit and reduce revenue requirements for setting its transmission and distribution rates. The expenses of servicing shall likewise be included as a cost of service in setting such rates.

Servicer Representations and Warranties; Indemnification

In the servicing agreement, the servicer will represent and warrant to us, as of the date of each issuance of a series of transition bonds, among other things, that:

•	the servicer is duly organized, validly existing and is in good standing under the laws of the state of its organization (which is Texas, when TCC is the servicer), with requisite corporate or other power and authority to own its properties, to conduct its business as such properties are currently owned and such business is presently conducted by it, and to service the transition property and hold the records related to the transition property, and to execute, deliver and carry out the terms of the servicing agreement;

•	the servicer is duly qualified to do business, is in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the transition property) requires such qualifications, licenses or approvals (except where a failure to qualify would not be reasonably likely to have a material adverse effect on the servicer’s business, operations, assets, revenues or properties or to its servicing of the transition property);

•	the execution, delivery and performance of the terms of the servicing agreement have been duly authorized by all necessary action on the part of the servicer under its organizational or governing documents and laws;

•	the servicing agreement constitutes a legal, valid and binding obligation of the servicer, enforceable against it in accordance with its terms, subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

•	the consummation of the transactions contemplated by the servicing agreement does not conflict with, result in any breach of, nor constitute a default under the servicer’s organizational documents or any indenture or other agreement or instrument to which the servicer is a party or by which it or any of its property is bound, result in the creation or imposition of any lien upon the servicer’s properties pursuant to the terms of any such indenture or agreement or other instrument (other than any lien that may be granted under the basic documents or any lien created pursuant to Section 39.309 of the Restructuring Act) or violate any existing law or any existing order, rule or regulation applicable to the servicer;

•	each report or certificate delivered in connection with an issuance advice letter or delivered in connection with any filing made to the Texas commission by us with respect to the transition charges or true-up adjustments will be true and correct in all material respects, or, if based in part on or containing assumptions, forecasts or other predictions of future events, such assumptions, forecasts or predictions will be reasonably based on historical performance (and facts known to the servicer on the date such report or certificate is delivered);

•	no governmental approvals, authorizations consents, orders or other actions or filings with any governmental authority, are required for the servicer to execute, deliver and perform its obligations under the servicing agreement except those which have previously been obtained or made or are required to be made by the servicer in the future; and

•	no proceeding or investigation is pending and, to the servicer’s knowledge, no proceeding or investigation is threatened before any governmental authority having jurisdiction over the servicer or its properties, asserting the invalidity of the servicing agreement or the other basic documents, seeking to prevent issuance of transition bonds or the consummation of the transactions contemplated by the servicing agreement or other basic documents, seeking a determination that could reasonably be expected to materially and adversely affect the performance by the servicer of its obligations under or the validity or enforceability of the servicing agreement or the other basic documents or which could reasonably be expected to adversely affect the federal income tax or state income or franchise tax classification of any series of transition bonds as debt.

The servicer is not responsible for any ruling, action or delay of the Texas commission, except those caused by the servicer’s failure to file required applications in a timely and correct manner or other breach of its duties under the servicing agreement. The servicer also is not liable for the calculation of the transition charges and adjustments, including any inaccuracy in the assumptions made in the calculation, so long as the servicer has acted in good faith and has not acted in a negligent manner.

The Servicer Will Indemnify Us, Other Entities and the Texas Commission in Limited Circumstances

The servicer will indemnify, defend and hold harmless us and the trustee (for itself and for your benefit) and the independent managers and each of their respective officers, directors, employees and agents from any and all liabilities, obligations, losses, damages, payments and claims, and reasonable costs or expenses, arising as a result of:

•	the servicer’s willful misconduct, bad faith or negligence in the performance of, or reckless disregard of, its duties or observance of its covenants under the servicing agreement,

•	the servicer’s breach of any of its representations or warranties,

•	litigation and related expenses relating to its status and obligations as servicer (other than any proceeding the servicer is required to institute under the servicing agreement), and

•	any finding that interest payable to a REP with respect to disputed funds must be paid by us or from the transition property.

The servicer will not be liable, however, for any liabilities, obligations, losses, damages, payments or claims, or reasonable costs or expenses, resulting from the willful misconduct or gross negligence of the party seeking indemnification.

In addition, the servicer will agree to indemnify the Texas commission (for the benefit of retail electric customers) in connection with any liabilities, obligations, losses, damages, payments and claims, including any increase in servicing fees as described under “—Servicing Compensation,” resulting from the servicer’s willful misconduct, bad faith or negligence in performance of its duties or observance of its covenants under the servicing agreement. Any such indemnity payments made to the Texas commission for the benefit of the retail electric customers will be remitted to the trustee promptly for deposit in the applicable collection account.

The servicing agreement also provides that the servicer releases us and our independent managers, the trustee and each of our respective officers, directors and agents from any actions, claims and demands which the servicer, in the capacity of servicer or otherwise, may have against those parties relating to the transition property or the servicer’s activities, other than actions, claims and demands arising from the willful misconduct, bad faith or gross negligence of the parties.

Evidence as to Compliance

The servicing agreement will provide that the servicer will furnish annually to us, the trustee and the rating agencies, on or before March 31of each year, beginning March 31, 2007 or, if earlier, on the date on which the issuing entity’s annual report on Form 10-K is required to be filed, a report on its assessment of compliance with specified servicing criteria as required by Item 1122(a) of Regulation AB, during the preceding 12 months ended December 31(or preceding period since the closing date of the issuance of the transition bonds in the case of the first statement), together with a certificate by an officer of the servicer certifying the statements set forth therein.

The servicing agreement also provides that a firm of independent public accountants, at the servicer’s expense, will furnish annually to us, the trustee and the rating agencies on or before March 31of each year, beginning March 31, 2007 or, if earlier, on the date on which the issuing entity’s annual report on Form 10-K is required to be filed, an annual accountant’s report, which will include an attestation report that attests to and reports on the servicer’s assessment report described in the immediately preceding paragraph, to the effect that the accounting firm has performed agreed upon procedures in connection with the servicer’s compliance with its obligations under the servicing agreement during the preceding 12 months, identifying the results of the procedures and including any exceptions noted. The report will also indicate that the accounting firm providing the report is independent of the servicer within the meaning of the rules of The Public Company Accounting Oversight Board.

Copies of the above reports will be filed with the Commission. You may also obtain copies of the above statements and certificates by sending a written request addressed to the trustee.

The servicer will also be required to deliver monthly reports and copies of any filings made with the Texas commission to us and to the trustee and the rating agencies. In addition, the servicer is required to make certain disclosures to its retail customers and REPs, and must provide information about the REPs as is reasonably requested by the rating agencies.

The servicer will also be required to deliver to us, the trustee and the rating agencies monthly reports setting forth certain information relating to collections of transition charges received during the preceding calendar month and, shortly before each payment date for each series, a report setting forth the amount of principal and interest payable to bondholders on such date, the difference between the principal outstanding on the transition bonds of such series and the amounts specified in the related expected amortization schedule after giving effect to any such payments, and the amounts on deposit in the applicable capital subaccount and excess funds subaccount after giving effect to all transfers and payments to be made on such payment date. The servicer is required to file copies of these reports with the Commission.

In addition, the servicer is required to send copies of each filing or notice evidencing a true-up adjustment to us, the trustee and the rating agencies. The servicer is also required to prepare and deliver certain disclosures to its retail customers and to REPs, and to provide to the rating agencies any non-confidential and non-proprietary information about the REPs as is reasonably requested by the rating agencies.

Matters Regarding the Servicer

The servicing agreement will provide that TCC may not resign from its obligations and duties as servicer thereunder, except when TCC delivers to the trustee and the Texas commission an opinion of independent legal counsel to the effect that TCC’s performance of its duties under the servicing agreement is no longer permissible under applicable law. No resignation by TCC as servicer will become effective until a successor servicer has assumed TCC’s servicing obligations and duties under the servicing agreement.

The servicing agreement further provides that neither the servicer nor any of its directors, officers, employees, and agents will be liable to us or to the trustee, our managers, you or any other person or entity, except as provided under the servicing agreement, for taking any action or for refraining from taking any action under the servicing agreement or for good faith errors in judgment. However, neither the servicer nor any person or entity will be protected against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of its duties. The servicer and any of its directors, officers, employees or agents may rely in good faith on the advice of counsel reasonably acceptable to the trustee or on any document submitted by any person respecting any matters under the servicing agreement. In addition, the servicing agreement will provide that the servicer is under no obligation to appear in, prosecute, or defend any legal action, except as provided in the servicing agreement at our expense.

Under the circumstances specified in the servicing agreement, any entity which becomes the successor by merger, sale, transfer, lease, management contract or otherwise to all or substantially all of the servicer’s electric transmission and distribution business may assume all of the rights and obligations of the servicer under the servicing agreement. If transmission and distribution are not provided by a single entity after any such transaction, the entity which provides distribution service directly to retail customers taking service as facilities, premises located in the servicer’s service territory may assume all of the servicer’s rights and obligations under the servicing agreement. The following are conditions to the transfer of the duties and obligations to a successor servicer:

•	immediately after the transfer, no representation or warranty made by the servicer in the servicing agreement will have been breached and no servicer default or event which after notice of, lapse of time or both, would become a servicer default, has occurred and is continuing;

•	the successor to the servicer must execute an agreement of assumption to perform every obligation of the servicer under the servicing agreement;

•	the servicer has delivered to us and to the trustee an officer’s certificate and an opinion of counsel stating that the transfer complies with the servicing agreement and all conditions to the transfer under the servicing agreement have been complied with;

•	the servicer has delivered to us and to the trustee and the rating agencies an opinion of counsel stating either that all necessary filings, including those with the Texas commission, to preserve, perfect and maintain the priority of our interests in and the trustee’s lien on the transition property, have been made or that no filings are required;

•	the servicer has given prior written notice to the rating agencies; and

•	the servicer has delivered to the issuing entity, the Texas commission, the trustee and the rating agencies an opinion of independent tax counsel to the effect that, for federal income tax purposes, such transaction will not result in a material federal income tax consequence to the issuing entity or the transition bondholders.

So long as the conditions of any such assumptions are met, then the prior servicer will automatically be released from its obligations under the servicing agreement.

The servicing agreement permits the servicer to appoint any person to perform any or all of its obligations. However, unless the appointed person is an affiliate of TCC, the servicer must receive notice from the rating agencies that the appointment will not result in a reduction or withdrawal of the then current ratings on any tranche of transition bonds. In all cases, the servicer must remain obligated and liable under the servicing agreement.

Servicer Defaults

Servicer defaults under the servicing agreement will include, among other things:

•	any failure by the servicer to remit payments arising from the transition charges into the collection account as required under the servicing agreement, which failure continues unremedied for five business days after written notice from us or the trustee is received by the servicer or after discovery of the failure by an officer of the servicer;

•	any failure by the servicer to duly perform its obligations to make transition charge adjustment filings in the time and manner set forth in the servicing agreement, which failure continues unremedied for a period of five days;

•	any failure by the servicer or, if the servicer is an affiliate of TCC, by TCC to observe or perform in any material respect any covenants or agreements in the servicing agreement or the other basic documents to which it is a party in its capacity as servicer, which failure materially and adversely affects the rights of bondholders and which continues unremedied for 60 days after written notice of this failure has been given to the servicer or, if the servicer is an affiliate of TCC, by TCC by us or by the trustee or after such failure is discovered by an officer of the servicer;

•	any representation or warranty made by the servicer in the servicing agreement or any basic document will prove to have been incorrect in a material respect when made, which has a material adverse effect on us or the bondholders and which material adverse effect continues unremedied for a period of 60 days after the giving of written notice to the servicer by us or the trustee after such failure is discovered by an officer of the servicer; and

•	events of bankruptcy, insolvency, receivership or liquidation of the servicer.

Rights Upon a Servicer Default

In the event of a servicer default that remains unremedied, the trustee may, and upon the instruction of the holders of transition bonds evidencing not less than a majority in principal amount of then outstanding transition bonds of all series, the trustee will terminate all the rights and obligations of the servicer under the servicing agreement, other than the servicer’s indemnity obligation and obligation to continue performing its functions as servicer until a successor servicer is appointed. After the termination, the trustee will appoint a successor servicer who will, subject to the terms and provisions of the intercreditor agreement, succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and will be entitled to similar compensation arrangements.

In addition, when a servicer defaults, the bondholders (subject to the provisions of the indenture) and the trustee as beneficiary of any statutory lien permitted by the Restructuring Act will be entitled to (i) apply to a Travis County, Texas district court for sequestration and payment of revenues arising from the transition property, (ii) foreclose on or otherwise enforce the lien and security interests in any transition property and (iii) apply to the Texas commission for an order that amounts arising from the transition charges be transferred to a separate account for the benefit of the bondholders. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than an appointment of a bankruptcy trustee or similar official has occurred, that trustee or official may have the power to prevent the trustee or the bondholders from effecting a transfer of servicing. Please read “Risk Factors—Risks Associated With Potential Bankruptcy Proceedings of the Seller or Servicer” and “How a Bankruptcy May Affect Your Investment” in this prospectus.

The trustee may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer which satisfies criteria specified by the nationally recognized statistical rating agencies rating the transition bonds. In no event will the trustee be liable for its appointment of a successor servicer. The trustee may make arrangements for compensation to be paid to the successor servicer.

TCC is also the servicer of certain transition property sold to TCC Funding I as described in “Relationship to the Series 2002-1 Transition Bonds” and may be the servicer of certain other transition property sold in the future. We and TCC Funding I will enter into an intercreditor agreement which requires that any replacement servicer for the transition bonds also act as servicer for TCC Funding I’s transition bonds. Consequently, it may be impractical and/or difficult upon a servicer default to appoint a replacement servicer unless the holders of transition bonds issued by TCC Funding I and any future issuer of transition bonds have similarly elected to replace TCC as servicer of the transition property owned by TCC Funding I and such issuing entities. Please read “Relationship to the Series 2002-1 Transition Bonds”.

Waiver of Past Defaults

Holders of transition bonds evidencing not less than a majority in principal amount of the then outstanding transition bonds, on behalf of all bondholders, together with the Texas commission, may waive any default by the servicer in the performance of its obligations under the servicing agreement and its consequences, except a default in making any required remittances to the collection account under the servicing agreement. The servicing agreement provides that no waiver will impair the bondholders’ rights relating to subsequent defaults.

Successor Servicer

If for any reason a third-party assumes the role of the servicer under the servicing agreement, the servicing agreement will require the servicer to cooperate with us and with the trustee and the successor servicer in terminating the servicer’s rights and responsibilities under the servicing agreement, including the transfer to the successor servicer of all cash amounts then held by the servicer for remittance or subsequently acquired. The servicing agreement will provide that the servicer will be liable for the reasonable costs and expenses incurred in transferring the transition property records to the successor servicer and amending the servicing agreement to reflect such succession if such transfer is the result of a servicer default. In all other cases such costs and expenses will be paid by the party incurring them.

Amendment

The servicing agreement may be amended in writing by the servicer and us, if the rating agency condition has been satisfied, with the prior written consent of the trustee and, with respect to amendments that would increase ongoing qualified costs as defined in the applicable financing order, the consent or deemed consent of the Texas commission. If the Texas commission adopts rules or regulations the effect of which is to modify or supplement any provision of the servicing agreement related to the credit and deposit requirements for retail electric providers and which the rating agencies have confirmed will not result in a suspension, withdrawal or downgrade of the ratings on the related series of transition bonds, the servicing agreement will be so modified or supplemented on the effective date of such rule or regulation without the necessity of any further action by any party to the servicing agreement.

HOW A BANKRUPTCY MAY AFFECT YOUR INVESTMENT

Challenge to True Sale Treatment

TCC will represent and warrant that the transfer of the transition property in accordance with the sale agreement constitutes a true and valid sale and assignment of that transition property by TCC to us. It will be a condition of closing for the sale of transition property pursuant to a sale agreement that TCC will take the appropriate actions under the Restructuring Act, including filing a notice of transfer of an interest in the transition property, to perfect this sale. The Restructuring Act provides that a transfer of transition property by an electric utility to an assignee which the parties have in the governing documentation expressly stated to be a sale or other absolute transfer, in a transaction approved in a financing order, shall be treated as an absolute transfer of all the transferor’s right, title and interest, as in a “true sale” under applicable creditors’ rights principles, and not as a pledge or other financing, of the relevant transition property. We and TCC will treat such a transaction as a sale under applicable law. However, we expect that transition bonds will be reflected as debt on TCC’s consolidated financial statements. In addition, we anticipate that the transition bonds will be treated as debt of TCC for federal income tax purposes. Please read “The Restructuring Act— Recovery of Stranded Costs and Regulatory Assets for TCC and Other Texas Utilities” and “Material U.S. Federal Income Tax Consequences.” In the event of a bankruptcy of a party to a sale agreement, if a party in interest in the bankruptcy were to take the position that the transfer of the transition property to us pursuant to that sale agreement was a financing transaction and not a true sale under applicable creditors’ rights principles, there can be no assurance that a court would not adopt this position. Even if a court did not ultimately recharacterize the transaction as a financing transaction, the mere commencement of a bankruptcy of TCC and the attendant possible uncertainty surrounding the treatment of the transaction could result in delays in payments on the transition bonds.

In that regard, we note that the bankruptcy court in In re: LTV Steel Company, Inc., et al., 274 B.R. 278 (Bankr. N. D. Oh. 2001) issued an interim order that observed that a debtor, LTV Steel Company, which had previously entered into securitization arrangements with respect both to its inventory and its accounts receivable may have “at least some equitable interest in the inventory and receivables, and that this interest is property of the Debtor’s estate. sufficient to support the entry of” an interim order permitting the debtor to use proceeds of the property sold in the securitization. 274 B.R. at 285. The court based its decision in large part on its view of the equities of the case.

LTV and the securitization investors subsequently settled their dispute over the terms of the interim order and the bankruptcy court entered a final order in which the parties admitted and the court found that the pre-petition transactions constituted “true sales.” The court did not otherwise overrule its earlier ruling. The LTV memorandum opinion serves as an example of the pervasive equity powers of bankruptcy courts and the importance that such courts may ascribe to the goal of reorganization, particularly where the assets sold are integral to the ongoing operation of the debtor’s business.

We and TCC have attempted to mitigate the impact of a possible recharacterization of a sale of transition property as a financing transaction under applicable creditors’ rights principles. The sale agreement will provide that if the transfer of the applicable transition property is thereafter recharacterized by a court as a financing transaction and not a true sale, the transfer by TCC will be deemed to have granted to us on behalf of ourselves and the trustee a first priority security interest in all TCC’s right, title and Interest in and to the transition property and all proceeds thereof. In addition, the sale agreement will require the filing of a notice of security interest in the related transition property and the proceeds thereof in accordance with the Restructuring Act. As a result of this filing, we would be a secured creditor of TCC and entitled to recover against the collateral or its value. This does not, however, eliminate the risk of payment delays or reductions and other adverse effects caused by a TCC bankruptcy. Further, if, for any reason, a transition property notice is not filed under the Restructuring Act or we fail to otherwise perfect our interest in the transition property, and the transfer is thereafter deemed not to constitute a true sale, we would be an unsecured creditor of TCC.

The Restructuring Act provides that the creation, granting, perfection and enforcement of liens and security interests in Transition property are governed by the Restructuring Act and not by the Texas Business & Commerce Code. Under the Restructuring Act, a valid and enforceable lien and security interest in transition property may be created only by a financing order issued under the Restructuring Act and the execution and delivery of a security agreement with a holder of transition bonds or a trustee or agent for the holder. The lien and security interest attaches automatically from the time value is received for the transition bonds. Upon perfection through the filing of notice with the Secretary of State of Texas pursuant to rules established by the Secretary of State of Texas, the security interest shall be a continuously perfected lien and security interest in the transition property, with priority in the order of filing and take precedence over any subsequent judicial or other lien creditor. If this notice is filed within ten days after value is received for a series of transition bonds, the security interest will be perfected retroactive to the date value was received, otherwise, the security interest will be perfected as of the date of filing. None of this, however, mitigates the risk of payment delays and other adverse effects caused by a TCC bankruptcy. Further, if, for any reason, a transition property notice is not filed under the Restructuring Act or we fail to otherwise perfect our interest in the transition property sold pursuant to a sale agreement, and the transfer is thereafter deemed not to constitute a true sale, we would be an unsecured creditor of TCC.

Consolidation of the Issuing Entity and TCC

If TCC were to become a debtor in a bankruptcy case, a party in interest might attempt to substantively consolidate the assets and liabilities of TCC and us. We and TCC have taken steps to attempt to minimize this risk. Please read “AEP Texas Central Transition Funding II LLC, The Issuing Entity” in this prospectus. However, no assurance can be given that if TCC were to become a debtor in a bankruptcy case, a court would not order that our assets and liabilities be substantively consolidated with those of TCC. Substantive consolidation would result in payment of the claims of the beneficial owners of the transition bonds to be subject to substantial delay and to adjustment in timing and amount under a plan of reorganization in the bankruptcy case.

Status of Transition Property as Current Property

TCC will represent in the sale agreement, and the Restructuring Act provides, that the transition property sold pursuant to such sale agreement constitutes a current property right on the date that it is first transferred or pledged in connection with the issuance of the related series of transition bonds. Nevertheless, no assurance can be given that, in the event of a bankruptcy of TCC, a court would not rule that the applicable transition property comes into existence only as retail electric customers use electricity.

If a court were to accept the argument that the applicable transition property comes into existence only as retail electric customers use electricity, no assurance can be given that a security interest in favor of the bondholders of the related series of transition bond would attach to the related transition charges in respect of electricity consumed after the commencement of the bankruptcy case or that the applicable transition property has been sold to us. If it were determined that the applicable transition property had not been sold to us, and the security interest in favor of the transition bondholders of the related series did not attach to the applicable transition charges in respect of electricity consumed after the commencement of the bankruptcy case, then we would have an unsecured claim against TCC. If so, there would be delays and/or reductions in payments on the transition bonds of such series. Whether or not a court determined that transition property had been sold to us pursuant to a sale agreement, no assurances can be given that a court would not rule that any transition charges relating to electricity consumed after the commencement of the bankruptcy could not be transferred to us or the trustee.

In addition, in the event of a bankruptcy of TCC, a party in interest in the bankruptcy could assert that we should pay, or that we should be charged for, a portion of TCC’s costs associated with the transmission or distribution of the electricity, consumption of which gave rise to the transition charge receipts used to make payments on the transition bonds.

Regardless of whether TCC is the debtor in a bankruptcy case, if a court were to accept the argument that transition property sold pursuant to the sale agreement comes into existence only as customers use electricity, a tax or government lien or other nonconsensual lien on property of TCC arising before that transition property came into existence could have priority over our interest in that transition property. Adjustments to the transition charges may be available to mitigate this exposure, although there may be delays in implementing these adjustments.

Estimation of Claims; Challenges to Indemnity Claims

If TCC were to become a debtor in a bankruptcy case, claims, including indemnity claims, by us or the trustee against TCC as seller under the sale agreement and the other documents executed in connection therewith would be unsecured claims and would be subject to being discharged in the bankruptcy case. In addition, a party in interest in the bankruptcy may request that the bankruptcy court estimate any contingent claims that we or the trustee have against TCC. That party may then take the position that these claims should be estimated at zero or at a low amount because the contingency giving rise to these claims is unlikely to occur. If a court were to hold that the indemnity provisions were unenforceable, we would be left with a claim for actual damages against TCC based on breach of contract principles. The actual amount of these damages would be subject to estimation and/or calculation by the court.

No assurances can be given as to the result of any of the above-described actions or claims. Furthermore, no assurance can be given as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving TCC.

Enforcement of Rights by the Trustee

Upon an event of default under the indenture, the Restructuring Act permits the trustee to enforce the security interest in the transition property sold pursuant to the sale agreement in accordance with the terms of the indenture. In this capacity, the trustee is permitted to request the Texas commission or a Travis County, Texas district court to order the sequestration and payment to holders of transition bonds of all revenues arising from the applicable transition charges. There can be no assurance, however, that the Texas commission or a district court judge would issue this order after a seller bankruptcy in light of the automatic stay provisions of Section 362 of the United States Bankruptcy Code. In that event, the trustee may under the indenture seek an order from the bankruptcy court lifting the automatic stay with respect to this action by the Texas commission or a district court judge and an order requiring an accounting and segregation of the revenues arising from the transition property sold pursuant to the sale agreement. There can be no assurance that a court would grant either order.

Bankruptcy of the Servicer

The servicer is entitled to commingle the transition charges that it receives with its own funds until each date on which the servicer is required to remit funds to the trustee as specified in the servicing agreement. The Restructuring Act provides that the relative priority of a lien created under the Restructuring Act is not defeated or adversely affected by the commingling of transition charges arising with respect to the related transition property with funds of the electric utility. In the event of a bankruptcy of the servicer, a party in interest in the bankruptcy might assert, and a court might rule, that the transition charges commingled by the servicer with its own funds and held by the servicer, prior to and as of the date of bankruptcy were property of the servicer as of that date, and are therefore property of the servicer’s bankruptcy estate, rather than our property. If the court so rules, then the court would likely rule that the trustee has only a general unsecured claim against the servicer for the amount of commingled transition charges held as of that date and could not recover the commingled transition charges held as of the date of the bankruptcy.

However the court were to rule on the ownership of the commingled transition charges, the automatic stay arising upon the bankruptcy of the servicer could delay the trustee from receiving the commingled transition charges held by the servicer as of the date of the bankruptcy until the court grants relief from the stay. A court ruling on any request for relief from the stay could be delayed pending the court’s resolution of whether the commingled transition charges are our property or are property of the servicer, including resolution of any tracing of proceeds issues.

The servicing agreement will provide that the trustee, as our assignee, together with the other persons specified therein, may vote to appoint a successor servicer that satisfies the rating agency condition. The servicing agreement will also provide that the trustee, together with the other persons specified therein, may petition the Texas commission or a court of competent jurisdiction to appoint a successor servicer that meets this criterion. However, the automatic stay in effect during a servicer bankruptcy might delay or prevent a successor servicer’s replacement of the servicer. Even if a successor servicer may be appointed and may replace the servicer, a successor may be difficult to obtain and may not be capable of performing all of the duties that TCC as servicer was capable of performing. Furthermore, should the servicer enter into bankruptcy, it may be permitted to stop acting as servicer.

Bankruptcy of a Retail Electric Provider

A retail electric provider is not required to segregate the transition charges it collects from its general funds. The Restructuring Act provides that our rights to transition property are not affected by the commingling of these funds with other funds. In a bankruptcy of a retail electric provider, however, a bankruptcy court might rule that federal bankruptcy law takes precedence over the Restructuring Act and does not recognize our right to receive the collected transition charges that are commingled with other funds of a retail electric provider prior to or as of the date of bankruptcy, including transition charges associated with other series of transition bonds. If so, the collected transition charges held by a retail electric provider as of the date of bankruptcy would not be available to us to pay amounts owing on the transition bonds. In this case, we would have only a general unsecured claim against that retail electric provider for those amounts.

In addition, the bankruptcy of a retail electric provider may cause a delay in or prohibition of enforcement of various rights against the retail electric provider, including rights to require payments by the retail electric provider, rights to retain preferential payments made by the retail electric provider prior to bankruptcy, rights to require the retail electric provider to comply with financial provisions of the Restructuring Act or other state laws, rights to terminate contracts with the retail electric provider and rights that are conditioned on the bankruptcy, insolvency or financial condition of the retail electric provider.

Affiliated Retail Electric Providers

Retail electric providers will be required to remit to the servicer a fixed portion of billed transition charges except for a reasonable allowance for expected losses. As incentive collection agent compensation, a retail electric provider may retain collections from end-use customers in excess of the specified percentage remitted but is not reimbursed for collections below the specified percentage. The specified percentage will be adjusted on an annual basis to take into account the collection experience of the previous year, as demonstrated by audited reports from all retail electric providers.

In the event of a bankruptcy of TCC, a party in interest in bankruptcy could attempt to take the position that an affiliated retail electric provider had taken all or some of the risk of transition charge collections. If a court were to adopt this position, there would be an increased possibility that the court would recharacterize the transaction as a financing transaction and not a “true sale” or substantively consolidate the assets and liabilities of TCC and us.

Other risks relating to bankruptcy may be found in “Risk Factors—Risks Associated With Potential Bankruptcy Proceedings Of Retail Electric Providers.”

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the transition bonds. This discussion does not address the tax consequences to persons other than initial purchasers who are U.S. Holders (as defined below) that hold their transition bonds as capital assets within the meaning of Section 1221 of the Internal Revenue Code and it does not address all of the tax consequences relevant to investors that are subject to special treatment under the United States federal income tax laws (such as life insurance companies, retirement plans, regulated investment companies, persons who hold transition bonds as part of a “straddle”, a “hedge” or a “conversion transaction”, persons that have a “functional currency” other than the U.S. dollar, investors in pass-through entities and tax-exempt organizations). This summary also does not address the consequences to holders of the transition bonds under state, local or foreign tax laws.

This summary is based on current provisions of the Internal Revenue Code, the Treasury Regulations promulgated and proposed thereunder, judicial decisions and published administrative rulings and pronouncements of the IRS and interpretations thereof. All of these authorities and interpretations are subject to change, and any change may be apply retroactively and affect the accuracy of the opinions, statements and conclusions set forth in this discussion.

ALL PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISERS REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF TRANSITION BONDS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY FOREIGN, STATE, LOCAL OR OTHER LAWS.

Taxation of the Issuing Entity and Characterization of the Transition Bonds

Based on Revenue Procedure 2005-62, 2005-37 IRB, it is the opinion of Tax Counsel that for U.S. federal income tax purposes, (1) we will not be treated as a taxable entity separate and apart from the Seller and (2) the transition bonds will be treated as debt of TCC. By acquiring a transition bond, a transition bondholder agrees to treat the transition bond as debt for United States federal income tax purposes. This opinion is based on certain representations made by us and TCC, on the application of current law to the facts as established by the indenture and other relevant documents and assumes compliance with the indenture and such other documents as in effect on the date of issuance of the transition bonds.

Tax Consequences To U.S. Holders

Interest

Interest income on the transition bonds, payable at a fixed rate, will be includible in income by a U.S. Holder when it is received, in the case of a U.S. Holder using the cash receipts and disbursements method of tax accounting, or as it accrues, in the case of a U.S. Holder using the accrual method of tax accounting. We expect that the transition bonds will not be issued with original issue discount. If any series of transition bonds is issued with original issue discount, the prospectus supplement for that series of transition bonds will address the tax consequences of purchasing transition bonds with original issue discount.

Sale or Retirement of Transition Bonds

On a sale, exchange or retirement of a transition bond, a U.S. Holder will have taxable gain or loss equal to the difference between the amount received by the U.S. Holder and the U.S. Holder’s tax basis in the transition bond. A U.S. Holder’s tax basis in its transition bonds is the U.S. Holder’s cost, subject to adjustments. Gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if the transition bond was held for more than one year at the time of disposition. If a U.S. Holder sells the transition bond between interest payment dates, a portion of the amount received will reflect interest that has accrued on the transition bond but that has not yet been paid by the sale date. To the extent that amount has not already been included in the U.S. Holder’s income, it will be treated as ordinary interest income and not as capital gain.

Tax Consequences to Non-U.S. Holders

Withholding Taxation on Interest

Payments of interest income on the transition bonds received by a Non-U.S. Holder that does not hold its transition bonds in connection with the conduct of a trade or business in the United States, will generally not be subject to United States federal withholding tax, provided that the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of AEP entitled to vote, is not a controlled foreign corporation that is related to AEP through stock ownership, is not an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes, and AEP or its paying agent receives:

•	from a Non-U.S. Holder appropriate documentation to treat the payment as made to a foreign beneficial owner under Treasury Regulations issued under Section 1441 of the Internal Revenue Code;

•	a withholding certificate from a person claiming to be a foreign partnership and the foreign partnership has received appropriate documentation to treat the payment as made to a foreign beneficial owner in accordance with these Treasury Regulations;

•	a withholding certificate from a person representing to be a “qualified intermediary” that has assumed primary withholding responsibility under these Treasury Regulations and the qualified intermediary has received appropriate documentation from a foreign beneficial owner in accordance with its agreement with the IRS; or

•	a statement, under penalties of perjury from an authorized representative of a Financial Institution, stating that the Financial Institution has received from the beneficial owner a withholding certificate described in these Treasury Regulations or that it has received a similar statement from another Financial Institution acting on behalf of the foreign beneficial owner.

In general, it will not be necessary for a Non-U.S. Holder to obtain or furnish a United States taxpayer identification number to TCC or its paying agent in order to claim any of the foregoing exemptions from United States withholding tax on payments of interest. Interest paid to a Non-U.S. Holder will be subject to a United States withholding tax of 30% upon the actual payment of interest income, except as described above and except where an applicable income tax treaty provides for the reduction or elimination of the withholding tax. A Non-U.S. Holder generally will be taxable in the same manner as a United States corporation or resident with respect to interest income if the income is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States. Effectively connected income received by a Non-U.S. Holder that is a corporation may in some circumstances be subject to an additional “branch profits tax” at a 30% rate, or if applicable, a lower rate provided by an income tax treaty.

Capital Gains Tax Issues

A Non-U.S. Holder generally will not be subject to United States federal income or withholding tax on gain realized on the sale or exchange of transition bonds, unless:

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year and this gain is from United States sources; or

•	the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States and other requirements are satisfied.

Backup Withholding

Backup withholding of United States federal income tax may apply to payments made in respect of the transition bonds to registered owners who are not “exempt recipients” and who fail to provide certain identifying information (such as the registered owner’s taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the transition bonds to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. A U.S. Holder can obtain a complete exemption from the backup withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification). Compliance with the identification procedures described above under ”—Withholding Taxation on Interest” would establish an exemption from backup withholding for those Non-U.S. Holders who are not exempt recipients.

In addition, backup withholding of United States federal income tax may apply upon the sale of a transition bond to (or through) a broker, unless either (1) the broker determines that the seller is a corporation or other exempt recipient or (2) the seller provides, in the required manner, certain identifying information and, in the case of a Non-U.S. Holder, certifies that the seller is a Non-U.S. Holder (and certain other conditions are met). The sale must also be reported by the broker to the IRS, unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner’s non-U.S. status would be made normally on an IRS Form W-8BEN under penalty of perjury, although in certain cases it may be possible to submit other documentary evidence.

Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner’s United States federal income tax provided the required information is furnished to the IRS.

ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, known as ERISA, and Section 4975 of the Internal Revenue Code impose certain requirements on plans subject to ERISA or Section 4975 of the Internal Revenue Code. ERISA and the Internal Revenue Code also impose certain requirements on fiduciaries of a plan in connection with the investment of the assets of the plan. For purposes of this discussion, “plans” include employee benefit plans and other plans and arrangements that provide retirement income, including individual retirement accounts and annuities and Keogh plans, as well as some collective investment funds and insurance company general or separate accounts in which the assets of those plans, accounts or arrangements are invested. A fiduciary of an investing plan is any person who in connection with the assets of the plan:

•	has discretionary authority or control over the management or disposition of assets, or

•	provides investment advice for a fee.

Some plans, such as governmental plans, and certain church plans, and the fiduciaries of those plans, are not subject to ERISA requirements. Accordingly, assets of these plans may be invested in the transition bonds without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

ERISA imposes certain general fiduciary requirements on fiduciaries, including:

•	investment prudence and diversification, and

•	the investment of the assets of the plan in accordance with the documents governing the plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code also prohibit a broad range of transactions involving the assets of a plan and persons who have certain specified relationships to the plan, referred to as “parties in interest”, unless a statutory or administrative exemption is available. Parties in interest include parties in interest under ERISA and disqualified persons under the Internal Revenue Code. The types of transactions that are prohibited include:

•	sales, exchanges or leases of property;

•	loans or other extensions of credit; and

•	the furnishing of goods or services.

Certain persons that participate in a prohibited transaction may be subject to an excise tax under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 501(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the plan for any losses realized by the plan or profits realized by these persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

Regulation of Assets Included in a Plan

A fiduciary’s investment of the assets of a plan in the transition bonds may cause our assets to be deemed assets of the plan. Section 2510.3-101 of the regulations of the U.S. Department of Labor provides that the assets of an entity will be deemed to be assets of a plan that purchases an interest in the entity only if the interest that is purchased by the plan is an equity interest, equity participation by benefit plan investors is significant and none of the other exceptions contained in Section 2510.3-101 of the regulations applies. An equity interest is defined in Section 2510.3-101 of the regulations as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is no authority directly on point and unless otherwise stated in the prospectus supplement, it is anticipated that the transition bonds will be treated as indebtedness under local law without any substantial equity features.

If the transition bonds were deemed to be equity interests in us and none of the exceptions contained in Section 2510.3-101 of the regulations were applicable, then our assets would be considered to be assets of any plans that purchase the transition bonds. The extent to which the transition bonds are owned by benefit plan investors will not be monitored. If our assets were deemed to constitute “plan assets” pursuant to Section 2510.3-101 of the regulations, transactions we might enter into, or may have entered into in the ordinary course of business, might constitute non-exempt prohibited transactions under ERISA and or Section 4975 of the Internal Revenue Code.

In addition, the acquisition or holding of the transition bonds by or on behalf of a plan could give rise to a prohibited transaction if we or the trustee, TCC, any other servicer, AEP, any underwriter or certain of their affiliates has, or acquires, a relationship to an investing plan. Each purchaser of the transition bonds will be deemed to have represented and warranted that its purchase and holding of the transition bonds will not result in a prohibited transaction.

Before purchasing any transition bonds by or on behalf of a plan, you should consider whether the purchase and holding of transition bonds might result in a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and, if so, whether any prohibited transaction exemption might apply to the purchase and holding of the transition bonds.

Prohibited Transaction Exemptions

If you are a fiduciary of a plan, before purchasing any transition bonds, you should consider the availability of one of the Department of Labor’s prohibited transaction class exemptions, referred to as PTCEs, which include:

•	PTCE 75-1, which exempts certain transactions between a plan and certain broker-dealers, reporting dealers and banks;

•	PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a “qualified professional asset manager”;

•	PTCE 90-1, which exempts certain transactions between insurance company separate accounts and parties in interest;

•	PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

•	PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest; and

•	PTCE 96-23, which exempts certain transactions effected on behalf of a plan by an “in-house asset manager”.

We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment in the transition bonds by, or on behalf of, a plan or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with the investment. Even if one of these class exemptions were deemed to apply, transition bonds may not be purchased with assets of any plan if we or the trustee, TCC, any other servicer, American Electric Power Company, any underwriter or any of their affiliates:

•	has investment discretion over the assets of the plan used to purchase the transition bonds;

•	has authority or responsibility to give, or regularly gives, investment advice regarding the assets of the plan used to purchase the transition bonds, for a fee and under an agreement or understanding that the advice will serve as a primary basis for investment decisions for the assets of the plan, and will be based on the particular investment needs of the plan; or

•	unless PTCE 90-1 or 91-38 applied to the purchase and holding of the transition bonds, is an employer maintaining or contributing to the plan.

Consultation with Counsel

If you are a fiduciary which proposes to purchase the transition bonds on behalf of or with assets of a plan, you should consider your general fiduciary obligations under ERISA and you should consult with your legal counsel as to the potential applicability of ERISA and the Internal Revenue Code to any investment and the availability of any prohibited transaction exemption in connection with any investment.

PLAN OF DISTRIBUTION

We may sell the transition bonds to or through the underwriters named in the prospectus supplement by a negotiated firm commitment underwriting and public reoffering by the underwriters or another underwriting arrangement that may be specified in the prospectus supplement. We may also offer or place the transition bonds either directly or through agents. We intend that transition bonds will be offered through these various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the transition bonds may be made through a combination of these methods.

The distribution of transition bonds may be effected in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

In connection with the sale of the transition bonds, underwriters or agents may receive compensation in the form of discounts, concessions or commissions. Underwriters may sell transition bonds to dealers at prices less a concession. Underwriters may allow, and the dealers may reallow, a concession to other dealers. Underwriters, dealers and agents that participate in the distribution of the transition bonds may be deemed to be underwriters and any discounts or commissions received by them from the issuing entity and any profit on the resale of the transition bonds by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. We will identify any of these underwriters or agents, and describe any compensation we give them, in the prospectus supplement.

RISK WEIGHTING UNDER CERTAIN INTERNATIONAL CAPITAL GUIDELINES

If held by financial institutions subject to regulation in countries (other than the United States) that have adopted the 1988 International Convergence of Capital Measurement and Capital Standards of the Basel Committee on Banking Supervision (as amended, the Basel Accord), the transition bonds may attract the same risk weighting as “claims on” or “claims guaranteed by” non-central government bodies within the United States, which are accorded a 20% risk weighting. Please read “TCC’s Financing Order—PUCT Guaranteed True-Ups” and “—PUCT Guaranteed True-Ups: Entire Private Sector Default”.

We understand the United Kingdom’s Financial Services Authority has issued “individual guidance” letters to one or more investors in transactions not involving us or our affiliates that an investment in Texas transition bonds issued under the Restructuring Act can be accorded a 20% risk weighting, which is similar to the risk weighting assigned to U. S. Agency corporate securities (FNMA, FHLMC, etc.) and that this determination is based in part on the following factors, which are also present in our transaction:

•	the issuance of transition bonds has been set up by the State of Texas under the Restructuring Act to finance the transition to a deregulated electricity market in the State of Texas;

•	under the Restructuring Act and the financing order, TCC is authorized to establish us as a special purpose entity, responsible to the State of Texas and the Texas commission, to issue transition bonds;

•	we are not owned by the Texas commission or the State of Texas;

•	transition bonds are payable through transition charges, which are a financial charge on ratepayers (i.e., retail electric customers who, with certain exceptions, continue to use electricity in TCC’s service territory even if these customers elect to purchase electricity from another supplier or choose to operate new on-site generation);

•	the amount of transition charges in respect of each series of transition bonds will be set by the Texas commission at a level designed to ensure repayment of that series of transition bonds;

•	should ratepayers fail to pay the transition charges, then there is a true-up mechanism which allows us to recalculate the transition charges such that those ratepayers who do pay will make up the difference; this increase has to be approved by the Texas commission; and the State of Texas, as long as it consumes electricity, is one of these ratepayers and therefore would be a payer of last resort;

•	the Texas commission guaranteed that it will take action to ensure that the true-up mechanism is used;

•	pursuant to the Restructuring Act, the State of Texas pledges not to take any action that would impair the value of the transition property, which includes our right to impose, collect and receive transition charges and the operation of the true-up mechanism;

•	the trustee has a first priority lien on transition property and associated transition charge payments;

•	transition charges are directly and expressly linked to payments of principal and interest on transition bonds;

•	the obligation of ratepayers (including the State of Texas and local governments) to pay transition charges is unaffected by:

•	the entity from which they purchase electricity,

•	the quality of electricity service provided, so that ratepayers cannot refuse to pay transition charges because of poor service, or

•	other ratepayers finding some entitlement not to pay or initiating court actions, including actions against the State of Texas, over the transition charges.

However, we cannot assure you that the transition bonds would attract a 20% risk weighting under any national law, regulation or policy implementing the Basel Accord.

Before acquiring any transition bonds, prospective investors that are banks or bank holding companies, particularly those that are organized under the laws of any country other than the United States or of any state, territory or other political subdivision of the United States, and prospective investors that are U.S. branches and agencies of foreign banks, should consult all applicable laws, regulations and policies, as well as appropriate regulatory bodies and legal counsel, to confirm that an investment in the transition bonds is permissible and in compliance with any applicable investment or other limits.

Please read “The Restructuring Act—TCC and Other Utilities May Securitize Stranded Costs and Regulatory Assets”, “TCC’ s Financing Order—TCC's Securitization Proceeding and Financing Order”, “—PUCT Guaranteed True-Ups” and “—PUCT Guaranteed True-Ups; Entire Private Sector Default” for more information on certain of the points noted above.

RATINGS FOR THE TRANSITION BONDS

It is a condition to issuance of the transition bonds that each series or tranche be rated “Aaa” by Moody’s Investors Service Inc., “AAA” by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. and “AAA” by Fitch, Inc. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. No person is obligated to maintain the rating on any transition bonds and, accordingly, we can give no assurance that the ratings assigned to any series or tranche of the transition bonds upon initial issuance will not be lowered or withdrawn by a rating agency at any time thereafter. If a rating of any series or tranche of transition bonds is revised or withdrawn, the liquidity of this series or tranche of the transition bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the transition bonds other than the payment in full of each series or tranche of the transition bonds by the applicable series final maturity date or tranche final maturity date, as well as the timely payment of interest.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we have filed with the SEC relating to the transition bonds. This prospectus and each prospectus supplement describe the material terms of some of the documents we have filed as exhibits to the registration statement. However, this prospectus and each prospectus supplement do not contain all of the information contained in the registration statement and the exhibits. Any statements contained in this prospectus or any prospectus supplement concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete. Each statement concerning those provisions is qualified in its entirety by reference to the respective exhibit. Information filed with the SEC can be inspected at the SEC’s Internet site located at http://www.sec.gov. You may also read and copy the registration statement, the exhibits and any other documents we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E, Washington, D.C. 20549. You may obtain further information regarding the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain a copy of our filings with the SEC at no cost, by writing to or telephoning us at the following address:

AEP Texas Central Transition Funding II LLC

539 N. Carancahua Street

Suite 1700

Corpus Christi, Texas 78401

(361) 881-5398

We will also file with the SEC all of the periodic reports we are required to file under the Securities Exchange Act of 1934 and the rules, regulations or orders of the SEC thereunder.

The SEC allows us to “incorporate by reference” into this prospectus information we file with the SEC. This means we can disclose important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be part of this prospectus, unless we update or supersede that information by the information contained in a prospectus supplement or information that we file subsequently that is incorporated by reference into this prospectus. We are incorporating into this prospectus our future filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering of the transition bonds is completed. Any statement contained in this prospectus, in any prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in this prospectus, any prospectus supplement or in any separately filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus or the prospectus supplement.

LEGAL MATTERS

Certain legal matters relating to the transition bonds, including certain federal income tax matters, will be passed on by Sidley Austin LLP, counsel to TCC and the issuing entity. Certain other legal matters relating to the transition bonds will be passed on by Richards, Layton & Finger, Delaware counsel to the issuing entity, by Clark, Thomas & Winters, a Professional Corporation, Austin, Texas, regulatory counsel to TCC, by Bracewell & Giuliani LLP, Austin, Texas, Texas counsel to TCC and the issuing entity, and by Thelen, Reid & Priest LLP, New York, New York, counsel to the underwriters. Thelen, Reid & Priest LLP has represented TCC and affiliates of TCC from time to time in connection with various legal matters not relating to the offering of transition bonds covered by this prospectus.

GLOSSARY OF DEFINED TERMS

Set forth below is a list of the defined terms used in this prospectus which, except as otherwise noted in a prospectus supplement, are also used in the prospectus supplement:

AEP means American Electric Power Company, Inc.

Bankruptcy Code means Title 11 of the United States Code, as amended.

Basel Accord means the 1988 International Convergence of Capital Measurement and Capital Standards of the Basel Committee on Banking Supervision, as amended.

Basic Documents means, with respect to any series of transition bonds, the Sale Agreement, Servicing Agreement, Indenture, Intercreditor Agreement and any supplements thereto or bills of sale given by the seller and the notes evidencing the transition bonds.

Business day means any day other than a Saturday, a Sunday or a day on which banking institutions in Dallas, Texas, New York, New York, or Columbus, Ohio are, or DTC is, authorized or obligated by law, regulation or executive order to remain closed.

Clearstream means Clearstream Banking, Luxembourg, S.A.

Collateral means all of the assets of the issuing entity pledged to the trustee for the benefit of the holders of the transition bonds, which includes the transition property, all rights of the issuing entity under the sale agreement, the servicing agreement and the other documents entered into in connection with the transition bonds, all rights to the collection account and the subaccounts of the collection account, and all other property of the issuing entity relating to the transition bonds, including all proceeds.

Collection account means the segregated trust account relating to a series of transition bonds designated the collection account for that series and held by the trustee under the indenture.

DTC means the Depository Trust Company, New York, New York, and its nominee holder, Cede & Co.

Eligible Institution means (1) the corporate trust department of the trustee or a subsidiary thereof or (2) a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank) (A) which has either (i) a long-term unsecured debt rating of “AAA” by S&P and “A2” by Moody’s and if rated by Fitch, Inc., “AAA” by Fitch, Inc. or (ii) a certificate of deposit rating of “A-1 +” by S&P and “P-1” by Moody’s, or any other long-term, short-term or certificate of deposit rating acceptable to the rating agencies and (B) whose deposits are insured by the Federal Deposit Insurance Corporation.

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

Euroclear means the Euroclear System.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Financing order, as used in this prospectus, means an irrevocable order issued by the Texas commission to TCC which, among other things, governs the amount of transition bonds that may be issued and terms for collections of related transition charges. As used in a prospectus supplement, the term may be used to refer to a financing order relating to a specific series of transition bonds, including the order issued on June 21, 2006.

Fitch means Fitch Ratings.

Indenture means the indenture to be entered into between the issuing entity and the trustee, providing for the issuance of transition bonds, as the same may be amended and supplemented from time to time.

Internal Revenue Code means the Internal Revenue Code of 1986, as amended.

Issuing Entity means AEP Texas Central Transition Funding II LLC.

kWh means kilowatt-hour.

Moody’s means Moody’s Investors Service, Inc.

MWh means megawatt-hour.

Nonbypassable refers to the right of the servicer to collect the transition charges from all existing and future retail customers located within TCC’s service territory, subject to certain limitations specified in the Restructuring Act, even if those customers elect to purchase electricity from another supplier or choose to operate new on-site generation or if the utility goes out of business and its service area is acquired by another utility or is municipalized.

Non-U.S. Holder means a holder of transition bonds that is neither a U.S. Holder nor subject to rules applicable to former citizens and residents of the United States.

Payment date means the date or dates on which interest and principal are to be payable on a series of transition bonds.

POLR means a provider of last resort, which is a retail electric provider required to offer a standard retail services package for each class of retail customers it serves at a fixed rate agreed to by the Texas commission.

PTCE means a prohibited transaction class exemption of the United States Department of Labor.

Qualified costs means the costs of an electric utility recoverable through the issuance of transition bonds, including 100% of its regulatory assets and stranded costs, the costs of issuing, supporting, and servicing the transition bonds, any costs of retiring and refunding the electric utility’s existing debt and equity securities in connection with the issuance of the transition bonds, and the costs of the Texas commission of acquiring professional services for the purpose of evaluating the financing order and related matters in connection with the issuance of transition bonds.

Rating agencies means Moody’s, S&P and Fitch.

Rating agency condition means, with respect to any action, the notification in writing to each rating agency of such action and the confirmation by S&P to the servicer, the trustee and the issuing entity that such action will not result in a reduction or withdrawal of the then rating by such rating agency of any outstanding series or tranche of transition bonds.

Record date means the date or dates with respect to each payment date on which it is determined the person in whose name each transition bond is registered will be paid on the respective payment date.

Required capital level means the amount required to be funded in the capital subaccount for any series of transition bonds, which will equal 0.50% of the initial principal amount of such series unless otherwise specified in the applicable prospectus supplement.

Restructuring Act means the Texas legislation adopted in June 1999 that substantially amended the regulatory structure governing electric utilities in order to allow retail competition beginning on January 1, 2002.

Retail customer means a retail end user of electricity and related services provided by a retail electric provider via the transmission and distribution system of a utility such as TCC.

Retail electric customer means a retail customer within TCC’s service territory.

Retail electric providers or REPs means entities certified under state law that provide electricity and related services to retail electric customers within TCC’s service territory.

S&P means Standard and Poor’s, a Division of The McGraw-Hill Companies.

Sale agreement means a sale agreement to be entered into between the issuing entity and TCC, pursuant to which TCC sells and AEP Texas Central Transition Funding II LLC buys transition property.

Service territory means, with regard to TCC, the certificated service area of TCC as it existed on May 1, 1999, within which TCC may recover qualified costs through nonbypassable transition charges assessed on retail electric customers within that area.

Series supplement means a supplement to the indenture which establishes the terms of a particular series.

Servicer means TCC, acting as the servicer, and any successor or assignee servicer, which will service the applicable transition property under a servicing agreement with the issuing entity.

Servicing agreement means a servicing agreement to be entered into between the issuing entity and TCC, as the same may be amended and supplemented from time to time, pursuant to which TCC undertakes to service transition property.

TCC means AEP Texas Central Company.

TCC Funding I means AEP Texas Central Transition Funding LLC.

Texas commission means the Public Utility Commission of Texas.

Transition charges means statutorily-created, nonbypassable, consumption-based per kilowatt hour, per kilowatt or per kilovolt-Amperes charges. Transition charges are irrevocable and payable, through retail electric providers, by retail electric customers, including the State of Texas and other governmental entities, as long as they continue to use electricity at any facilities located within TCC’s service territory, even if such electricity is self-generated using new on-site generation, subject to certain limitations described in the Restructuring Act and the financing order. There is no “cap” on the level of transition charges that may be imposed on future retail electric customers, including the State of Texas and other governmental entities, as a result of the true-up mechanism.

Transition property means, with regard to TCC or the issuing entity, all of TCC’s right, title, and interest in and to certain property established pursuant to a financing order which is then transferred to the issuing entity, including the irrevocable right to impose, collect and receive transition charges payable by existing and future retail customers in TCC’s certificated service area as it existed on May 1, 1999 (other than certain exempted customers) in an amount sufficient to recover the qualified costs established in the related financing order.

Treasury Regulations means proposed or issued regulations promulgated from time to time under the Internal Revenue Code.

True-up means the PUCT guaranteed mechanism required by the financing order whereby the servicer will apply to the Texas commission for adjustments to the applicable transition charges based on actual collected transition charges and updated assumptions by the servicer as to future collections of transition charges. The Texas commission will approve properly filed adjustments. Adjustments will immediately be reflected in the customers’ next billing cycle. Any corrections for mathematical errors will be reflected in the next true-up.

Trust Indenture Act means the Trust Indenture Act of 1939, as amended.

U.S. Holder means a holder of a transition bond that is (i) a citizen or resident of the United States. (ii) a partnership or corporation (or other entity treated like a corporation for federal income tax purposes) organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, (iv) a trust with respect to which both (A) a court in the United States is able to exercise primary authority over its administration and (B) one or more United States persons have the authority to control all of its substantial decisions or (v) a trust that has elected to be treated as a United States person under applicable Treasury Regulations.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Fee	$107.00
Printing Expenses	**
Trustee Fees and Expenses	**
Legal Fees and Expenses	**
Accountants’ Fees and Expenses	**
Rating Agencies’ Fees	**
Miscellaneous	**

Total	$107.00

*	All amounts, other than the Registration Fee and the Legal Fees and Expenses, are estimates of expenses to be incurred in connection with the issuance and distribution of a series of securities in an aggregate principal amount assumed for these purposes to be equal to $1,000,000 of securities registered by this Registration Statement.
**	To be filed by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 17 of AEP Texas Central Transition Funding II LLC’s (the “Company”) Limited Liability Company Agreement provides that the member shall not have any liability for the obligations or liabilities of the Company except to the extent provided in the Delaware Limited Liability Company Act (the “Act”). Generally, under the Act the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, are solely the debts, obligations and liabilities of the Company, and no member or manager of the Company is obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member or acting as a manager of the Company.

Article 2.02-1 of the Texas Business Corporation Act permits AEP Texas Central Company (“Texas Central”), in certain circumstances, to indemnify any present or former director, officer, employee or agent of Texas Central against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with a proceeding in which any such person was, is or is threatened to be, made a party by reason of holding such office or position, but only to a limited extent for obligations resulting from a proceeding in which the person is found liable on the basis that a personal benefit was improperly received or in circumstances in which the person is found liable in a derivative suit brought on behalf of Texas Central.

Article VII of the Restated Articles of Incorporation of Texas Central provides that, to the fullest extent permitted by law, no director of the corporation shall be liable to the corporation or its shareholders.

Article IX of the Bylaws of Texas Central provides that the corporation shall indemnify any person for liability incurred because that person is or was a director or officer of the corporation provided that the director or officer acted in good faith and in a manner he or she believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe that his or her conduct was unlawful. Article IX of the Bylaws further provides that the corporation shall indemnify any director or officer of the corporation for all expenses incurred in defense of any action or suit brought in the right of the corporation provided the director or officer acted in good faith and in a manner he or she believed to be in or not opposed to the best interests of the corporation.

The above is a general summary of certain provisions of Texas Central's Articles of Incorporation and Bylaws and of the Texas Business Corporation Act and is subject in all respects to the specific and detailed provisions of Texas Central's Articles of Incorporation and Bylaws and the Texas Business Corporation Act

Texas Central maintains insurance policies insuring its directors and officers against certain obligations that may be incurred by them.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS

(a) All financial statements, schedules and historical financial information have been omitted as they are not applicable.

1.1	Form of Underwriting Agreement for the Senior Secured Transition Bonds.*

3.1	Certification of Formation of AEP Texas Central Transition Funding II LLC.*

3.2	Limited Liability Company Agreement of AEP Texas Central Transition Funding II LLC.*

4.1	Form of Indenture between the Registrant and the Indenture Trustee (including forms of the Senior Secured Transition Bonds).*

5.1	Opinion of Sidley Austin LLP with respect to legality.*

5.2	Opinion of Richards, Layton & Finger, P.A. with respect to legality.*

5.3	Opinion of Clark, Thomas & Winters, a Professional Corporation with respect to legality.*

8.1	Opinion of Sidley Austin LLP with respect to federal tax matters.*

23.1	Consent of Sidley Austin LLP (included in its opinions filed as Exhibits 5.1 and 8.1).*

23.2	Consent of Richards, Layton & Finger, P.A. (included in its opinion filed as Exhibit 5.2).*

23.3	Consent of Clark, Thomas & Winters, a Professional Corporation (included in its opinion filed as Exhibit 5.3).*

24.1	Power of Attorney.*

25.1	Form of T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York.*

99.1	Form of Servicing Agreement between the Registrant and the Servicer.*

99.2	Form of Sale Agreement between the AEP Texas Central Company and the Registrant.*

99.3	Form of Administration Agreement.*

99.4	Form of Intercreditor Agreement.*

99.5	Financing Order.*

99.6	Opinion of Sidley Austin LLP with respect to constitutional matters.*

99.7	Opinion of Bracewell & Giuliani LLP with respect to constitutional matters.*

*	To be filed by amendment.

ITEM 17. UNDERTAKINGS

(a) As to Rule 415:

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act, if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in clauses (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act that is part of this Registration Statement; and provided further, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, if the Registrant is relying on Rule 430B of the Securities Act:

(i) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) of the Securities Act shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) of the Securities Act as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) of the Securities Act for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That for purposes of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 of the Securities Act;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b) As to qualification of trust indentures:

The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, as amended (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(c) As to documents subsequently filed that are incorporated by reference:

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) As to indemnification:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Securities Act and will be governed by the final adjudication of such issue.

(e) As to incorporating by reference subsequent Exchange Act documents by third parties:

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of a third party that is incorporated by reference in this Registration Statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) As to providing certain information through an Internet Web site:

The Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in this Registration Statement. In addition, the Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this Registration Statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus and State of Ohio, on the 2nd day of August, 2006.

AEP TEXAS CENTRAL COMPANY

Michael G. Morris*
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
(i) Principal Executive Officer:

Michael G. Morris *	Chairman of the Board and Chief Executive Officer	August 2, 2006

(ii) Principal Financial Officer:

/s/ Susan Tomasky Susan Tomasky	Vice President	August 2, 2006

(iii) Principal Accounting Officer:

/s/ Joseph M. Buonaiuto Joseph M. Buonaiuto	Controller and Chief Accounting Officer	August 2, 2006

(iv) A Majority of the Directors:

Michael G. Morris*
Carl. L. English*
Thomas M. Hagan*
John B. Keane*
Venita McCellon-Allen*
Robert P. Powers*
Stephen P. Smith*
Susan Tomasky
Dennis E. Welch*

* By /s/ Susan Tomasky		August 2, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus and State of Ohio, on the 2nd day of August, 2006.

AEP TEXAS CENTRAL TRANSITION FUNDING II LLC
/s/ Stephan T. Haynes
By:	Stephan T. Haynes
Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Manager of AEP Texas Central Transition Funding II LLC:

/s/ Stephan T. Haynes Stephan T. Haynes	Manager	August 2, 2006

Manager of AEP Texas Central Transition Funding II LLC:

/s/ Stephen P. Smith Stephen P.Smith	Manager	August 2, 2006

Manager of AEP Texas Central Transition Funding II LLC:

/s/ Pamela Sutton - Hall Pamela Sutton - Hall	Manager	August 2, 2006

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

1.1	Form of Underwriting Agreement for the Senior Secured Transition Bonds.*

3.1	Certificate of Formation of AEP Texas Central Transition Funding II LLC.*

3.2	Limited Liability Company Agreement of AEP Texas Central Transition Funding II LLC.*

4.1	Form of Indenture between the Registrant and the Indenture Trustee (including forms of the Senior Secured Transition Bonds).*

5.1	Opinion of Sidley Austin LLP with respect to legality.*

5.2	Opinion of Richards, Layton & Finger, P.A. with respect to legality.*

5.3	Opinion of Clark, Thomas & Winters, a Professional Corporation with respect to legality.*

8.1	Opinion of Sidley Austin LLP with respect to federal tax matters.*

23.1	Consent of Sidley Austin LLP (included in its opinions filed as Exhibits 5.1 and 8.1).*

23.2	Consent of Richards, Layton & Finger, P.A. (included in its opinion filed as Exhibit 5.2).*

23.3	Consent of Clark, Thomas & Winters, a Professional Corporation (included in its opinion filed as Exhibit 5.3).*

24.1	Power of Attorney.*

25.1	Form of T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York.*

99.1	Form of Servicing Agreement between the Registrant and the Servicer.*

99.2	Form of Sale Agreement between the AEP Texas Central Company and the Registrant.*

99.3	Form of Administration Agreement.*

99.4	Form of Intercreditor Agreement.*

99.5	Financing Order.*

99.6	Opinion of Sidley Austin LLP with respect to constitutional matters.*

99.7	Opinion of Bracewell & Giuliani LLP with respect to constitutional matters.*

*	To be filed by amendment.